As filed with the Securities and Exchange Commission on March 29, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

REMEDIATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	75-2834498	3822

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)	(Primary Standard Industrial Classification Code Number)

4th Floor Tower B. Wanliuxingui Building, No. 28 Wanquanzhuang Road
Haidian District, Beijing, 100089
China
86-10-5872-0171

(Address, including zip code, and Telephone Number, including area code, of Registrant’s Principal Executive Offices)

_________

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000

(Name, Address, including zip code, and Telephone Number, including area code, of Agent for Service)
__________

With a copy to:
Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4159

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of shares to be registered (1)	Proposed Maximum offering price per share (2)		Proposed maximum aggregate offering price	Amount of registration fee

Common stock, par value $0.001 per share	993,742		$3.33	$3,309,160.86	$235.95

Common stock, par value $0.001 per share (3)	7,086,078		3.33	23,596,639.74	1,682.45

Common stock, par value $0.001 per share, underlying series A warrants (4)(6)	1,968,363		4.50	8,857,633.50	631.55

Common stock, par value $0.001 per share, underlying series B warrants (4)(6)	1,968,363		5.75	11,318,087.25	806.98

Common stock, par value $0.001 per share, underlying placement agent warrants (5)(6)	787,342		3.50	2,755,697.00	196.49

Common stock, par value $0.001 per share, underlying placement agent series A warrants (5)(6)	196,836		4.50	885,762.00	63.16

Common stock, par value $0.001 per share, underlying placement agent series B warrants (5)(6)	196,836		5.75	1,131,807.00	80.70

Total	13,197,560	$		$51,854,787.35	$3,697.28

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement includes an indeterminate number of shares as may become necessary to adjust the number of shares issued by the Registrant to the selling stockholders resulting from stock splits, stock dividends or similar transactions involving the common stock.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the bid and ask prices on March 24, 2010, as reported by the OTC Bulletin Board.

(3)
The shares of common stock registered hereunder are being registered for resale by selling stockholders named in the prospectus upon conversion of 7,086,078 shares of series A convertible preferred stock.

(4)
The shares of common stock registered hereunder are being registered for resale by selling stockholders named in the prospectus upon exercise of outstanding series A and series B warrants to purchase common stock.

(5)
The shares of common stock registered hereunder are being registered for resale by selling stockholders named in the prospectus upon exercise of outstanding placement agent warrants to purchase our common stock.

(6)	The registration fee has been calculated in accordance with Rule 457(g) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus	Subject to Completion, Dated March 29, 2010

REMEDIATION SERVICES, INC.

13,197,560 SHARES OF COMMON STOCK

This prospectus relates to the resale of 993,742 shares (the “Issued Shares”) of our common stock, par value $.001 per share (the “Common Stock”), 7,086,078 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of shares of our Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), and 5,117,740 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants to purchase shares of our Common Stock (the “Warrants”).  The Issued Shares, the Conversion Shares and the Warrant Shares (collectively, the “Shares”) are being offered by the selling stockholders (the “Selling Stockholders”) identified in this prospectus.

We will not receive any of the proceeds from the sale of the Issued Shares or the Conversion Shares by the Selling Stockholders. However, we will receive the proceeds from any cash exercise of Warrants to purchase the Warrant Shares to be sold hereunder. See “Use of Proceeds.” The Selling Stockholders may sell their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.”

We have agreed to pay certain expenses in connection with the registration of the Shares.

Our Common Stock is quoted on the OTC Bulletin Board under the trading symbol “RMSI.” The closing price for our Common Stock on the OTC Bulletin Board on March 24, 2010 was $4.50 per share.  You are urged to obtain current market quotations of our Common Stock before purchasing any of the Shares being offered for sale pursuant to this prospectus.

The Selling Stockholders, and any broker-dealer executing sell orders on behalf of the Selling Stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended.  Commissions received by any broker-dealer may be deemed underwriting commissions under the Securities Act of 1933, as amended.

Investing in our Common Stock involves risk. You should carefully consider the risk factors beginning on page 6 of this prospectus before purchasing shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________, 2010

5

Table of Contents

i

SUMMARY

This summary highlights material information about us that is described more fully elsewhere in this prospectus. It may not contain all of the information that you find important. You should carefully read this entire document, including the “Risk Factors” section beginning on page 6 of this prospectus and the financial statements and related notes to those statements appearing elsewhere in this prospectus before making a decision to invest in our Common Stock.

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our” and “the Company” or “China LianDi” refers collectively to Remediation  Services, Inc. and its wholly-owned subsidiaries.

OUR COMPANY

We provide downstream flow equipment and engineering services to China’s leading petroleum and petrochemical companies. Through our four operating subsidiaries located in the in the People’s Republic of China (the “PRC”) and the Hong Kong Special Administration Region of the PRC, we: (i) distribute a wide range of petroleum and petrochemical valves and equipment, including unheading units for the delayed coking process, as well as provide associated value-added technical services; (ii) provide systems integration services; and (iii) develop and market proprietary optimization software for the polymerization process. Our products and services are provided both bundled or individually, depending on the needs of the customer.

We are a pioneer in modernizing China’s delayed coking industry, and, as such, are strategically positioned to capitalize opportunistically on growth opportunities as new technologies enter our market.  For example, as part of our many potential expansion alternatives, we plan to install in the fall of 2010, and are now exploring future opportunities to assemble, clean and safe enclosed unheading units for the delayed coking process at a Chinese facility (unheading units are used in delayed coking to “unhead” or open the coke drum for the removal of the residual coke). Any facility like this would be the first of its kind in the PRC. As of December 31, 2009, we were involved in approximately 20 total projects in approximately eight provinces, cities, autonomous regions and municipalities located in China. Since our inception we have completed more than 200 projects in approximately 24 provinces, cities, autonomous regions and municipalities located in China.

Our objectives are to enhance the reputation of our brand, continue to achieve rapid growth and to strengthen our position as the leading innovator in clean technology for the petroleum and petrochemical industry in China. In the next three years we intend to strengthen our optimization software for the polymerization reaction of ethylene production, enhancing its function and reliability. We intend to leverage our current relationships in the petroleum and petrochemical industry to become a leading player in clean technology by bringing totally enclosed unheading units to China. We also intend to expand and further develop our long-term relationships with our customers, helping them to reduce their production costs and increase the efficiency and safety of their facilities.

Remediation Services Organizational Structure

Share Exchange Agreement

On February 26, 2010 (the “Closing Date”), we entered into a Share Exchange Agreement (the “Exchange Agreement”), by and among (i) China LianDi Clean Technology Engineering Ltd. (“China LianDi”) and China LianDi’s shareholders, SJ Asia Pacific Ltd., a company organized under the laws of the British Virgin Islands, which is a wholly-owned subsidiary of SJI Inc., a Jasdaq listed company organized under the law of Japan, China Liandi Energy Resources Engineering Technology Limited, a company organized under the laws of the British Virgin Islands, Hua Shen Trading (International) Limited, a company organized under the laws of the British Virgin Islands, Rapid Capital Holdings Limited, a company organized under the laws of the British Virgin Islands, Dragon Excel Holdings Limited, a company organized under the laws of the British Virgin Islands, and TriPoint Capital Advisors, LLC, a limited liability company organized under the laws of Maryland (collectively, the “China LianDi Shareholders”), who together owned shares constituting 100% of the issued and outstanding ordinary shares of China LianDi (the “China LianDi Shares”) and (ii) Reed Buley, our former principal stockholder (“Buley”). Pursuant to the terms of the Exchange Agreement, the China LianDi Shareholders transferred to us all of the China LianDi Shares in exchange for 27,354,480 shares of our Common Stock (such transaction, the “Share Exchange”). As a result of the Share Exchange, we are now a holding company, which through our operating companies in the PRC, provides downstream flow equipment and engineering services to the leading petroleum and petrochemical companies in the PRC.

Immediately prior to the Share Exchange, 4,690,000 shares of our Common Stock then outstanding were cancelled and retired, so that immediately prior to the private placement described below, we had 28,571,430 shares issued and outstanding. China LianDi also deposited $275,000 into an escrow account which amount was paid to Buley, owner of the cancelled shares, as a result of the Share Exchange having been consummated.

Private Placement

On February 26, 2010 and immediately following the Share Exchange, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (collectively, the “Investors”) for the issuance and sale in a private placement of 787,342 units (the “Units”) at a purchase price of $35 per Unit, consisting of, in the aggregate, (a) 7,086,078 shares of Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) convertible into the same number of shares of Common Stock (the “Conversion Shares”), (b) 787,342 shares of Common Stock (the “Issued Shares”), (c) three-year Series A Warrants (the “Series A Warrants”) to purchase up to 1,968,363 shares of Common Stock, at an exercise price of $4.50 per share (the “Series A Warrant Shares”), and (d) three-year Series B Warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to purchase up to 1,968,363 shares of Common Stock, at an exercise price of $5.75 per share (the “Series B Warrant Shares” and, together with the Series A Warrant Shares, the “Warrant Shares”), for aggregate gross proceeds of approximately $27.56 million (the “Private Placement”). The issuance of the Units was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D or Regulation S promulgated thereunder.

In connection with the Private Placement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, in which we agreed to file this registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the Issued Shares, the Conversion Shares and the Warrant Shares within 30 calendar days of the Closing Date, and to have this registration statement declared effective within 150 calendar days of the Closing Date or within 180 calendar days of the Closing Date in the event the SEC conducts a full review of this registration statement.  We agreed to keep this registration statement continuously effective under the Securities Act until such date as is the earlier of the date when all of the securities covered by this registration statement have been sold or the date on which such securities may be sold without any restriction pursuant to Rule144.  If we do not comply with the foregoing obligations under the Registration Rights Agreement, we will be required to pay cash liquidated damages to each investor, at the rate of 2% of the applicable subscription amount for each 30 day period in which we are not in compliance; provided, that such liquidated damages will be capped at 10% of the subscription amount of each investor and will not apply to any shares that may be sold pursuant to Rule 144 under the Securities Act, or are subject to an SEC comment with respect to Rule 415 promulgated under the Securities Act.

We also entered into a make good escrow agreement with the Investors (the “Securities Escrow Agreement”), pursuant to which China LianDi Energy Resources Engineering Technology Ltd. (the “Principal Stockholder”), an affiliate of Jianzhong Zuo, our Chief Executive Officer, President and Chairman, delivered into an escrow account 1,722,311 shares of Common Stock (the “Escrow Shares”) to be used as a share escrow for the achievement of a fiscal year 2011 net income performance threshold of $20.5 million. With respect to the 2011 performance year, if we achieve less than 95% of the 2011 performance threshold, then the Escrow Shares for such year will be delivered to the Investors in the amount of 86,115.55 shares (rounded up to the nearest whole share and pro rata based on the number of shares of Series A Preferred Stock owned by such Investor at such date) for each full percentage point by which such threshold was not achieved up to a maximum of 1,722,311 shares. Any Escrow Shares not delivered to any Investor because such Investor no longer holds shares of Series A Preferred Stock or Conversion Shares, or because the 2011 performance threshold was met, shall be returned to the Principal Stockholder.

For the purposes of the Securities Escrow Agreement, net income is defined in accordance with US GAAP and reported by us in our audited financial statements for fiscal year ended 2011; provided, however, that net income for fiscal year ended 2011 shall be increased by any non-cash charges incurred (i) as a result of the Private Placement, including without limitation, as a result of the issuance and/or conversion of the Series A Preferred Stock, and the issuance and/or exercise of the Warrants, (ii) as a result of the release of the Escrow Shares to the Principal Stockholder and/or the Investors, as applicable, pursuant to the terms of the Securities Escrow Agreement, (iii) as a result of the issuance of ordinary shares of the Principal Stockholder to its PRC shareholders, upon the exercise of options granted to such PRC shareholders by the Principal Stockholder, as of the date of the Securities Escrow Agreement, (iv) as a result of the issuance of Warrants to any placement agent and its designees in connection with the Private Placement, (v) the exercise of any Warrants to purchase Common Stock outstanding and (vi) the issuance under any performance based equity incentive plan that we adopt. Net income will also be increased to adjust for any cash or non-cash charges resulting from the payment of dividends on the Series A Preferred Stock in connection with the Private Placement.

On the Closing Date, we and China LianDi Energy Resources Engineering Technology Ltd., an affiliate of Jianzhong Zuo, our Chief Executive Officer, President and Chairman, entered into a lock-up agreement whereby such entity is prohibited from selling our securities until six (6) months after the effective date of the registration statement required to be filed under the Registration Rights Agreement. For one (1) year thereafter, it will be permitted to sell up to one-twelfth (1/12) of its initial holdings every month.

Executive Offices

Our principal executive offices are located at Unit 401-405.4/F, Tower B, Wanliuxingui Building, 28 Wanquanzhuang Road, Haidian District, Beijing, China 100089, Tel: (86) (0)10-5872 0171, Fax: (86) (0)10-5872 0181.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form S-1 that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These include statements about the Company’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Company believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Company’s current expectations and are subject to certain risks, uncertainties and assumptions. The Company’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

THE OFFERING

Common Stock being offered by Selling Stockholders	Up to 13,197,560 shares(1)

Common Stock outstanding	29,358,772 shares as of the date of this Prospectus

Common Stock outstanding after the Offering	41,562,590(2)

Use of Proceeds	We will not receive any proceeds from the sale of shares by the Selling Stockholders.

OTC Bulletin Board Symbol	RMSI

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

(1)
This prospectus relates to the resale by the Selling Stockholders of up to 13,197,560 shares of our Common Stock, including 993,742 shares of our Common Stock that are currently issued and outstanding, 7,086,078 shares of our Common Stock (the “Conversion Shares”) issuable upon the conversion of our Series A Preferred Stock, and 5,117,740 shares of our Common Stock issuable upon exercise of Warrants. The Warrant Shares are comprised of (i) 1,968,363 shares of Common Stock issuable upon exercise of Series A Warrants to purchase our Common Stock, (ii) 1,968,363 shares of Common Stock issuable upon exercise of Series B Warrants to purchase our Common Stock and (iii) 1,181,014 shares of Common Stock issuable upon exercise of placement agent Warrants to purchase our Common Stock issued to TriPoint Global Equities, LLC, as placement agent in connection with the Private Placement, and certain of its designees as set forth in this prospectus.

(2)	Assumes issuance of all Conversion Shares and Warrant Shares.

RISK FACTORS

An investment in our Common Stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto, before deciding to invest in our Common Stock. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company. If any of the following risks occur, our business, financial condition and results of operations and the value of our Common Stock could be materially and adversely affected.

Risks Related to Our Business

Key employees are essential to growing our business.

Jianzhong Zuo, Jintai Zhao, Zipeng Zhang and Junheng Su are essential to our ability to continue to grow our business. They have established relationships within the industries in which we operate. If they were to leave us, our growth strategy might be hindered, which could limit our ability to increase revenue.

In addition, we face competition for attracting skilled personnel. If we fail to attract and retain qualified personnel to meet current and future needs, this could slow our ability to grow our business, which could result in a decrease in market share.

We may need additional capital and we may not be able to obtain it at acceptable terms, or at all, which could adversely affect our liquidity and financial position.

We may need additional cash resources due to changed business conditions or other future developments. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including, but not limited to the following, and therefore may never occur:

•	investors’ perception of, and demand for, securities of similar oil and gas equipment and services/clean technology companies in China;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flow;

•	PRC governmental regulation of foreign investment in oil and gas equipment and services/clean technology companies in China;

•	economic, political and other conditions in China; and

•	PRC governmental policies relating to foreign currency borrowings.

Our failure to protect our intellectual property rights could have a negative impact on our business.

We believe our brand, trade name, copyrights and other intellectual property are critical to our success. The success of our business depends in part upon our continued ability to use our brand, trade names and copyrights to further develop and increase brand awareness. The infringement of our trade names and copyrights could diminish the value of our brand and its market acceptance, competitive advantages or goodwill. In addition, our information and operational systems, which have not been patented or otherwise registered as our property, are a key component of our competitive advantage and our growth strategy.

Monitoring and preventing the unauthorized use of our intellectual property is difficult. The measures we take to protect our brand, trade names, copyrights and other intellectual property rights may not be adequate to prevent their unauthorized use by third parties. Furthermore, application of laws governing intellectual property rights in China and abroad is uncertain and evolving, and could involve substantial risks to us. If we are unable to adequately protect our brand, trade names, copyrights and other intellectual property rights, we may lose these rights and our business, results of operations, financial condition and prospects could be materially and adversely affected.

We rely on computer software and hardware systems in managing our operations, the failure of which could adversely affect our business, financial condition and results of operations.

We are dependent upon our computer software and hardware systems in supporting our network and managing and monitoring programs on the network. In addition, we rely on our computer hardware for the storage, delivery and transmission of the data on our network. Any system failure which interrupts the input, retrieval and transmission of data or increases the service time could disrupt our normal operation. Any failure in our computer software or hardware systems could decrease our revenues and harm our relationships with our customers, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our dependence on a limited number of suppliers could adversely impact our distribution capabilities or increase our costs, which could harm our reputation or materially and adversely affect our business, results of operations and financial condition.

We import high-quality petroleum and petrochemical valves and similar equipment from a limited number of third-party suppliers, including Cameron, DeltaValve and Poyam Valves, and distribute them to our domestic clients who are large petroleum and petrochemical companies located and operating in China. The failure of a supplier to supply valves and other equipment satisfying our quality, quantity and cost requirements in a timely and efficient manner could impair our ability to distribute these products, increase our costs, and have an adverse effect on our ability to maintain our client network of domestic buyers of this machinery. The third-party suppliers from whom we import petroleum and petrochemical valves and similar equipment have not committed, contractually or otherwise, to distribute their products through us on an exclusive or a non-exclusive basis. If we fail to maintain our relationships with these suppliers or fail to develop new relationships with other suppliers, we may only be able to distribute these products at a higher cost or after lengthy delays, or may not be able to distribute these products at all. If our suppliers identify alternative sales channels, they may choose to sell to other buyers or raise their prices. As a result, we may be compelled to pay higher prices to secure our product supply, which could adversely affect our business, results of operations and financial condition.

Although our continuing relationships with DeltaValve and other manufacturers are important components of our future growth plan, there can be no assurance that we will continue to be a distributor for such manufacturers, on an exclusive or non-exclusive basis, or that we will in the future successfully consummate the expansion and investment opportunities that we seek.

In the past, we have had a strong working relationship with DeltaValve and other manufacturers and have acted as the sole distributor of DeltaValve products in China. Although we believe that our relationship with DeltaValve and other manufacturers will continue, there is no assurance that we will retain our position as sole distributor of certain DeltaValve products, or as a distributor of other manufacturers’ products. DeltaValve and other manufacturers may determine to provide licenses to distribute their products to our competitors and/or may not renew our licenses with them on terms favorable to us or at all. Furthermore, although we continually explore many potential expansion and investment opportunities in our industry with third parties such as DeltaValve, there can be no assurance that the opportunities that we pursue will ultimately be consummated, or appropriately licensed and approved. In such circumstances, we may be required to pursue other opportunities at lower margins, which could adversely affect our business, results of operations and financial condition.

We do not have a majority of independent directors serving on our Board of Directors, which could present the potential for conflicts of interest.

We do not have a majority of independent directors serving on our Board of Directors. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.

We have limited insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited insurance products. We have determined that the risks of disruption or liability from our business, the loss or damage to our property, including our facilities, equipment and office furniture, the cost of insuring for these risks, and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we do not have any business liability, disruption, litigation or property insurance coverage for our operations in China except for insurance on some company owned vehicles. Any uninsured occurrence of loss or damage to property, or litigation or business disruption may result in the incurrence of substantial costs and the diversion of resources, which could have an adverse effect on our operating results.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC, has required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Relating to Regulation of Our Business

Uncertainties with respect to the governing regulations could have a material and adverse effect on us.

There are substantial uncertainties regarding the interpretation and application of the PRC laws and regulations, including, but not limited to, the laws and regulations governing our business and our ownership of equity interest in Beijing JianXin. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to Beijing JianXin by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Our PRC operating subsidiary will be subject to restrictions on dividend payments.

We may rely on dividends and other distributions from the Beijing JianXin, our PRC subsidiary, to provide us with cash flow and to meet our other obligations. Current regulations in the PRC would permit Beijing JianXin to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, Beijing JianXin will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if the Beijing JianXin incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

PRC regulations on loans and direct investments by overseas holding companies in PRC entities may delay or prevent us to make overseas loans or additional capital contributions to Beijing JianXin.

Under the PRC laws, foreign investors may make loans to their PRC subsidiaries or foreign investors may make additional capital contributions to their PRC subsidiaries. Any loans to such PRC subsidiaries are subject to the PRC regulations and foreign exchange loan registrations, i.e. loans by foreign investors to their PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange, or SAFE, or its local branch. Foreign investors may also decide to finance their PRC subsidiaries by means of additional capital contributions. These capital contributions must be examined and approved by the Ministry of Commerce, or MOFCOM, or its local branch in advance.

Under the PRC Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China, and such classification would likely result in unfavorable tax consequences to us and our non-PRC stockholders.

On March 16, 2007, the National People’s Congress or the NPC, approved and promulgated the PRC Enterprise Income Tax Law, which we refer to as the New EIT Law. The New EIT Law took effect on January 1, 2008. Under the New EIT Law, Foreign Investment Enterprises (FIEs) and domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations.

On December 26, 2007, the State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, or the Notice, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the New EIT Law will be eligible for a five-year transition period since January 1, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the New EIT Law. From January 1, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the New EIT Law , the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate will be changed to 25% from January 1, 2008.

Under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Because the New EIT Law and its implementing rules are new, no official interpretation or application of this new “resident enterprise” classification is available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are “resident enterprises” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on offering proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

Dividends we received from Beijing JianXin may be subject to PRC withholding tax.

The New EIT Law provides that an income tax rate of 20% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises” and that do not have an establishment or place of business in the PRC, or which have such establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The income tax for non-resident enterprises shall be subject to withholding at the income source, with the payer acting as the obligatory withholder under the New EIT Law, and therefore such income taxes are generally called withholding tax in practice. The State Council of the PRC has reduced the withholding tax rate from 20% to 10% through the Implementation Rules of the New EIT Law. It is currently unclear in what circumstances a source will be considered as located within the PRC. We are an offshore holding company. Thus, if we are considered as a “non-resident enterprise” under the New EIT Law and the dividends paid to us by our subsidiary in the PRC are considered income sourced within the PRC, such dividends may be subject to a 10% withholding tax.

The new tax law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified. Any increase in our combined company’s tax rate in the future could have a material adverse effect on our financial conditions and results of operations.

Beijing JianXin is obligated to withhold and pay PRC individual income tax on behalf of our employees who are subject to PRC individual income tax. If we fail to withhold or pay such individual income tax in accordance with applicable PRC regulations, we may be subject to certain sanctions and other penalties and may become subject to liability under PRC laws.

Under PRC laws, Beijing JianXin, our PRC subsidiary, is obligated to withhold and pay individual income tax on behalf of our employees who are subject to PRC individual income tax. If the PRC Subsidiary fails to withhold and/or pay such individual income tax in accordance with PRC laws, it may be subject to certain sanctions and other penalties and may become subject to liability under PRC laws.

In addition, the State Administration of Taxation has issued several circulars concerning employee stock options. Under these circulars, our employees working in the PRC (which could include both PRC employees and expatriate employees subject to PRC individual income tax) who exercise stock options will be subject to PRC individual income tax. Our PRC subsidiary has obligations to file documents related to employee stock options with relevant tax authorities and withhold and pay individual income taxes for those employees who exercise their stock options. While tax authorities may advise us that our policy is compliant, they may change their policy, and we could be subject to sanctions.

Regulation of foreign currency’s conversion into RMB and investment by FIEs may adversely affect our PRC Subsidiary’s direct investment in China

On August 29, 2008, the SAFE issued a Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises or Notice 142, to further regulate the foreign exchange of FIEs. According to Notice 142, FIEs shall obtain verification report from a local accounting firm before converting its registered capital of foreign currency into Renminbi, and the converted Renminbi shall be used for the business within its permitted business scope. Notice 142 explicitly prohibits FIEs from using RMB converted from foreign capital to make equity investments in the PRC, unless the domestic equity investment is within the approved business scope of the FIE and has been approved by SAFE in advance.

Regulations of Overseas Investments and Listings may increase the administrative burden we face and create regulatory uncertainties.

On August 8, 2006, six PRC regulatory agencies, including MOFCOM, the CSRC, the SASAC, the SAT, the SAIC and SAFE, jointly amended and released the New M&A Rule, which took effect as of September 8, 2006. This regulation, among other things, includes provisions that purport to require that an offshore special purpose vehicle (SPV) formed for purposes of overseas listing of equity interest in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by SPVs. The CSRC approval procedures require the filing of a number of documents with the CSRC and it would take several months to complete the approval process.

The application of the New M&A Rule with respect to overseas listings of SPVs remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope of the applicability of the CSRC approval requirement.

It is not clear whether the provisions in the new regulation regarding the offshore listing and trading of the securities of a SPV applies to an offshore company such as us which owns equity interest in the PRC Operating Entity. We believe that the New M&A Rule and the CSRC approval are not required in the context of the Share Exchange under our transaction because (i) such Share Exchange is a purely foreign related transaction governed by foreign laws, not subject to the jurisdiction of PRC laws and regulations; (ii) we are not a SPV formed or controlled by PRC companies or PRC individuals; (iii) the PRC Operating Entity is a PRC wholly foreign owned enterprise, which is not owned or controlled by PRC individuals or entities; (iv) we are owned or substantively controlled by foreigners; and (v) there is no clear requirement in the New M&A Rule that would require an application to be submitted to the MOFCOM or the CSRC for the approval of the listing and trading of our company on the U.S. securities market. However, we cannot be certain that the relevant PRC government agencies, including the CSRC, would reach the same conclusion, and we still cannot rule out the possibility that CSRC may deem that the transactions effected by the Share Exchange circumvented the New M&A Rule, the PRC Securities Law and other rules and notices.

If the CSRC or another PRC regulatory agency subsequently determines that the CSRC’s approval is required for the transaction, we may face sanctions by the CSRC or another PRC regulatory agency. If this happens, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this Offering into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel the transaction.

The New M&A Rule, along with foreign exchange regulations discussed in the above subsection, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy.

Risks Associated With Doing Business In China

There are substantial risks associated with doing business in China, as set forth in the following risk factors.

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

We derive a substantial portion of ours sales from the PRC.

Substantially all of our sales are generated from the PRC. We anticipate that sales of our products in the PRC will continue to represent a substantial proportion of our total sales in the near future. Any significant decline in the condition of the PRC economy could adversely affect consumer demand of our products, among other things, which in turn would have a material adverse effect on our business and financial condition.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Chinese Renminbi. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar. Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. As a result of this policy change, Chinese Renminbi appreciated approximately 0.09% against the U.S. dollar in 2009 and 3.35% in 2008. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar. We can offer no assurance that Chinese Renminbi will be stable against the U.S. dollar or any other foreign currency.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Chinese Renminbi into foreign currency for current account items, conversion of Chinese Renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange, or SAFE, which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or that Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese Renminbi in the future. Because a significant amount of our future revenue may be in the form of Chinese Renminbi, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Chinese Renminbi to fund our business activities outside of China, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations

We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.

The Chinese government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, precedent and experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we can not assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to use revenues generated in Renminbi to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of Renminbi into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, the State Administration for Foreign Exchange, or the SAFE, regulates the conversion of the Renminbi into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our activity to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. We may have difficulty establishing adequate management, legal and financial controls in the PRC.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us and our management.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, some of our directors and executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon some of our directors and senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. It would also be difficult for investors to bring an original lawsuit against us or our directors or executive officers before a Chinese court based on U.S. federal securities laws or otherwise. Moreover, China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Because Chinese laws will govern almost all of our business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in the PRC over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in the PRC, these laws, regulations and legal requirements are relatively new. Due to the limited volume of published judicial decisions, their non-binding nature, the short history since their enactments, the discrete understanding of the judges or government agencies of the same legal provision, inconsistent professional abilities of the judicators, and the inclination to protect local interest in the court rooms, interpretation and enforcement of PRC laws and regulations involve uncertainties, which could limit the legal protection available to us, and foreign investors. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition, and results of operations. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in the PRC, regardless of outcome, may be protracted and result in substantial costs and diversion of resources and management attention.

Risks Related to our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders hold approximately 81.06% of our outstanding Common Stock. Accordingly, these stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

We cannot assure you that the Common Stock will become liquid or that it will be listed on a securities exchange.

Currently, we are quoted on the OTC Bulletin Board, where an investor may find it difficult to obtain accurate quotations as to the market value of the Common Stock. In addition, if we fail to meet the criteria set forth in SEC regulations, by law, various requirements would be imposed on broker-dealers who sell its securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the Common Stock, which may further affect its liquidity.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

There is currently only a limited public market for our Common Stock and there can be no assurance that a trading market will develop further or be maintained in the future.

The market price of our Common Stock may be volatile.

The market price of our Common Stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our Common Stock. These factors may materially and adversely affect the market price of our Common Stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

Because we became a public company by means of a reverse merger, it may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we became public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our securities since there is little incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential investors could lose confidence in our financial reporting, which could harm our business and have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to annually furnish a report by our management on our internal control over financial reporting. Such report must contain, among other matters, an assessment by our principal executive officer and our principal financial officer on the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective as of the end of our fiscal year. This assessment must include disclosure of any material weakness in our internal control over financial reporting identified by management. In addition, under current SEC rules, we will be required to obtain an attestation from our independent registered public accounting firm as to our internal control over financial reporting for our annual report on Form 10-K covering out next fiscal year. Performing the system and process documentation and evaluation needed to comply with Section 404 is both costly and challenging. During the course of our testing we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act of 2002 for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Failure to achieve and maintain an effective internal control environment could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on the price of our Common Stock.

When the registration statement required to be filed under the Registration Rights Agreement becomes effective, there will be a significant number of shares of Common Stock eligible for sale, which could depress the market price of such Common Stock.

Following the effective date of the registration statement required to be filed under the Registration Rights Agreement, a large number of shares of Common Stock would become available for sale in the public market, which could harm the market price of the stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well. Although the current holding period under Rule 144 for our Common Stock ends on March 4, 2011 (which represents one year from the date that we filed “Form 10 information” with the SEC), in general, and after March 4, 2011, a person who has held restricted shares for a period of six months may, upon filing a notification with the SEC on Form 144, sell Common Stock into the market in an amount equal to the greater of one percent of the outstanding shares or the average weekly trading volume during the last four weeks prior to such sale.

Our Common Stock is considered “penny stock.”

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of the Common Stock is currently less than $5.00 per share and therefore may be a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the Common Stock and may affect your ability to sell shares.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTC Bulletin Board securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTC Bulletin Board reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future and any return on investment may be limited to the value of our Common Stock. We plan to retain any future earning to finance growth.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares being offered by the Selling Stockholders, although we may receive additional proceeds of up to $24,948,986.75 if all of the Warrants are exercised for cash. We will not receive any additional proceeds to the extent that the Warrants are exercised by cashless exercise. We expect to use the proceeds received from the exercise of the Warrants, if any, for general working capital purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included in the financial statements. Our consolidated financial statements have been prepared in accordance with the Generally Accepted Accounting Principles of the United States of America (“US GAAP”). The following discussion and analysis contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these risks and uncertainties, please see “Risk Factors.”

We conducted minimal operations during periods up through the date of the Share Exchange. However, we have included elsewhere in this Report the historical consolidated financial statements of China LianDi, our recently acquired subsidiary.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of China LianDi for the fiscal years ended March 31, 2009 and 2008 and for the nine months ended December 31, 2009 and 2008 and should be read in conjunction with such financial statements and related notes included in this report.

Reorganization

On February 26, 2010, we entered into a share exchange agreement, pursuant to which we acquired all of the outstanding capital shares of China LianDi in exchange for a controlling interest in our shares of Common Stock.

Basis of preparation and consolidation and use of estimates

Our audited consolidated financial statements for the years ended March 31, 2009 and 2008 are prepared in accordance with US GAAP.

The consolidated financial statements include the financial statements of our company and our subsidiaries. All significant inter-company transactions and balances between our company and our subsidiaries are eliminated upon consolidation.

The interim consolidated financial statements for the nine months ended December 31, 2009 and 2008 are unaudited. In the opinion of our management, all adjustments and disclosures necessary for a fair presentation of these interim consolidated financial statements have been included. The results reported in the consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year. These interim consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with US GAAP. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying footnotes for the years ended March 31, 2009 and 2008.

The preparation of these consolidated financial statements in conformity with US GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the related disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Our management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ from these estimates under different assumptions or conditions.

Recent Accounting Pronouncements

In June 2009, the FASB established the FASB Accounting Standards Codification™ (“ASC”) as the single source of authoritative nongovernmental US GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The ASC supersedes all previously existing non-SEC accounting and reporting standards. Any prior sources of US GAAP not included in the ASC or grandfathered are not authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (“ASU”). The ASC did not change the current US GAAP but changed the approach by referencing authoritative literature by topic (each a “Topic”) rather than by type of standard. The ASC is effective for interim and annual periods ending after September 15, 2009. Adoption of the ASC did not have a material impact on our consolidated financial statements, but references in our notes to consolidated financial statements to former FASB positions, statements, interpretations, opinions, bulletins or other pronouncements are now presented as references to the corresponding Topic in the ASC.

Effective April 1, 2009, the first day of fiscal 2010, we adopted FASB ASC 350-30 and ASC 275-10-50 (formerly FSP FAS 142-3, Determination of the Useful Life of Intangible Assets), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142 (“SFAS 142”) Goodwill and Other Intangible Assets. The adoption of these revised provisions did not have a material impact on our consolidated financial statements.

Effective April 1, 2009, the first day of fiscal 2010, we adopted FASB ASC 815-10-65 (formerly SFAS 161, Disclosures about Derivative Instruments and Hedging Activities), which amends and expands previously existing guidance on derivative instruments to require tabular disclosure of the fair value of derivative instruments and their gains and losses. This provision of the ASC also requires disclosure regarding the credit-risk related contingent features in derivative agreements, counterparty credit risk, and strategies and objectives for using derivative instruments. The adoption of this ASC did not have a material impact on our consolidated financial statements.

Upon initial adoption of SFAS 157 on April 1, 2008, we adopted FASB ASC 820-10 (formerly FSP FAS 157-2, Effective Date of FASB Statement 157), which deferred the provisions of previously issued fair value guidance for nonfinancial assets and liabilities to the first fiscal period beginning after November 15, 2008. Deferred nonfinancial assets and liabilities include items such as goodwill and other nonamortizable intangibles. Effective April 1, 2009, we adopted the fair value guidance for nonfinancial assets and liabilities. The adoption of FASB ASC 820-10 did not have a material impact on our consolidated financial statements.

Effective April 1, 2009, we adopted FASB ASC 810-10-65 (formerly SFAS 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51), which amends previously issued guidance to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity. Among other requirements, this statement requires that the consolidated net income attributable to the parent and the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement. The adoption of the provisions in this ASC did not have a material impact on our consolidated financial statements.

Effective April 1, 2009, we adopted FASB ASC 805-10, (formerly SFAS 141R, Business Combinations), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in an acquiree and the goodwill acquired. In addition, the provisions in this ASC require that any additional reversal of deferred tax asset valuation allowance established in connection with fresh start reporting on January 7, 1998 be recorded as a component of income tax expense rather than as a reduction to the goodwill established in connection with the fresh start reporting. We will apply ASC 805-10 to any business combination subsequent to adoption.

Effective April 1, 2009, we adopted FASB ASC 805-20 (formerly FSP FAS 141R-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies), which amends ASC 805-10 to require that an acquirer recognize at fair value, at the acquisition date, an asset acquired or a liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value of such an asset acquired or liability assumed cannot be determined, the acquirer should apply the provisions of ASC Topic 450, Contingences, to determine whether the contingency should be recognized at the acquisition date or after such date. The adoption of ASC 805-20 did not have a material impact on our consolidated financial statements.

Effective July 1, 2009, we adopted FASB ASC 825-10-65 (formerly FSP FAS 107-1 and Accounting Principles Board 28-1, Interim Disclosures about Fair Value of Financial Instruments), which amends previous guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The adoption of FASB ASC 825-10-65 did not have a material impact on our consolidated financial statements.

Effective July 1, 2009, we adopted FASB ASC 320-10-65 (formerly FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments). Under ASC 320-10-65, an other-than-temporary impairment must be recognized if the company has the intent to sell a debt security or the company is more likely than not to be required to sell the debt security before its anticipated recovery. In addition, ASC 320-10-65 requires impairments related to credit loss, which is the difference between the present value of the cash flows expected to be collected and the amortized cost basis for each security, to be recognized in earnings while impairments related to all other factors are recognized in other comprehensive income. The adoption of ASC 320-10-65 did not have a material impact on our consolidated financial statements.

Effective July 1, 2009, we adopted FASB ASC 820-10-65 (formerly FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly), which provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset or liability has significantly decreased when compared with normal market activity for the asset or liability as well as guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have a material impact on our consolidated financial statements.

Effective July 1, 2009, we adopted FASB ASC 855-10 (formerly SFAS 165, Subsequent Events), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. Adoption of ASC 855-10 did not have a material impact on our consolidated financial statements.

In December 2008, the FASB issued ASC 715, Compensation – Retirement Benefits (formerly FASB FSP FAS 132(R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets), which expands the disclosure requirements about plan assets for defined benefit pension plans and postretirement plans. We have adopted these disclosure requirements in the quarter ended December 31, 2009. The adoption of these disclosure requirements did not have any material effect on our Consolidated Financial Statements.

In August, 2009, the FASB issued ASC Update No. 2009-05 to provide guidance on measuring the fair value of liabilities under FASB ASC 820 (formerly SFAS 157, Fair Value Measurements). We have adopted Update 2009-05 in the quarter ended December 31, 2009. The adoption of this Update did not have any material effect on our Consolidated Financial Statements.

New accounting pronouncement to be adopted

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140, (codified by ASU No. 2009-16 issued in December 2009). SFAS No. 166 limits the circumstances in which a financial asset should be derecognized when the transferor has not transferred the entire financial asset by taking into consideration the transferor’s continuing involvement. The standard requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. The concept of a qualifying special-purpose entity is removed from SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” along with the exception from applying FIN 46(R), Consolidation of Variable Interest Entities. The standard is effective for the first annual reporting period that begins after November 15, 2009 (i.e. our fiscal year ending March 31, 2011). Earlier application is prohibited. It is expected the adoption of this statement will have no material effect on our consolidated financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), (codified by ASU No. 2009-17 issued in December 2009). The standard amends FIN No. 46(R) to require a company to analyze whether its interest in a variable interest entity (“VIE”) gives it a controlling financial interest. A company must assess whether it has an implicit financial responsibility to ensure that the VIE operates as designed when determining whether it has the power to direct the activities of the VIE that significantly impact its economic performance. Ongoing reassessments of whether a company is the primary beneficiary are also required by the standard. SFAS No. 167 amends the criteria to qualify as a primary beneficiary as well as how to determine the existence of a VIE. The standard also eliminates certain exceptions that were available under FIN No. 46(R). This statement will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009 (i.e. our fiscal year ending March 31, 2011). Earlier application is prohibited. Comparative disclosures will be required for periods after the effective date. It is expected that the adoption of this statement will have no material effect on our consolidated financial statements.

In October 2009, the FASB concurrently issued the following ASUs:

•
ASU No. 2009-13—Revenue Recognition (ASC Topic 605): Multiple-Deliverable Revenue Arrangements (formerly EITF Issue No. 08-1). ASU No. 2009-13 modifies the revenue recognition guidance for arrangements that involve the delivery of multiple elements, such as product, software, services or support, to a customer at different times as part of a single revenue generating transaction. This standard provides principles and application guidance to determine whether multiple deliverables exist, how the individual deliverables should be separated and how to allocate the revenue in the arrangement among those separate deliverables. The standard also expands the disclosure requirements for multiple deliverable revenue arrangements.

•
ASU No. 2009-14—Software (ASC Topic 985): Certain Revenue Arrangements That Include Software Elements (formerly EITF Issue No. 09-3). ASU No. 2009-14 removes tangible products from the scope of software revenue recognition guidance and also provides guidance on determining whether software deliverables in an arrangement that includes a tangible product, such as embedded software, are within the scope of the software revenue guidance.

ASU No. 2009-13 and ASU No. 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt these standards on a retrospective basis, but both these standards must be adopted in the same period using the same transition method. We expect to apply these ASUs on a prospective basis for revenue arrangements entered into or materially modified beginning April 1, 2011. We are currently evaluating the potential impact these ASUs may have on our financial position and results of operations.

In October 2009, the FASB also issued ASU No. 2009-15—Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. ASU 2009-15 amends ASC 470-20, Debt with Conversion and Other Options, to provide accounting and reporting guidance for own-share lending arrangements issued in contemplation of convertible debt issuance. ASU 2009-15 is effective for fiscal year beginning on or after December 15, 2009 with retrospective application required.

In January 2010, the FASB issued the following ASU:

•
ASU No. 2010-01—Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash. This update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009 with retrospective application.

•
ASU No. 2010-02—Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This update amends Subtopic 810-10 and related guidance to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to (i) a subsidiary or group of assets that is a business or nonprofit activity; (ii) a subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity, but does not apply to: (i) sales of substantial real estate; and (ii) conveyances of oil and gas mineral rights. The amendments in this update are effective beginning the period that an entity adopts FAS 160 (now included in Subtopic 810-10).

•
ASU No. 2010-05—Compensation—Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation. This update simply codifies EITF Topic D-110, Escrowed Share Arrangements and the Presumption of Compensation issued on June 18, 2009. In EITF Topic No. D-110, SEC staff clarified that entities should consider the substance of the transaction in evaluating whether the presumption of compensation may be overcome, including whether the transaction was entered into for a reason unrelated to employment, such as to facilitate a financing transaction. In that situation, the staff generally believes that the escrowed shares should be reflected as a discount in the allocation of proceeds.

•
ASU No. 2010-06—Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This update amends Subtopic 820-10 that requires new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This update also amends Subtopic 820-10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal year beginning after December 15, 2010.

We expect that the adoption of the above updates issued in January 2010 will not have any significant impact on our financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption.

Critical Accounting Policies and Estimates

The following discussion and analysis is based upon our consolidated financial statements, which have been prepared in conformity with US GAAP. Our significant accounting policies are more fully described in the notes to the consolidated financial statements attached hereto. However, certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of the control of management. As a result they are subject to an inherent degree of uncertainty. In applying these policies, our management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, the terms of existing contracts, our observance of trends in the industry, information provided by customers and information available from other outside sources, as appropriate. The following discusses significant accounting policies and estimates.

•	Revenue recognition

Revenue is recognized when the following four criteria are met as prescribed by US Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104 (“SAB 104”): (i) persuasive evidence of an arrangement exists, (ii) product delivery has occurred or the services have been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured.

Multiple-deliverable arrangements

We derive revenue from fixed-price sale contracts with customers that may require us to deliver equipment with varied performance specifications customized to each customer and technical services for installation, integration and testing of the equipment. The contract price is inclusive of the technical services. These sale contracts include multiple deliverables. Because installation and integration are essential to the functionality of the equipment and due to the lack of objective and reliable evidence of fair value for each deliverable included in the arrangement, a combined unit of accounting is used pursuant to ASC Topic 605, “Revenue Recognition” (formerly EITF 00-21, Revenue Arrangements with Multiple Elements). In addition, the arrangement generally includes customer acceptance criteria that cannot be tested before installation and integration at the customer’s site, therefore revenue recognition is deferred until customer acceptance, as indicated by an acceptance certificate signed by the customer.

We may also provide our customers with a warranty for, in general, one year following the customer’s acceptance of the installed equipment. Some contracts require that 5% to 15% of the contract price be held as a retainer for the warranty and only due for payment by the customer upon expiration of the warranty period. For those contracts with retainer clauses, we defer the recognition of the amounts retained as revenue until expiration of the warranty period when collectability can reasonably be assured. We have not provided for warranty costs for contracts without retainer clauses, as the relevant costs were insignificant based on historical experience.

Product only

Revenue derived from sale contracts that provide for delivery of products is only recognized when the titles to the products pass to customers.

Software sale

We recognize revenue from the delivery of our optimization software when the software is delivered and accepted by the customer, pursuant to ASC Topic 985, Software (formerly Statement of Position, or SOP 97-2, Software Revenue Recognition, as amended) and in accordance with SAB 104. Cost of software revenue includes amortization of software copyright.

Service

We recognize revenue from provision of services when the service has been performed, in accordance with SAB 104.

We are subject to business tax at 5% and value added tax at 17% on the revenues earned for services provided and products sold in the PRC, respectively. We present our revenue net of business tax, related surcharges and value added tax, as well as discounts and returns. There were no product returns for the two years ended March 31, 2009 and the nine months ended December 31, 2009.

•	Deferred revenue and costs

Deferred revenue represents payments received from customers on equipment delivery and installation contracts prior to customer acceptance. As revenues are deferred, the related costs of equipment paid to suppliers are also deferred. The deferred revenue and costs are recognized in the consolidated statements of income in the period in which the criteria for revenue recognition are satisfied as discussed above.

•	Income taxes

We account for income taxes in accordance with FASB ASC Topic 740. ASC Topic 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before we are able to realize their benefits, or that future deductibility is uncertain.

In July 2006, the FASB issued ASC 740-10-25-5 through 740-10-25-7 and 740-10-25-13 (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109), which became effective for fiscal year beginning after December 15, 2006. The interpretation prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Our adoption of ASC 740-10-25-5 through 740-10-25-7 and 740-10-25-13 did not result in any adjustments to the opening balance of our retained earnings as of April 1, 2007.

British Virgin Islands

Our holding company, being incorporated in the British Virgin Islands (“BVI”), is not subject to any income tax in the BVI.

Hong Kong

Hua Shen, PEL HK and Bright Flow are subject to Hong Kong income tax on their taxable income derived from trade or businesses carried out in Hong Kong at 16.5% for the year ended March 31, 2009 and the nine months ended December 31, 2009, and 17.5% for the year ended March 31, 2008.

PRC

In March 2007, the PRC government enacted the PRC Enterprise Income Tax Law (“New EIT Law”), and promulgated related regulation, implementing regulations for the PRC Enterprise Income Tax Law. The law and regulation became effective January 1, 2008. The PRC Enterprise Income Tax Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises registered in the PRC.

Beijing JianXin being established in the PRC is generally subject to PRC income tax. Beijing JianXin has been recognized by the relevant PRC tax authority as a software enterprise with its own software product and is entitled to tax preferential treatment – a two years tax holiday through EIT exemption from its first profitable year and a 50% reduction on its EIT rate for the three ensuing years.

•	Comprehensive income

FASB ASC Topic 220 Comprehensive Income establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from foreign currency translation adjustments.

•	Foreign currency

We use United States dollars (“US$”) for financial reporting purposes. Our subsidiaries maintain their books and records in their respective functional currency, Chinese Renminbi (“RMB”) and Hong Kong dollars (“HK$”), being the lawful currency in the PRC and Hong Kong, respectively. Assets and liabilities of the subsidiaries are translated from RMB or HK$ into US$ using the applicable exchange rates prevailing at the balance sheet date. Items on the statements of income and comprehensive income and cash flows are translated at average exchange rates during the reporting period. Equity accounts are translated at historical rates. Adjustments resulting from the translation of our financial statements are recorded as accumulated other comprehensive income.

The exchange rates used to translate amounts in RMB and HK$ into US$ for the purposes of preparing our consolidated financial statements are as follows:

	December 31, 2009	March 31, 2009	March 31, 2008
Balance sheet items, except for equity accounts	US$1=RMB6.8282	US$1=RMB6.8359	US$1=RMB7.0190
	US$1=HK$7.7551	US$1=HK$7.7502	US$1=HK$7.7821
Items in statements of income and cash flows	US$1=RMB6.8296	US$1=RMB6.8670	US$1=RMB7.4606
	US$1= HK$7.7512	US$1= HK$7.7769	US$1=HK$7.7991

No representation is made that the RMB and HK$ amounts could have been, or could be, converted into US$ at the above rates.

While RMB is not a freely convertible currency, its value against US$ and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of RMB may materially affect our financial condition in terms of US$ reporting. The exchange rates used to translate amounts in RMB into US$ are based on the rates quoted by the People’s Bank of China.

A.	Results of Operations for the years ended March 31, 2009 and 2008 and for the nine months ended December 31, 2009 and 2008

The following table sets forth a summary, for the periods indicated, of our consolidated results of operations. Our historical results presented below are not necessarily indicative of the results that may be expected for any future period. All amounts are presented in US$.

	Nine months ended December 31,		Year ended March 31
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)

NET REVENUE	$45,604,199	$8,221,549	$31,265,285	$6,849,284
Cost of revenue	(31,986,380)	(5,868,198)	(21,404,779)	(3,216,227)

Gross profit	13,617,819	2,353,351	9,860,506	3,633,057

Operating expenses:
Selling	(816,281)	(865,090)	(1,228,481)	(313,251)
General and administrative	(863,061)	(752,782)	(1,177,820)	(263,757)
Research and development	(40,432)	(31,223)	(42,158)	–

Total operating expenses	(1,719,774)	(1,649,095)	(2,448,459)	(577,008)

Income from operations	11,898,045	704,256	7,412,047	3,056,049

Other income (expenses), net
Interest income	48,121	31,278	48,390	21,820
Interest and bank charges	(402,674)	(236,051)	(366,232)	(46,313)
Exchange gains (losses), net	(479,188)	317,851	37,695	14,705
Value added tax refund	220,758	–	–	–
Other	19,072	(18,162)	(3,196)	(11,433)
	(593,911)	94,916	(283,343)	(21,221)

IncIncome before income tax	11,304,134	799,172	7,128,704	3,034,828

Income tax expense	(817)	(3,985)	(41,720)	(23,594)

NET INCOME	11,303,317	795,187	7,086,984	3,011,234

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	17,427	(14,942)	43,119	12,574

TOTAL COMPREHENSIVE INCOME	$11,320,744	$780,245	$7,130,103	$3,023,808

Net Revenue:

Net revenue represented our gross revenue net of business tax and related surcharges as well as discounts and returns.

	Nine months ended December 31,		Year ended March 31
	2009	2008	2009	2008
	US$ M	US$ M	US$ M	US$ M
	(Unaudited)	(Unaudited)

Gross Revenue	45.88	8.23	31.69	6.85
Net of sales tax	(0.28)	(0.01)	(0.43)	–
Net Revenue	45.60	8.22	31.26	6.85

The following tables set out the analysis of our net revenue:

	Nine months ended December 31,		Year ended March 31
	2009	2008	2009	2008
	US$ M	US$ M	US$ M	US$ M
	(Unaudited)	(Unaudited)

Sales of industrial valves and other equipment with related technical services	39.15	8.22	25.95	3.90
Sales of data processing software	6.43	–	4.79	2.95
Technical consultancy services	0.02	–	0.52	–
	45.60	8.22	31.26	6.85

We generated our revenue from delivery of equipment with the related technical engineering services (including but not limited to installation, integration and system testing), and sales of our optimization software. Generally, sales of equipment, the related technical services as well as the optimization software are included in one agreement as a total solution package. However, in some cases, customers sign agreements with us to purchase equipment, software products or consultancy services individually. Under the total solution agreements, we do not have objectives or reliable evidence for us to separate our total revenue amount into separate categories. Therefore, the revenue amount indicated as sales of software and technical consultancy services in the above tables was calculated based on total revenue amount of individual agreements.

Our total gross revenue increased significantly to US$31.7 million for the year ended March 31, 2009 from US$6.9 million for the year ended March 31, 2008. For the nine months ended December 31, 2009, our total gross revenue also increased significantly to US$45.9 million from US$8.2 million for the same period in 2008. This was mainly due to the significant increase of the distribution and service contracts we signed with our customers and the successful and timely implementation of our contracts. These achievements were mainly a result of our successful establishment of an experienced sales and implementation team. As a result, we have earned a good reputation among our customers.

We have served the Chinese petroleum and petrochemical industries since 2004 through our four operating subsidiaries. We spent one year working to establish relationships with well-known international industrial equipment manufacturers, such as Cameron, DeltaValve and PoyamValves, which has allowed us to become a leading distributor in China. We also exerted tremendous efforts in analyzing the domestic market and the local customers’ needs. As a result, we are one of the few domestic companies able to provide localized services for international companies lacking local offices in China. This process also allowed us to meet the high standards and requirements set by our customers, the major petroleum and petrochemical companies in China, and to become an approved and respected vendor. Along with the rapid growth of the petroleum and petrochemical industries and the rapid growth of the fixed assets investments within these industries, we successfully increased the size and scope of projects performed for our customers in the second half of 2008 and all of 2009. With the successful implementation of our contracts, we were able to recognize revenue once the products were delivered and the related engineering services were accepted by our customers.

The revenue amount we received from our customers for the successful delivery of the equipment prior to the completion of related technical services and the delivery of acceptance certificate was recorded as deferred revenue. As of December 31, 2009, approximately US$2.6 million was recorded as deferred revenue. As of the years ended March 31, 2009 and 2008, approximately US$18.9 million and US$5.7 million were recorded as deferred revenue, respectively.

Cost of sales:

Cost of sales consist of the equipment purchase cost recognized in-line with the contract revenue which is recognized in each reporting period and the amortization amount of our software copyright. Our total cost of sales increased significantly to US$21.4 million for the year ended March 31, 2009 from US$3.2 million for the year ended March 31, 2008. For the nine months ended December 31, 2009, our total cost of sales also increased significantly to US$32.0 million from US$5.9 million for the same period in 2008. These increases are in-line with the increases in our total revenue recognized in each reporting period.

Gross margin:

	Nine months ended December 31,		Year ended March 31
	2009	2008	2009	2008
	US$ M	US$ M	US$ M	US$ M
	(Unaudited)	(Unaudited)

Net Revenue	45.60	8.22	31.26	6.85
Cost of sales	31.98	5.87	21.40	3.22
Gross margin	13.62	2.35	9.86	3.63
Overall gross margin (%)	30%	29%	32%	53%

The level of our overall gross margin was affected by the relative percentage of our separate software sales volume for each reporting period. As of the years ended March 31, 2009 and 2008, and the nine months ended December 31, 2009 and 2008, there were no software sales being included in the total solution agreement with our customers. The cost of our software sales consisted of the amortization of our purchased software copyright. Other direct installation and testing cost related to the software sales was insignificant based on our historical experience, and we did not separate these software related expenses from our total expenses in the normal course of business.

The relatively higher overall gross margin of approximately 53% achieved for the year ended March 31, 2008 was mainly due to 43% of our revenue coming from software sales, which we believe have a general gross margin of about 85%-95%. Gross margin of 32% in fiscal year 2009 dropped from 53% in fiscal year 2008 due to a greater percentage of equipment sales and related technical services in the overall revenue mix. We believe that our overall gross margin of the equipment sales and related technical services is approximately 25%-35%. Our overall gross margin for the nine months ended December 31, 2009 was relatively lower at approximately 30%, due to lower margin contracts we signed with a few key customers in order to further develop these important relationships. Going forward, we expect modestly higher gross margins due to our improving client relationships and enhanced reputation as an established innovator in this industry.

Operating expense

Our operating expenses include: selling expenses, general and administrative expenses and research and development expenses.

The following tables set forth the analysis of our operating expenses:

	Nine months ended December 31,				Year ended March 31
	2009		2008		2009		2008
	US$ M		US$ M		US$ M		US$ M
	(Unaudited)		(Unaudited)
		% of		% of		% of		% of
		Revenue		Revenue		Revenue		Revenue

Net revenue	45.60	100%	8.22	100%	31.26	100%	6.85	100%
– selling expenses	0.82	2%	0.87	11%	1.23	4%	0.31	5%
– G&A expenses	0.86	2%	0.75	9%	1.18	4%	0.26	4%
– R&D expenses	0.04	0.09%	0.03	0.4%	0.04	0.1%	–	–
Total Operating expenses	1.72	4%	1.65	20%	2.45	8%	0.58	9%

Selling expenses:

Our selling expenses increased significantly to US$1.2 million for the year ended March 31, 2009 from US$0.3 million for the year ended March 31, 2008. For the nine months ended December 31, 2009 and 2008, our selling expenses slightly decreased to US$0.82 million from US$0.87 million for the same period in 2008. Our selling expenses mainly include freight, marketing research expenses, salary expenses and traveling expenses.

For the years ended March 31, 2009 and 2008, the increase in selling expenses was in-line with the increase in our revenue, which resulted from an increase in freight charges and traveling expenses as well as salary and bonus expenses. For the nine months ended December 31, 2009 and 2008, the percentage of total selling expenses over the relative total net revenue of the corresponding period decreased to 2% from 11% for the previous reporting period. This is mainly due to the following reasons: (1) our average total solution business cycle is normally from nine months to twelve months, and a significant portion of our services (including but not limited to attending bidding invitation meetings, providing customers survey and analysis, presenting proposals to customers, and finalizing total solution packages with customers) were performed before the contracts were signed, in accordance with the prudence principles set by US GAAP (our expenses for the “pre-contract” stage were expensed and recorded in earnings when they occurred); therefore, the amount of “pre-contract” expenses directly relate to the number of contracts we participated in during each reporting period but not to the corresponding contract revenue being recognized; (2) in the early development stage of our company, we had relatively higher marketing expenses, such as attending forums for industrial technical updates and participating in industrial training programs; therefore, our expenses decreased accordingly in the nine months ended December 31, 2009; and (3) our annual performance based bonuses are normally paid in January or February of each year, which is typically before the Chinese Spring Festival; therefore, for accounting periods that did not cover these months, the percentage of salary expenses was relatively lower than that in a complete fiscal year.

General and administrative expenses:

Our general and administrative expenses increased significantly to US$1.2 million for the year ended March 31, 2009 from US$0.3 million for the year ended March 31, 2008. For the nine months ended December 31, 2009 and 2008, our general and administrative expenses increased to US$0.9 million for the nine months ended December 31, 2009 from US$0.8million for the same period in 2008. Our general and administrative expenses mainly include: (1) salary and benefits for management and administrative departments (finance, importation, human resources, administration etc); (2) office rental and other administrative suppliers; (3) management’s traveling expenses; (4) general communication and entertainment expenses; and (5) professional service charges (valuation, audit etc). We expect that our general and administrative expenses will increase in future periods as we hire additional personnel and incur additional costs in connection with the expansion of our business. We also expect to incur increased professional services costs in connection with disclosure requirements under applicable securities laws as a result of us becoming a public company, and our efforts to continue to improve our internal control systems in-line with the expansion of our business.

For the years ended March 31, 2009 and 2008, our general and administrative expenses increased due to the following: (1) increase in salary and staff benefits expenses due to an increase in staff to support the rapid growth of our business. Our salary expenses increased approximately three times as compared to the last fiscal year 2008; (2) increase in rental expense associated with the addition of a new office in May 2008; and (3) increase in other administrative expenses, such as communication expenses and office supplies, due to rapid expansion of our business. For the nine months ended December 31, 2009, the percentage of our total general and administrative expenses relative to total net revenue of the corresponding period decreased to 2% from 9% for the previous reporting period.

Research and development expenses:

Research and development expenses represent the salary expenses and other related expenses of our Research and Development department. We expect our research and development expenses to increase in the future as we plan to hire additional R&D personnel to strengthen the functionality of our current software products and develop additional competitive industrial software products.

Operating profits

As a result of the foregoing, our operating profit increased significantly to US$7.4 million for the year ended March 31, 2009 from US$3.1 million for the year ended March 31, 2008. For the nine months ended December 31, 2009 and 2008, our operating profit also increased significantly to US$11.9 million from US$0.7 million for the same period in 2008.

Other income and expenses

Our other income and expenses mainly include interest income, interest expenses, bank charges, exchange gains or losses, value added tax refund and other income and expenses.

Interest income, interest expenses and bank charges:

Interest income represents the interest income we earned from cash deposits. The increase in our interest income was due to the increase in our cash deposits. Interest expenses relate to the working capital loans we borrowed from our Japanese shareholder (annual interest rate of 3% to 5%) which were mostly short-term loans with an effective credit period from three to six months. Bank charges represent the handling charges for issuance of letters of credit and other bank transactions.

Exchange gains or losses:

Exchange gains or losses were considered relatively significant for the nine months ended December 31, 2009 compared with other reporting periods due to the following transactions: (1) our Hong Kong subsidiary Hua Shen HK (which keeps its bank deposits in US dollars during its normal course of business) borrowed pursuant to a shareholder loan which was approximately JPY500 million from our Japanese shareholder in June 2009. We recognized approximately US$0.5 million exchange loss due to the devaluation of US dollar against the Japanese Yuan for the nine months ended December 31, 2009; (2) we had important contracts signed by our subsidiary Beijing JianXin (using functional currency RMB) with our international suppliers in Euro. We recognized approximately US$0.2 million exchange gain due to the devaluation of the RMB against the Euro. Management believes that further fluctuation of these currencies will have an impact on both our operating results and financial positions.

Value added tax refund

Our PRC subsidiary Beijing Jianxin has been recognized by the PRC government as a software enterprise with its own software copyright. Under the PRC government’s preferential policies for software enterprises, Beijing Jianxin is entitled to a refund of 14% value added tax in respect to sales of self-developed software products. We recognize the value added tax refund only when it has been received. There is no condition to the use of the refund received.

As a result of the foregoing, our income before income tax increased significantly to US$7.1 million for the year ended March 31, 2009 from US$3.0 million for the year ended March 31, 2008. For the nine months ended December 31, 2009 and 2008, our income before income tax also increased significantly to US$11.3 million from US$0.8 million for the same period in 2008.

Income tax expenses

As a holding company incorporated in the British Virgin Islands (“BVI”), we are not subject to any income tax in the BVI. Under the Inland Revenue Ordinance of Hong Kong, only profits arising in or derived from Hong Kong are chargeable to Hong Kong profits tax, whereas the residence of a taxpayer is not relevant. Therefore, our Hong Kong subsidiaries Hua Shen HK, PEL HK and Bright Flow are generally subject to Hong Kong income tax on its taxable income derived from the trade or businesses carried out by them in Hong Kong at 16.5% for the year ended March 31, 2009 and the nine months ended December 31, 2009, and 17.5% for the year ended March 31, 2008.

Our PRC subsidiary Beijing JianXin is generally subject to PRC enterprise income tax (“EIT”). However, it has been recognized by the relevant PRC tax authority as a software enterprise with its own software copyright and is entitled to preferential tax treatment – a tax holiday for two-years, EIT exemption from its first profitable year (calendar year 2009) and a 50% reduction on its EIT rate for the three ensuing years.

Net income

As a result of the foregoing, our net income increased significantly to US$7.1 million for the year ended March 31, 2009 from US$3.0 million for the year ended March 31, 2008. For the nine months ended December 31, 2009 and 2008, our net income increased significantly to US$11.3 million from US$0.8 million for the same period in 2008.

B.	Liquidity and capital resources

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Restricted cash is excluded from cash and cash equivalents. As of the years ended March 31, 2009 and 2008 we had cash and cash equivalents of US$5.0 million and US$6.6 million, respectively. As of the nine months ended December 31, 2009, we had cash and cash equivalents of US$18.2 million.

Our liquidity needs include: (i) net cash used in operating activities which consists of: (a) cash required to import the equipment to be distributed to our customers, and (b) related freight expenses needed to be borne by our company; and (ii) our general working capital needs, which include payment for staff salary and benefits, payment for office rental and other administrative suppliers, and net cash used in investing activities that consist of the investments in computers and other office equipment. Before the year ended March 31 2009, we financed our liquidity needs primarily through working capital loans obtained from our shareholders. During the nine months ended December 31, 2009, we generated a positive net cash flow from our operating activities and repaid a significant portion of the shareholder loans, which amounted to approximately US$8.5 million.

The following tables provide detailed information about our net cash flow for the periods indicated:

	Year ended March 31,
	2009	2008
	(Amount in thousands of US dollars)

Net cash provided by (used in) operating activities	(4,353)	(2,155)
Net cash provided by (used in) investing activities	(13,546)	(1,350)
Net cash provided by (used in) financing actives	16,371	9,901
Effect of foreign currency exchange rate changes on cash	(3)	13
Net increase/(decrease) in cash and cash equivalents	(1,531)	6,409

	Nine months ended December 31,
	2009	2008
	(Amount in thousands of US dollars)

Net cash provided by/(used in) operating activities	7,841	(4,041)
Net cash provided by/(used in) investing activities	13,786	6,073
Net cash provided by financing actives	(8,519)	(5,355)
Effect of foreign currency exchange rate changes on cash	27	(19)
Net increase/(decrease) in cash and cash equivalents	13,135	(3,342)

Net cash provided by (used in) operating activates:

Before March 31, 2009, a very significant portion of our cash was used to import equipment from our suppliers. Before the equipment was shipped to our customers, the prepayment was recorded as prepayment to suppliers which was included in prepaid expenses and other current assets. After the equipment was shipped to our customer but before it was accepted by our customers, the payments were recorded as deferred cost. We spent approximately US$14 million and US$5 million to import equipment for the years ended March 31, 2009 and 2008, respectively, and approximately US$15 million and US$4 million was recorded as deferred cost for the year ended March 31, 2009 and 2008 respectively, which resulted in a net negative operating cash flow for these periods. In the first half of the fiscal year 2010, the successful completion of our projects and receipt of the final acceptance from our customers allowed deferred costs to be recognized as cost of sales along with the related revenue to be recognized in the same period. We generated a positive operating cash flow of approximately US$7.8 million for the nine months ended December 31, 2009.

Net cash provided by (used in) investing activities:

Our net cash used in investing activities included the following transactions: (1) cash used in purchasing short-term investments; (2) cash received for selling short-term investments; (3) cash used in purchasing office equipment, and (4) cash provided by (used in) resulted from increase or decrease of restricted cash balance which represents our bank deposits held as collateral for our credit facilities. Historically, cash provided by investing activities and used in investing activities except increase or decrease of restricted cash balance were not considered significant. In February 2009, we loaned approximately US$15 million to a third party, which was paid off as of December 31, 2009.

Net cash provided by (used in) financing activities:

Our financing activities relate to the loans we borrowed from our shareholders. We borrowed approximately US$26.0 million and US$10.0 million from our shareholders to finance equipment purchases from our suppliers as of years ended March 31, 2009 and 2008, respectively. We repaid approximately US$8.5 million to our shareholders in the nine months ended December 31, 2009. Our shareholders also forgave approximately US$9.3 million of debt and contributed as capital in the nine months ended December 31, 2009. As of December 31, 2009, we still owe our shareholders approximately US$8.4 million, which we believe will be paid off in a short period with the growth of our business and improvement in our financial position.

C.	Off-Balance Sheet Arrangements

Our company did not have any significant off-balance sheet arrangement as of December 31, 2009.

D.	Tabular Disclosure of Contractual Obligations

The following table sets forth our company’s contractual obligations as of December 31, 2009:

Office Rental
(Unaudited)
Payable within:
- Remainder of fiscal year ending March 31, 2010	$109,409
- fiscal year ending March 31, 2011	379,204
- fiscal year ending March 31, 2012	267,857
- fiscal year ending March 31, 2013	219,385
- fiscal year ending March 31, 2014	14,016
Thereafter	-
Total minimum lease payments	$989,871

DESCRIPTION OF THE BUSINESS

Company Background

China LianDi was established in July 2004 to serve the largest Chinese petroleum and petrochemical companies. Through our four operating subsidiaries, which are Hua Shen Trading (International) Ltd., Petrochemical Engineering Ltd., Bright Flow Control Ltd. and Beijing JianXin Petrochemical Engineering Ltd., we: (i) distribute a wide range of petroleum and petrochemical valves and equipment, including unheading units for the delayed coking process, as well as provide associated value-added technical services; (ii) provide systems integration services; and (iii) develop and market proprietary optimization software for the polymerization process. Our products and services are provided both bundled or individually, depending on the needs of the customer.

We are a pioneer in modernizing China’s delayed coking industry, and, as such, are strategically positioned to capitalize opportunistically on growth opportunities as new technologies enter our market.  For example, as part of our many potential expansion alternatives, we plan to install in the fall of 2010, and are now exploring future opportunities to assemble, clean and safe enclosed unheading units for the delayed coking process at a Chinese facility (unheading units are used in delayed coking to “unhead” or open the coke drum for the removal of the residual coke). Any facility like this would be the first of its kind in the PRC.

Hua Shen Trading (International) Ltd. (“Hua Shen HK”) is a company organized under the laws of Hong Kong Special Administration Region of the PRC and was incorporated in 1999. Beginning in 2005, Hua Shen HK started to distribute industrial equipment for the petroleum and petrochemical industry, and became a pioneer company for the imported petroleum and petrochemical equipment industry. Currently, Hua Shen HK has become a qualified supplier for China Petroleum & Chemical Corporation, China National Petroleum Corporation, China National Offshore Oil Corporation, SinoChem Corporation and ChemChina Group Corporation.

Petrochemical Engineering Ltd. (“PEL HK”) was established in Hong Kong PRC under the laws of Hong Kong Special Administration Region of the PRC in 2007. This company primarily distributes petroleum and petrochemical equipment and provides related technical services. Currently, PEL HK has become a qualified supplier for China National Petroleum Corporation, China National Offshore Oil Corporation, SinoChem Corporation, ChemChina Group Corporation and China Shenhua Energy Company Limited.

Bright Flow Control Ltd. was established in Hong Kong PRC in 2007. This company is mainly engaged in the distribution of petrochemical equipment.

Beijing JianXin Petrochemical Technology Development Ltd. (“Beijing JianXin”) was incorporated in Beijing, PRC in 2008, and is a wholly-owned subsidiary of Petrochemical Engineering Ltd. Beijing JianXin is mainly engaged in distributing industrial oil and gas equipment and providing related technical and engineering services, developing and marketing optimization software for the polymerization process and providing clean technology solutions for the delayed coking industry. Our customers are large domestic Chinese petroleum and petrochemical companies and other energy companies. Currently, Beijing JianXin has five software copyrights and is qualified as a “software enterprise” that can benefit from an income tax exemption for two years beginning with its first profitable year and a 50% tax reduction to a rate of 12.5% for the subsequent three years. We believe this helps strengthen our position as an industry leader in the clean technology area and contribute to our rapid growth.

Share Exchange Agreement with China LianDi and Private Placement

Share Exchange Agreement

On February 26, 2010 (the “Closing Date”), we entered into a Share Exchange Agreement (the “Exchange Agreement”), by and among (i) China LianDi Clean Technology Engineering Ltd. (“China LianDi”) and China LianDi’s shareholders, SJ Asia Pacific Ltd., a company organized under the laws of the British Virgin Islands, which is a wholly-owned subsidiary of SJI Inc., a Jasdaq listed company organized under the law of Japan, China Liandi Energy Resources Engineering Technology Limited, a company organized under the laws of the British Virgin Islands, Hua Shen Trading (International) Limited, a company organized under the laws of the British Virgin Islands, Rapid Capital Holdings Limited, a company organized under the laws of the British Virgin Islands, Dragon Excel Holdings Limited, a company organized under the laws of the British Virgin Islands, and TriPoint Capital Advisors, LLC, a limited liability company organized under the laws of Maryland (collectively, the “China LianDi Shareholders”), who together owned shares constituting 100% of the issued and outstanding ordinary shares of China LianDi (the “China LianDi Shares”) and (ii) Reed Buley, our former principal stockholder (“Buley”). Pursuant to the terms of the Exchange Agreement, the China LianDi Shareholders transferred to us all of the China LianDi Shares in exchange for 27,354,480 shares of our Common Stock (such transaction, the “Share Exchange”). As a result of the Share Exchange, we are now a holding company, which through our operating companies in the PRC, provides downstream flow equipment and engineering services to the leading petroleum and petrochemical companies in the PRC.

Immediately prior to the Share Exchange, 4,690,000 shares of our Common Stock then outstanding were cancelled and retired, so that immediately prior to the private placement described below, we had 28,571,430 shares issued and outstanding. China LianDi also deposited $275,000 into an escrow account which amount was paid to Buley, owner of the cancelled shares, as a result of the Share Exchange having been consummated.

Private Placement

On February 26, 2010 and immediately following the Share Exchange, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (collectively, the “Investors”) for the issuance and sale in a private placement of 787,342 units (the “Units”) at a purchase price of $35 per Unit, consisting of, in the aggregate, (a) 7,086,078 shares of Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) convertible into the same number of shares of Common Stock (the “Conversion Shares”), (b) 787,342 shares of Common Stock (the “Issued Shares”), (c) three-year Series A Warrants (the “Series A Warrants”) to purchase up to 1,968,363 shares of Common Stock, at an exercise price of $4.50 per share (the “Series A Warrant Shares”), and (d) three-year Series B Warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to purchase up to 1,968,363 shares of Common Stock, at an exercise price of $5.75 per share (the “Series B Warrant Shares” and, together with the Series A Warrant Shares, the “Warrant Shares”), for aggregate gross proceeds of approximately $27.56 million (the “Private Placement”). The issuance of the Units was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D or Regulation S promulgated thereunder.

In connection with the Private Placement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, in which we agreed to file this registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the Issued Shares, the Conversion Shares and the Warrant Shares within 30 calendar days of the Closing Date, and to have this registration statement declared effective within 150 calendar days of the Closing Date or within 180 calendar days of the Closing Date in the event the SEC conducts a full review of this registration statement.  We agreed to keep this registration statement continuously effective under the Securities Act until such date as is the earlier of the date when all of the securities covered by this registration statement have been sold or the date on which such securities may be sold without any restriction pursuant to Rule144.  If we do not comply with the foregoing obligations under the Registration Rights Agreement, we will be required to pay cash liquidated damages to each investor, at the rate of 2% of the applicable subscription amount for each 30 day period in which we are not in compliance; provided, that such liquidated damages will be capped at 10% of the subscription amount of each investor and will not apply to any shares that may be sold pursuant to Rule 144 under the Securities Act, or are subject to an SEC comment with respect to Rule 415 promulgated under the Securities Act.

We also entered into a make good escrow agreement with the Investors (the “Securities Escrow Agreement”), pursuant to which China LianDi Energy Resources Engineering Technology Ltd. (the “Principal Stockholder”), an affiliate of Jianzhong Zuo, our Chief Executive Officer, President and Chairman, delivered into an escrow account 1,722,311 shares of Common Stock (the “Escrow Shares”) to be used as a share escrow for the achievement of a fiscal year 2011 net income performance threshold of $20.5 million. With respect to the 2011 performance year, if we achieve less than 95% of the 2011 performance threshold, then the Escrow Shares for such year will be delivered to the Investors in the amount of 86,115.55 shares (rounded up to the nearest whole share and pro rata based on the number of shares of Series A Preferred Stock owned by such Investor at such date) for each full percentage point by which such threshold was not achieved up to a maximum of 1,722,311 shares. Any Escrow Shares not delivered to any Investor because such Investor no longer holds shares of Series A Preferred Stock or Conversion Shares, or because the 2011 performance threshold was met, shall be returned to the Principal Stockholder.

For the purposes of the Securities Escrow Agreement, net income is defined in accordance with US GAAP and reported by us in our audited financial statements for fiscal year ended 2011; provided, however, that net income for fiscal year ended 2011 shall be increased by any non-cash charges incurred (i) as a result of the Private Placement, including without limitation, as a result of the issuance and/or conversion of the Series A Preferred Stock, and the issuance and/or exercise of the Warrants, (ii) as a result of the release of the Escrow Shares to the Principal Stockholder and/or the Investors, as applicable, pursuant to the terms of the Securities Escrow Agreement, (iii) as a result of the issuance of ordinary shares of the Principal Stockholder to its PRC shareholders, upon the exercise of options granted to such PRC shareholders by the Principal Stockholder, as of the date of the Securities Escrow Agreement, (iv) as a result of the issuance of Warrants to any placement agent and its designees in connection with the Private Placement, (v) the exercise of any Warrants to purchase Common Stock outstanding and (vi) the issuance under any performance based equity incentive plan that we adopt. Net income will also be increased to adjust for any cash or non-cash charges resulting from the payment of dividends on the Series A Preferred Stock in connection with the Private Placement.

On the Closing Date, we and China LianDi Energy Resources Engineering Technology Ltd., an affiliate of Jianzhong Zuo, our Chief Executive Officer, President and Chairman, entered into a lock-up agreement whereby such entity is prohibited from selling our securities until six (6) months after the effective date of the registration statement required to be filed under the Registration Rights Agreement. For one (1) year thereafter, it will be permitted to sell up to one-twelfth (1/12) of its initial holdings every month.

Industry and Market Overview

China Petroleum and Petrochemical Industries

China consumed an estimated 7.8 million barrels per day (bbl/d) of oil in 2008, making it the second-largest oil consumer in the world behind the United States. During that same year, China produced an estimated 4.0 million bbl/d of total oil liquids, of which 96 percent was crude oil. China’s net oil imports were approximately 4.1 million bbl/d in 2009, again making it the second-largest net oil importer in the world behind the United States. Energy Information Administration (EIA) forecasts that China’s oil consumption will continue to grow during 2010, with oil demand reaching 8.2 million bbl/d in 2010. This anticipated growth of over 390,000 bbl/d between 2008 and 2010 represents 31 percent of the projected world oil demand growth in non-OECD countries according to the July 2009 Short-Term Energy Outlook. According to Oil & Gas Journal (OGJ), China had 16 billion barrels of proven oil reserves as of January 2009.

China’s national oil companies (NOCs) wield a significant amount of influence in China’s oil sector. Between 1994 and 1998, the Chinese government reorganized most state-owned oil and gas assets into two vertically integrated firms: the China National Petroleum Corporation (CNPC) and the China Petroleum and Chemical Corporation (Sinopec). These two conglomerates operate a range of local subsidiaries, and together dominate China’s upstream and downstream oil markets. CNPC remains the much larger NOC and is the leading upstream participant in China. CNPC, along with its publicly-listed arm PetroChina, accounts for roughly 60 percent and 80 percent of China’s total oil and gas output, respectively. Sinopec, on the other hand, has traditionally focused on downstream activities such as refining and distribution with these sectors making up 76 percent of the company’s revenues in 2007.

Additional state-owned oil firms have emerged in the competitive landscape in China over the last several years. The China National Offshore Oil Corporation (CNOOC), which is responsible for offshore oil exploration and production (“E&P”), has seen its role expand as a result of growing attention to offshore zones. Also, the Company has proven to be a growing competitor to CNPC and Sinopec by not only increasing its E&P expenditures in the South China Sea but also extending its reach into the downstream sector particularly in the southern Guangdong Province through its recent 300 billion yuan investment plan. The Sinochem Corporation and CITIC Group have also expanded their presence in China’s oil sector, although their involvement in the oil sector remains dwarfed by CNPC, Sinopec, and CNOOC. The government intends to use the stimulus plan to enhance energy security and strengthen Chinese NOCs’ global position by offering various incentives to invest in both upstream and downstream oil markets.

China Oil Refineries

China had 6.4 million bbl/d of crude oil refining capacity at 53 facilities as of January 2009, according to OGJ. Other sources report higher refinery capacity at the end of 2008. China’s National Energy Administration’s (NEA) goal is to raise refining capacity to 8.8 million bbl/d by 2011. According to the BP Statistical Review of World Energy, refinery utilization in China increased from 67 percent in 1998 to 89 percent in 2008.

Sinopec and CNPC are historically the two dominant providers in China’s oil refining sector, accounting for 50 percent and 35 percent of the capacity, respectively. However, CNOOC entered the downstream arena and commissioned the company’s first refinery, the 240,000 bbl/d Huizhou plant, in March 2009 in order to process the high-sulfur crudes from its Bohai Bay fields. Sinochem has also proposed a number of new refineries, and national oil companies from Kuwait, Saudi Arabia, Russia, and Venezuela have entered into joint-ventures with Chinese companies to build new refining facilities. Sinopec and PetroChina plan to commission about 450,000 bbl/d and 400,000 bbl/d, respectively, of expansion and greenfield capacity by 2011 according to industry sources. In light of the recent economic downturn, some firms have postponed launching refinery projects until product demand picks up again. Also, the National Development and Reform Commission (NDRC) outlined in May 2009 that it plans to eliminate refineries of 20,000 bbl/d with inefficient equipment and ban any new projects in efforts to encourage economies of scale and energy efficiency measures. In addition, PetroChina (CNPC) is branching out to acquire refinery stakes in other countries in efforts to move downstream and secure more global trading and arbitrage opportunities. The Company recently purchased a 45.5 percent stake in Singapore Petroleum for $1 billion, and received approval to purchase 49 percent of Nippon Oil’s Osaka refinery in Japan in June 2009.

The expansive refining sector has undergone modernization and consolidation in recent years, with dozens of small refineries, accounting for about 20 percent of total fuel output, shut down and larger refineries expanding and upgrading their existing systems.

China Oil Prices

The Chinese government decided to launch a fuel tax and reform of the country’s product pricing mechanism in December 2008 to tie retail oil product prices more closely to international crude oil market, attract downstream investment, ensure profit margins for refiners, and reduce energy intensity caused by distortions in the market pricing. When international crude oil prices skyrocketed in mid-2008, the capped fuel prices downstream caused some refiners, especially the smaller refiners, to cease production causing supply shortfalls and the major NOCs, particularly Sinopec, to incur substantial profit losses. In order to stem state-refiners’ losses during the first half of last year, the government issued value added tax rebates on fuel imports and some direct subsidies.

China is currently taking advantage of the economic recession to liberalize its pricing system and encourage more market responsiveness. When fuel prices fluctuate more than 4 percent of the average crude oil price of three grades for over 22 consecutive working days, the NDRC can alter the ex-refinery price. The government also sets transportation charges, processing costs, and refining margins (5 percent when crude prices are below $80/bbl). Additionally, a consumption tax and value-added tax is added for gasoline and diesel fuels. These taxes are set to replace six transportation fees established by local authorities.

Imports of Heavy Crude Oil

China has swelled into the world’s second-largest consumer of oil. According to government statistics, China’s imports have grown from about 6 percent of its oil needs a decade ago, to roughly one-third in 2004 and are forecast to rise to 60 percent by 2020. China has emerged from being a net oil exporter in the early 1990s to become the world’s second-largest net importer of oil in 2009. Despite the economic slowdown in exports and domestic demand in the past year, China’s demand for energy remains high. China has turned to the Middle East, South America, Russia, Central Asia and Africa for sources of crude oil. The Middle East remains the largest source of China’s oil imports, although African countries also contribute a significant amount. According to FACTS Global Energy, China imported 3.6 million bbl/d of crude oil in 2008, of which approximately 1.8 million bbl/d (50%) came from the Middle East, 1.1 million bbl/d (30%) from Africa, 101,000 bbl/d (3%) from the Asia-Pacific region, and 603,000 bbl/d (17%) came from other countries. In 2008, Saudi Arabia and Angola were China’s two largest sources of oil imports, together accounting for over one-third of China’s total crude oil imports. Recently, China has taken bold steps to significantly increase its oil imports from Venezuela. The Chinese government has signed contracts with Venezuela for purchase contracts and production projects, as part of an effort to diversify and increase oil imports from Venezuela to 1 million bbl/d from the existing 400,000 bbl/d. In addition, China’s largest oil producer, China National Petroleum Corp (CNPC) and China National Offshore Oil Corp (CNOOC) have signed agreements to develop oil and gas resources in Venezuela. The sound relationship between the Chinese and Venezuelan governments will contribute to a greater number of partnerships between Chinese oil production companies and the Venezuelan oil and gas resources, increasing oil imports from Venezuela.

As China diversifies its crude oil import sources and expands oil production domestically, state-owned refiners will have to adjust to the changing crude slate. Traditionally, many of China’s refineries were built to handle relatively light and sweet crude oils, such as Daqing and other domestic sources. However, the viscosity and specific gravity of crude oil from South America and Africa are both higher than the other countries from which China traditionally acquired imports, especially the heavy crude oil with high resin from Venezuela. Because delayed coking unit technology is necessary for processing this crude oil, the increase in heavy crude oil imports will increase demand for unheading units. Furthermore, China’s growing dependence on heavy crude oil imports from Venezuela will make it necessary for refineries across China to acquire advanced technology for the delayed coking process.

China Environmental Regulations

In recent years, the Chinese government has made protection of the environment a priority, strengthening its environmental legislation. In 2005, the Chinese government’s State Environmental Protection Administration enacted a new, far-reaching regulatory and environmental initiative including reduced total emissions by 15% and increasing China’s energy efficiency by 30%. Furthermore, each province in China has followed the central government’s directive and established their own target to pollution issues that affect their province. Most of the provinces pollution reduction targets have focused on air pollution caused largely by sulfur dioxide emissions and water pollution. Also, since China entered the World Trade Organization in 2001 and has begun to play an increasingly larger role in international politics, the government has been held more accountable for its climate footprint. At the Copenhagen Climate Conference, the central Chinese government pledged to cut emissions by 40 percent and is expected to agree to new targets to reduce pollution at the next U.N. Climate Summit in Mexico City December 2010.

Our Principal Products and Services

Our principal products and services include:

•	distributing a wide range of petroleum and petrochemical valves and equipment, including unheading units for the delayed coking process, as well as providing associated value-added technical services;

•	providing systems integration services; and

•	developing and marketing proprietary optimization software for the polymerization process.

Enclosed Unheading Units

We have had close relationships with manufacturers of industrial valves and delayed coking unheading systems. We plan to install the first totally enclosed unheading units in China in the fall of 2010 for Sinochem Quanzhou. In addition, as part of one of our many potential growth strategies, we are in discussions to invest in the first facility in China to manufacture select supporting components and assemble DeltaValve’s unheading units. Investing in a facility like the potential venture with DeltaValve would allow us to significantly increase our gross margin on the sale of unheading units.

The DeltaValve unheading unit has significant safety advantages over all other currently available unheading equipment because it eliminates exposure risks to personnel and the atmosphere. With a fully automated system, workers are safely able to conduct unheading delayed coking remotely and mitigate potential dangers. In addition, these unheading units significantly increase refinery throughput and lower operation costs.

An unheading unit with one-million ton annual capacity can generate a total economic benefit of $7.4 million for our customers for the following reasons:

•	cost per unit installation is $3 million, and total cost for an upgraded delayed coking system is recouped typically within one year;

•	30%-40% less expensive to buy than the competing product from Z&J Technologies GmbH;

•	shorter cycle times and reduced maintenance expenses;

•	lower costs for water usage and wastewater treatment;

•	increased ability to process inferior grades of crude oil; and

•	25% tax deduction for energy saving and environment-friendly products.

Delayed coking, a thermal cracking process achieved through heating crude oil to extremely high temperatures and pumping it into large pressurized drums, is the most efficient and cost-effective solution for refining a range of inferior-grade domestic and imported crude oil.

Currently there are 120 existing coking units in China that could potentially benefit from a totally enclosed unheading unit. The number of coking units is expected to grow at a rate of 10% annually and is projected to have a market size of almost $1 billion over the next 10 years, of which we expect significant penetration.

Distribution & Technical Services

We distribute hundreds of different types of valves and related equipment from manufacturers/suppliers such as Cameron (NYSE: CAM) and Poyam Valves. We also provide related value-added technical services to manufacturers and petroleum and petrochemical companies. We provide invaluable locally customized technical services for international companies who sell products in China but who do not have local offices. For these companies, we offer our services by enlisting our engineers on the ground to provide localized services for their products. Our technical services include, but are not limited to: communicating with the R&D arms of the large Chinese oil companies; verifying and confirming the specification of products; and product inspecting, maintenance and debugging assistance.

Currently we are negotiating with a large manufacturer to set up its valve technology service center in China. We will provide their technical services and conduct marketing campaigns in the Chinese market. We have also provided technical services to principle European manufacturers and assisted one to become the vender of block valves for the second line in the West-East Gas Pipeline Project.

Systems Integration

We provide systems integration services for self-control of the chemical production process. This process includes integration of storage operations and transportation of valve instruments from tank farms, as well as providing upgrading services of programmable logic controllers with instrument systems. Currently, we are undertaking systematic integrations of operations in several chemical plant tank farm projects.

Software

Polymerization reaction is very important in the petrochemical process. It converts ethylene, propylene and other major gas-phase products into solid products which in turn can be further processed.  Polymerization provides raw materials for downstream industries. The conditions important to the polymerization reaction process are mainly temperature, pressure, flow, liquid level and the catalyst. Prior to using a new process or before a catalyst is put into mass production, as well as before products are officially used, the process needs to be tested. Our software helps test the processes by producing data collection, performance analysis and process optimization indications. Polymerization reaction data collection and analysis software provides production process automation control. Our software can also be applied to other industries including the coal and steel industries.

Depending on customers’ needs, our products and services may be bundled together or provided individually.

Our Competitive Strengths

As an industry innovator, our competitive strengths include:

Product  advantages

We import high-quality petroleum and petrochemical valves and distribute them to our domestic clients who are large petroleum and petrochemical companies located and operating in China. Our suppliers are global and reputable industrial equipment manufacturers with leading technology among their competitors. Our international suppliers include Cameron, DeltaValve and Poyam Valves. We also work with the R&D subsidiaries of CNPC and Sinopec, as well as other independent research institutes, to determine standards in the petroleum and petrochemical industries. Our software is used by petrochemical companies during the polymerization reaction of ethylene production for data collection, performance analysis and process optimization. We believe it has several advantages over similar products, including lower costs, better quality control, improved process optimization and customization to individual customers.

Client relationship advantages

Most of the petroleum and petrochemical companies are very large state-owned enterprises in China which set high standards and thresholds for products and services providers. We have agreements with the three largest industry leaders, China National Offshore Oil Corporation, Sinochem Group and China National Petroleum Corporation, to provide equipment and technical services to them. Our key management personnel have at least 10-20 years of experience in the industry and have established broad channels and networks within the industry.

Research and development advantage

We have partnered with the leading industrial research and development institutions throughout China to develop standards for the petroleum and petrochemical industries, which has led to the development of our integrated products and services and their achievement of a higher level of technological sophistication as compared with our competitors. We currently have approximately 120 employees, many from China’s largest petroleum and petrochemical companies and research and development subsidiaries and possessing extensive technology and R&D capabilities.

Comprehensive localized system integration advantage

We have accumulated more than five years of comprehensive system integration services experience with a relatively stable base of clients and products and an effective operational team. This experience has allowed us to emerge as a high-end integrator of industrial products and related engineering services. We have the ability to understand our customers’ current systems and needs, and then design the total solution to integrate international products and technologies with their local systems.

Clean technology advantage

We are a pioneer in modernizing China’s delayed coking industry by being the first company to bring DeltaValve’s affordable, environment-friendly, safe and maintenance-free coke-drum enclosed unheading system to the Chinese marketplace. The delayed coking process produces more pollution than any other refining step. The totally enclosed unheading units we distribute and install significantly reduce emissions. Given the Chinese government’s aggressive industry targets to reduce air pollution, traditional delayed coking units will have to be updated. In addition, our product is superior in price, performance and reliability.

Benefit from income tax policy

Our PRC Subsidiary, Beijing JianXin, has been qualified as a software enterprise by the related government authorities. Accordingly, Beijing JianXin can benefit from an income tax exemption for two years beginning with its first profitable year of 2009 and a 50% tax reduction to a rate of 12.5% for the subsequent three years. This tax benefit will reduce the capital demands in our operating activities and allow us to invest more funding into long-term projects and to better serve our clients.

Elite workforce

Currently, many of our senior managers and engineers have significant prior experience in the petroleum and petrochemical industry. Many of our employees have graduated from petrochemical based institutions and colleges. Our executive team has over 100 years of management experience in the aggregate and provides excellent operating and technical administration for our company.

Healthy financial growth

We are projecting 100% year-to-year net income growth for fiscal year 2010 ending March 31, 2010, compared with that of 2009, and 67.7% year-to-year projected organic net income growth to $25 million for fiscal year 2011.

Supplier Relationships

We distribute high quality, world-renowned products of international suppliers, which affords us a distinctive reputation and significant profit. We have close relationships with world-famous brand name manufacturers, and remain the largest distributor of many of their products in China.

Growth Strategy

We plan to strengthen our leading position as the industry innovator and achieve rapid growth through the following strategies:

•
Product localization: we plan to localize our products by establishing a manufacturing and assembly facility in China, which will significantly decrease our costs and increase our competitive strength;

•
Strengthen our research and development effort to increase the functions and the stability of our optimization software to increase the sales volume of our software products which have a relatively high gross margin; and

•	Expand our distribution channels and network by increasing the sales force to collect more industrial information and enhance the communication with existing potential clients.

Corporate Structure

Our current corporate structure is set forth below:

Competition

China LianDi competes against other companies which seek to provide the Chinese petroleum refinery industry with a wide range of petroleum and petrochemical valves and equipment and associated technical and engineering services. Much like China LianDi, these companies compete on the basis of cost, the size of their distribution product portfolio, and level of technical and engineering expertise. In addition, similar products to those distributed by China LianDi are available from domestic Chinese and foreign manufacturers and compete with the products in our distribution portfolio.

Z&J Technologies GmbH is a German industrial valve company and a direct competitor to China LianDi/DeltaValve’s enclosed unheading units. Honeywell is also a competitor of China LianDi’s optimization software.

Methods of Distribution

We maintain aggressive sales channels and distribution networks in China with an approximately 21 member sales team. We have spent significant amount of time developing relationships with international equipment suppliers, and with the PRC’s largest petroleum and petrochemical companies.

Our Suppliers

We maintain close relationships with, and distribute products for large, industry leading valve and equipment manufacturers, including Cameron, Poyam Valves, Rotork, Perar S.p.A, Kanon Loading Equipment BV, and DeltaValve. Most of our suppliers renew annually, though some suppliers have signed multi-year agreements. We expect all existing supplier relationships will continue on an ongoing basis, and that going forward we will add new partners to diversify our supplier base.

Significant Customers

For nine months ended December 31, 2009, China LianDi’s major customer breakdown as a percentage of revenues was as follows: Sinopec: 54%; CNPC: 17%; and other: 29%. We are dependent on China’s largest petroleum and petrochemical companies in our distribution business. As we grow our business, we intend to diversify our customer relationships that can benefit from our technology and software business.

Research & Development

We have partnered with the leading industrial research and development institutions throughout the PRC to develop standards for the petroleum and petrochemical industries, which has led to the development of our integrated products and services and their achievement of a higher level of technological sophistication as compared with our competitors.

We currently have approximately 40 employees dedicated to research and development activities. During the fiscal year ended March 31, 2009, we spent approximately $42,158 on such activities.

Government Regulation

Our business operations do not require any special government licenses or permits.

Compliance with Environmental Laws

We believe that we are in compliance with the current material environmental protection requirements.  Our costs attributed to compliance with environmental laws is negligible.

Intellectual Property

The PRC has adopted legislation governing intellectual property rights, including patents, copyrights and trademarks. The PRC is a signatory to the main international conventions on intellectual property rights and became a member of the Agreement on Trade Related Aspects of Intellectual Property Rights upon its accession to the WTO in December 2001.

We have five software copyright certificates issued by the State Copyright Office of the PRC as listed below:

Names of Software	Registration Number
化工生产系统数据处理平台软件V1.0	2008SRBJ6676
Software V1.0 of Data Processing Platform for Chemical Production System.
油气管线调度管理平台软件 V1.0	2009SRBJ5672
Software V1.0 of Dispatch Management Platform for Oil and Gas Pipeline
油气管线计量站自动标定软件 V1.0	2009SR036455
Software V1.0 of Automatic Calibration for Oil and Gas Pipeline Measuring Station
数据采集的后处理平台软件 V1.0	2009SR036454
Software V1.0 of Data Collection Post-Processing Platform
油库信息管理软件V1.0	2009SRBJ5783
Software V1.0 of Oil Depot Information Management

With this intellectual property, we believe we can facilitate the services that are in demand by our customers.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us in all material aspects. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

Property

The following table summarizes the location of real property we lease. As all property in China is state owned, neither we, nor any company, owns any real property.

Item	Address	Leased/Owned
1	Unit 1805.18/F, Tower Two, Lippo Centre, 89 Queensway, Admiralty, Hong Kong	Leased

2	Unit 401-405.4/F, Tower B, Wanliuxingui Building, 28 Wanquanzhuang Road, Haidian District, Beijing, China	Leased

3	Unit 702.7/F, Tower B, Wanliuxingui Building, 28 Wanquanzhuang Road, Haidian District, Beijing, China	Leased

Employees

As of March 26, 2010, we had 124 full-time employees, including 40 in technology and R&D; 39 engineers; 21 in sales; 6 members of management and 18 others, including accounting, administration and human resources.

We are compliant with local prevailing wage, contractor licensing and insurance regulations, and have good relations with our employees.

As required by PRC regulations, we participate in various employee benefit plans that are organized by municipal and provincial governments, including pension, work-related injury benefits, maternity insurance, medical and unemployment benefit plans. We are required under PRC laws to make contributions to the employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. Members of the retirement plan are entitled to a pension equal to a fixed proportion of the salary prevailing at the member’s retirement date.

Generally we enter into a standard employment contract with our officers and managers for a set period of years and a standard employment contract with other employees for a set period of years. According to these contracts, all of our employees are prohibited from engaging in any activities that compete with our business during the period of their employment with us. Furthermore, the employment contracts with officers or managers include a covenant that prohibits officers or managers from engaging in any activities that compete with our business for two years after the period of employment.

Corporation Information

Our principal executive offices are located at Unit 401-405.4/F, Tower B, Wanliuxingui Building, 28 Wanquanzhuang Road, Haidian District, Beijing, China 100089, Tel: (86) (0)10-5872 0171, Fax: (86) (0)10-5872 0181.

PRC Government Regulations

Our operations are subject to numerous laws, regulations, rules and specifications of the PRC relating to various aspects. We are in compliance in all material respects with such laws, regulations, rules, specifications and have obtained all material permits, approvals and registrations relating to human health and safety, the environment, taxation, foreign exchange administration, financial and auditing, and labor and employments. We make capital expenditures from time to time to stay in compliance with applicable laws and regulations. Below we set forth a summary of the most significant PRC regulations or requirements that may affect our business activities operated in the PRC or our shareholders’ right to receive dividends and other distributions of profits from Beijing JianXin, a wholly foreign owned enterprise under the PRC laws.

Business license

Any company that conducts business in the PRC must have a business license that covers a particular type of work. The business license of Beijing Jianxin covers its present business of distributing industrial oil and gas equipment and providing related technical and engineering services, developing and marketing optimization software for the polymerization process and providing clean technology solutions for the delayed coking industry. Prior to expanding Beijing Jianxin’s business beyond that of its business license, we are required to apply and receive approval from the PRC government.

Annual Inspection

In accordance with relevant PRC laws, all types of enterprises incorporated under the PRC laws are required to conduct annual inspections with the State Administration for Industry and Commerce of PRC or its local branches. In addition, foreign-invested enterprises are also subject to annual inspections conducted by PRC government authorities. In order to reduce enterprises’ burden of submitting inspection documentation to different government authorities, the Measures on Implementing Joint Annual Inspection issued by the PRC Ministry of Commerce together with other six ministries in 1998 stipulated that foreign-invested enterprises shall participate in a joint annual inspection jointly conducted by all relevant PRC government authorities. Beijing Jianxin, as a foreign-invested enterprise, has participated and passed all such annual inspections since its establishment on May 6, 2008.

Employment laws

We are subject to laws and regulations governing our relationship with our employees, including: wage and hour requirements, working and safety conditions, citizenship requirements, work permits and travel restrictions.  These include local labor laws and regulations, which may require substantial resources for compliance.

China’s National Labor Law, which became effective on January 1, 1995, and China’s National Labor Contract Law, which became effective on January 1, 2008, permit workers in both state and private enterprises in China to bargain collectively. The National Labor Law and the National Labor Contract Law provide for collective contracts to be developed through collaboration between the labor union (or worker representatives in the absence of a union) and management that specify such matters as working conditions, wage scales, and hours of work. The laws also permit workers and employers in all types of enterprises to sign individual contracts, which are to be drawn up in accordance with the collective contract.

Foreign Investment in PRC Operating Companies

The Foreign Investment Industrial Catalogue jointly issued by the Ministry of Commerce, or the MOFCOM, and the National Development and Reform Commission, or the NDRC, in 2007 classified various industries/businesses into three different categories: (i) encouraged for foreign investment; (ii) restricted to foreign investment; and (iii) prohibited from foreign investment. For any industry/business not covered by any of these three categories, they will be deemed industries/businesses permitted to have foreign investment. Except for those expressly provided restrictions, encouraged and permitted industries/businesses are usually 100% open to foreign investment and ownership. With regard to those industries/businesses restricted to or prohibited from foreign investment, there is always a limitation on foreign investment and ownership. Beijing JianXin’s business does not fall under the industry categories that are restricted to, or prohibited from foreign investment and is not subject to limitation on foreign investment and ownership.

Regulation of Foreign Currency Exchange

Foreign currency exchange in the PRC is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside the PRC without the prior approval of the State Administration of Foreign Exchange, or SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), Foreign Invested Enterprises, or FIEs, may purchase foreign exchange without the approval of the SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside the PRC are still subject to limitations and require approvals from the SAFE.

Regulation of FIEs’ Dividend Distribution

The principal laws and regulations in the PRC governing distribution of dividends by FIEs include:

(i)	The Sino-foreign Equity Joint Venture Law (1979), as amended, and the Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

(ii)	The Sino-foreign Cooperative Enterprise Law (1988), as amended, and the Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

(iii)	The Foreign Investment Enterprise Law (1986), as amended, and the Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, FIEs in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, foreign-invested enterprises in the PRC are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Regulation of a Foreign Currency’s Conversion into RMB and Investment by FIEs

On August 29, 2008, the SAFE issued a Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises or Notice 142, to further regulate the foreign exchange of FIEs. According to the Notice 142, FIEs shall obtain verification report from a local accounting firm before converting its registered capital of foreign currency into Renminbi, and the converted Renminbi shall be used for the business within its permitted business scope. The Notice 142 explicitly prohibits FIEs from using RMB converted from foreign capital to make equity investments in the PRC, unless the domestic equity investment is within the approved business scope of the FIE and has been approved by SAFE in advance.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

In October 2005, the SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or SAFE Notice 75, which became effective as of November 1, 2005, and was further supplemented by two implementation notices issued by the SAFE on November 24, 2005 and May 29, 2007, respectively. SAFE Notice 75 states that PRC residents, whether natural or legal persons, must register with the relevant local SAFE branch prior to establishing or taking control of an offshore entity established for the purpose of overseas equity financing involving onshore assets or equity interests held by them. The term “PRC legal person residents” as used in SAFE Notice 75 refers to those entities with legal person status or other economic organizations established within the territory of the PRC. The term “PRC natural person residents” as used in SAFE Notice 75 includes all PRC citizens and all other natural persons, including foreigners, who habitually reside in the PRC for economic benefit. The SAFE implementation notice of November 24, 2005 further clarifies that the term “PRC natural person residents” as used under SAFE Notice 75 refers to those “PRC natural person residents” defined under the relevant PRC tax laws and those natural persons who hold any interests in domestic entities that are classified as “domestic-funding” interests.

PRC residents are required to complete amended registrations with the local SAFE branch upon: (i) injection of equity interests or assets of an onshore enterprise to the offshore entity, or (ii) subsequent overseas equity financing by such offshore entity. PRC residents are also required to complete amended registrations or filing with the local SAFE branch within 30 days of any material change in the shareholding or capital of the offshore entity, such as changes in share capital, share transfers and long-term equity or debt investments or, providing security, and these changes do not relate to return investment activities. PRC residents who have already organized or gained control of offshore entities that have made onshore investments in the PRC before SAFE Notice 75 was promulgated must register their shareholdings in the offshore entities with the local SAFE branch on or before March 31, 2006.

Under SAFE Notice 75, PRC residents are further required to repatriate into the PRC all of their dividends, profits or capital gains obtained from their shareholdings in the offshore entity within 180 days of their receipt of such dividends, profits or capital gains. The registration and filing procedures under SAFE Notice 75 are prerequisites for other approval and registration procedures necessary for capital inflow from the offshore entity, such as inbound investments or shareholders loans, or capital outflow to the offshore entity, such as the payment of profits or dividends, liquidating distributions, equity sale proceeds, or the return of funds upon a capital reduction.

Government Regulations Relating to Taxation

On March 16, 2007, the National Peoples Congress or the NPC, approved and promulgated the PRC Enterprise Income Tax Law, which we refer to as the New EIT Law. The New EIT Law took effect on January 1, 2008. Under the New EIT Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations.

On December 26, 2007, the State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, or the Notice, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the New EIT Law will be eligible for a five-year transition period since January 1, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the New EIT Law. From January 1, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the New EIT Law, the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate will be changed to 25% from January 1, 2008.

The New EIT Law provides that an income tax rate of 20% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises”. Non-resident enterprises refer to enterprises which do not have an establishment or place of business in the PRC, or which have such establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The income tax for non-resident enterprises shall be subject to withholding at the income source, with the payor acting as the obligatory withholder under the New EIT Law, and therefore such income taxes generally called withholding tax in practice. The State Council of the PRC has reduced the withholding tax rate from 20% to 10% through the Implementation Rules of the New EIT Law. It is currently unclear in what circumstances a source will be considered as located within the PRC. We are a U.S. holding company and substantially all of our income is derived from dividends we receive from our subsidiaries located in the PRC. Thus, if we are considered as a “non-resident enterprise” under the New EIT Law and the dividends paid to us by our subsidiary in the PRC are considered income sourced within the PRC, such dividends may be subject to a 10% withholding tax.

Such income tax may be exempted or reduced by the State Council of the PRC or pursuant to a tax treaty between the PRC and the jurisdictions in which our non-PRC shareholders reside. For example, the 10% withholding tax is reduced to 5% pursuant to the Double Tax Avoidance Agreement Between Hong Kong and Mainland China if the beneficial owner in Hong Kong owns more than 25% of the registered capital in a company in the PRC.

The new tax law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified. Any increase in the combined company’s tax rate in the future could have a material adverse effect on its financial conditions and results of operations.

Regulations of Overseas Investments and Listings

On August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the China Securities Regulatory Commission or the CSRC, the State Asset Supervision and Administration Commission or the SASAC, the State Administration of Taxation, or the SAT, the State Administration for Industry and Commerce or the SAIC and SAFE, amended and released the New M&A Rule, which took effect as of September 8, 2006. This regulation, among other things, includes provisions that purport to require that an offshore special purpose vehicle (SPV) formed for purposes of overseas listing of equity interest in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by SPVs. The CSRC approval procedures require the filing of a number of documents with the CSRC. The application of the New M&A Rule with respect to overseas listings of SPVs remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope of the applicability of the CSRC approval requirement.

Regulation of the Software Industry

Software Copyright

The China State Council promulgated the Regulations on the Protection of Computer Software, or the Software Protection Regulations, on December 20, 2001, which became effective on January 1, 2002. The Software Protection Regulations were promulgated, among other things, to protect the copyright of computer software in China. According to the Software Protection Regulations, computer software that is independently developed and exists in a physical form or is attached to physical goods will be protected. However, such protection does not apply to any ideas, mathematical concepts, processing and operation methods used in the development of software solutions.

Under the Software Protection Regulations, PRC citizens, legal persons and organizations shall enjoy copyright protection over computer software that they have developed, regardless of whether the software has been published. Foreigners or any person without a nationality shall enjoy copyright protection over computer software that they have developed, as long as such computer software was first distributed in China. Software of foreigners or any person without a nationality shall enjoy copyright protection in China under these regulations in accordance with a bilateral agreement signed between China and the country to which the developer is a citizen of or in which the developer habitually resides, or in accordance with an international treaty to which China is a party.

Under the Software Protection Regulations, owners of software copyright protection shall enjoy the rights of publication, authorship, modification, duplication, issuance, lease, transmission on the information network, translation, licensing and transfer. Software copyright protection takes effect on the day of completion of the software’s development.

The protection period for software developed by legal persons and other organizations is 50 years and ends on the thirty-first day of December of the fiftieth year from the date the software solution was first published. However, the Software Protection Regulations will not protect the software if it is published within 50 years of the completion of its development. A contract of licensing shall be made to license others to exploit the software copyright, and if the licensing of exploitation of software copyright is exclusive, a written contract shall be made. A written contract also shall be made for the transfer of any software copyright.

Civil remedies available under the Software Protection Regulations against infringements of copyright include cessation of the infringement, elimination of the effects, apology and compensation for losses. The administrative department of copyright shall order the infringer of software copyright to stop all infringing acts, confiscate illegal gains, confiscate and destroy infringing copies, and may impose a fine on the offender under certain circumstances. Disputes regarding infringements of software copyright may be settled through mediation. In addition, the parties involved in the disputes may apply for arbitration in accordance with any arbitration provisions set forth in the copyright contract or arbitration agreement otherwise entered into between or among the parties. If the parties neither have an arbitration provision in the copyright contract, nor an arbitration agreement, they may resolve their dispute through the PRC courts directly.

Software Copyright Registration

On February 20, 2002, the State Copyright Administration of the PRC promulgated and enforced the Measures Concerning Registration of Computer Software Copyright Procedures, or the Registration Procedures, to implement the Software Protection Regulations and to promote the development of China’s software industry. The Registration Procedures apply to the registration of software copyrights and software copyright exclusive licensing contracts and assignment contracts. The registrant of a software copyright will either be the copyright owner, or another person (whether a natural person, legal person or an organization) in whom the software copyright becomes vested through succession, assignment or inheritance.

Pursuant to the Registration Procedures, the software to be registered must (i) have been independently developed or (ii) significantly improve in its function or performance after modification from the original software with the permission of the original copyright owner. If the software being registered is developed by more than one person, the copyright owners may nominate one person to handle the copyright registration process on behalf of the other copyright owners. If the copyright owners fail to reach an agreement with respect to the registration, any of the copyright owners may apply for registration but the names of the other copyright owners must be recorded on the application.

The registrant of a software copyright and the parties to a software copyright assignment contract or exclusive licensing contract may apply to the Copyright Protection Center of the PRC for registration of such software copyright and contracts. To register a software copyright, the following documents shall be submitted: (i) a completed software copyright registration application form in accordance with relevant requirements; (ii) identification materials of software; and (iii) relevant documentation demonstrating ownership. To register a software copyright assignment contract or exclusive licensing contract, the following materials shall be submitted: (i) a completed contract registration form in accordance with relevant requirements; (ii) a copy of the contract; and (iii) the applicant’s identification documents. The Copyright Protection Center of the PRC will complete its examination of an accepted application within 60 days of the date of acceptance. If an application complies with the requirements of the Software Protection Regulations and the Registration Procedures, a registration will be granted, a corresponding registration certificate will be issued and the registration will be publicly announced.

Software Products Administration

On October 27, 2000, the MIIT issued and enforced the Measures Concerning Software Products Administration, to regulate and administer software products and promote the development of the software industry in China. Pursuant to the Measures Concerning Software Products Administration, all software products operated or sold in China had to be duly registered and recorded with the relevant authorities, and no entity or individual is allowed to sell or distribute any unregistered and unrecorded software products.

To produce software products in China, a software producer was required to meet the following requirements: (i) it possessed the status of an enterprise legal person, and its scope of operations included the computer software business (including technology development of software or production of software products); (ii) it had a fixed production site; (iii) it possessed necessary conditions and technologies for producing software products; and (iv) it possessed quality control measures and capabilities for the production of software products. Software developers or producers were allowed to sell their registered and recorded software products independently or through agents, or by way of licensing. Software products developed in China had to be registered with the local provincial governmental authorities in charge of information industry and then filed with the taxation authority at the same level and MIIT. Imported software products, i.e., software developed overseas and sold or distributed into China, had to be registered with the MIIT. Upon registration, the software products had to be granted registration certificates. Each registration certificate was valid for five years from the issuance date and could be renewed upon expiry. The MIIT and other relevant departments carried out supervision and inspection over the development, production, operation and import/export activities of software products in China.

On March 1, 2009, the MIIT promulgated the amended and restated Measures Concerning Software Products Administration, or the New Measures, which became effective on April 10, 2009. Under the New Measures, software products operated or sold in China are not required to be registered or recorded by relevant authorities, and software products developed in China (including those developed in China on the basis of imported software) can enjoy certain favorable policies when they have been registered and recorded. The New Measures also eliminated the October 2000 requirements set forth above.

Policies to Encourage the Development of Software and Integrated Circuit Industries

On June 24, 2000, the State Council issued Certain Policies to Encourage the Development of Software and Integrated Circuit Industries, or the Policies, to encourage the development of the software and integrated circuit industries in China and to enhance the competitiveness of the PRC information technology industry in the international market. The Policies encourage the development of the software and integrated circuit industries in China through various methods, including:

(i)	Encouraging venture capital investment in the software industry and providing or assisting software enterprises to raise capital overseas;

(ii)
Providing tax incentives, including an immediate tax rebate for taxpayers who sell self-developed software products, before 2010, of the amount of the statutory value-added tax that exceeds 3% and a number of exemptions and reduced enterprise income tax rates;

(iii)	Providing government support, such as government funding in the development of software technology;

(iv)	Providing preferential treatment, such as credit facilities with low interest rates to enterprises that export software products;

(v)	Taking various strategies to ensure that the software industry has sufficient expertise; and

(vi)	Implementing measures to enhance intellectual property protection in China.

To qualify for preferential treatment, an enterprise must be recognized as a software enterprise by governmental authorities. A software enterprise is subject to annual inspection, failure of which in a given year shall cause the enterprise not to be able to enjoy the relevant benefits.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following discussion sets forth information regarding the executive officers and directors of the Company as of the date of this prospectus. Our Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. To date we have not had an annual meeting. Provided below is a brief description of our executive officers’ and directors’ business experience during the past five years.

Name	Age	Position

Jianzhong Zuo	42	Chief Executive Officer, President and Chairman of the Board

Yong Zhao	38	Chief Financial Officer

Hirofumi Kotoi	47	Director

Jianzhong Zuo, Chief Executive Officer, President and Chairman

Mr. Zuo has been our Chief Executive Officer, President and Chairman of the Board since February 26, 2010. Mr. Zuo founded our wholly-owned subsidiary, Hua Shen Trading (International) Ltd., and served as its President since 1999. From 1993 to 1996, Mr. Zuo worked at Shenzhen Huashen Shiye International and Beijing Huashen Automation Engineering, and from 1992 to 1993 he was at Beijing Nonferrous Metal Research Institute. He earned his M.S. degree from the University of Science and Technology, Beijing in 1992 and an Executive MBA from the Central European Business School in 2007.

Yong Zhao, Chief Financial Officer

Mr. Zhao was appointed as our Chief Financial Officer on February 26, 2010. Mr. Zhao joined our wholly owned subsidiary, Beijing JianXin Petrochemical Engineering Ltd., as the Chief Financial Officer in 2008. From 1998 to 2008, he served as a financial manager for Beijing Feite Tianyuan Environmental Protection, Ltd., Co., Beijing Huashen Huizheng System Engineering Technology, Ltd., Co. and Beijing Huashen Guotong Technology Development Ltd. Mr. Zhao earned his Certificate in Project Financial Analysis at Beijing Technology and Business University in 2004 and earned his Bachelors Degree in Finance from Capital University of Economics and Business in 1992.

Hirofumi Kotoi, Director

Mr. Kotoi has been a member of our Board of Directors since March 27, 2010. Mr. Kotoi is a Vice-President and Representative Director at SJI Inc. where he has worked since June 1990. He earned his master degree from Kyoto University and completed a Ph.D. course major in Computer science. He also studied at the University of Science and Technology of China. A Chinese native, he came to Japan as a government funded overseas student in 1981.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Code of Ethics

The OTC Bulletin Board, which is the exchange on which our shares of Common Stock are listed, does not maintain any listing requirements, and we did not have a code of ethics prior to the Share Exchange.  However, our Board of Directors plans to adopt in the near future a formal Code of Conduct and Ethics (the “Code”) that would apply to all of our employees, officers and directors.  The Code will cover compliance with law; fair and honest dealings with the company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code.

Board Composition

The Board of Directors is currently composed of two members. All actions of the Board of Directors require the approval of a majority of the directors in attendance at a meeting at which a quorum is present. A quorum is a majority of the Board of Directors.

Audit Committee and Financial Expert

Due to our lack of operations and size prior or the Share Exchange, we did not designate an Audit Committee. Furthermore, our Common Stock is quoted on the OTC Bulletin Board, which does not maintain any listing requirements mandating the establishment of any particular committees. Our Board of Directors acts as our audit committee and performs equivalent functions, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls. At the present time, we believe that the members of the Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

For these same reasons, we did not have any other separate committees prior to the Share Exchange.  All functions of a nominating committee, audit committee and compensation committee were, and continue to be performed by our Board of Directors.

We currently do not have a member of the Board of Directors who qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K and is “independent” as the term is used in Item 7(d)(3) (iv) of Schedule 14A under the Exchange Act. However, our Board of Directors is in the process of searching for a suitable candidate for this position.

Policy Regarding Board Attendance

Our directors are expected to attend meetings of the Board of Directors as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. Our directors are expected to attend annual meetings of stockholders, but we do not have a formal policy requiring them to do so.

Shareholder Communications

The Company has a process for shareholders who wish to communicate with the Board of Directors. Shareholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

Background and Compensation Philosophy

Our Board of Directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. No pre-established, objective performance goals or metrics have been used by the Board of Directors in determining the compensation of our executive officers.

Elements of Compensation

Some of our executive officers receive a base salary to compensate them for services rendered during the year. Our policy of compensating our certain executives with a cash salary has served the Company well. Because of our history of attracting and retaining executive talent, we do not believe it is necessary at this time to provide our executives equity incentives, or other benefits for the Company to continue to be successful.

Base Salary and Bonus. The value of base salary and bonus for each our executive reflects his skill set and the market value of that skill set in the sole discretion of the Board of Directors.

Equity Incentives. The Company and its subsidiaries have not established an equity based incentive program and have not granted stock based awards as a component of compensation. In the future, we may make awards under an equity incentive plan pursuant to which awards may be granted if our Compensation Committee determines that it is in the best interest of the Company and its stockholders to do so.

Retirement Benefits. Our executive officers are not presently entitled to company-sponsored retirement benefits.

Perquisites. We have not provided our executive officers with any material perquisites and other personal benefits and, therefore, we do not view perquisites as a significant or necessary element of our executive’s compensation.

Deferred Compensation. We do not provide our executives the opportunity to defer receipt of annual compensation.

Summary Compensation Table

The following table sets forth all cash compensation paid by the Company, as well as certain other compensation paid or accrued, for each of the last two fiscal years of the Company to each named executive officers.

Summary Compensation of Named Executive Officers
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards	All Other Compensation ($)	Total ($)

Reed Buley, Former CEO, CFO, President and Secretary	2009	–	–	–	–	–
	2008	30,863	–	–	–	30,863
Jianzhong Zuo, President and Chief Executive Officer	2009	–	–	–	–	–
	2008	–	–	–	–	–
Yong Zhao, Chief Financial Officer	2009	7,028	3,514	–	–	10,542
	2008	7,028	3,514	–	–	10,542

During each of the last two fiscal years, none of our other officers had salary and bonus greater than $31,000.  In addition, our executive officers and/or their respective affiliates will be reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of such expenses by anyone other than our Board of Directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Employment Agreements

We have entered into employment agreements with Jianzhong Zuo and Yong Zhao.

Jianzhong Zuo

Mr. Zuo’s employment agreement, effective June 15, 2008, provides that Mr. Zuo will be employed as President of Beijing JianXin for a two year term. During the term of the agreement, Mr. Zuo will devote substantially all of his time to the service of the Company and may not compete directly or indirectly with us.  We may terminate Mr. Zuo for cause at any time, and without cause upon 30 days notice. Mr. Zuo may resign without good reason upon 30 days notice.

Mr. Zuo receives no annual salary under the agreement or otherwise.

Yong Zhao

Mr. Zhao’s employment agreement, effective June 15, 2008, provides that Mr. Zuo will be employed as Chief Financial Officer of Beijing JianXin for a two year term. During the term of the agreement, Mr. Zhao will devote substantially all of his time to the service of the Company and may not compete directly or indirectly with us. We may terminate Mr. Zhao for cause at any time, and without cause upon 30 days notice. Mr. Zhao may resign without good reason upon 30 days notice.

Mr. Zhao has a verbal agreement with management setting his compensation at $7,028 annually and a bonus of $3,514 annually.

Director Compensation

Our directors are reimbursed for reasonable expenses incurred by them in connection with attending Board of Directors’ meetings, but they do not receive any other compensation for serving on the Board of Directors.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan.  All decisions regarding compensation are determined by our Board of Directors.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan. We may adopt one or more such programs in the future.

Payment of Post-Termination Compensation

The Company does not have change-in-control agreements with any of its directors or executive officers, and the Company is not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of March 24, 2010 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our Common Stock, (ii) each director and executive officer, and (iii) all of our directors and executive officers and director nominees as a group. As of March 24, 2010, we had 29,358,772 shares of Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is c/o China LianDi Clean Technology Engineering Ltd., Unit 401-405.4/F, Tower B, Wanliuxingui Building, 28 Wanquanzhuang Road, Haidian District, Beijing, China 100089.

All share ownership figures include shares of our Common Stock issuable upon securities convertible or exchangeable into shares of our Common Stock within sixty (60) days of March 24, 2010, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name & Address of Beneficial Owner and Office, if any	Amount & Nature of Beneficial Ownership (1)	Percent of Class (1)

SJ Asia Pacific Ltd.(2)	6,275,118	21.37%
China LianDi Energy Resources Engineering Technology Ltd.(3)	10,684,660	36.39
Hua Shen Trading (International) Ltd.(4)	6,838,620	23.29
Jianzhong Zuo, Chairman, Chief Executive Officer & President (5)	17,523,280	59.69
Yong Zhao, Chief Financial Officer	0	0.00
Hirofumi Kotoi, Director (6)	6,275,118	21.37
TriPoint Global Equities, LLC (7)	2,159,462	7.09
All officers and directors as a group (3 persons)	23,798,398	81.06%

(1)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or or investment power within 60 days.  Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(2)
SJ Asia Pacific Ltd. is a wholly-owned subsidiary of SJI Inc., a Jasdaq listed company organized under the laws of Japan. Hirofumi Kotoi, one of our directors, and Jian Li are directors of SJ Asia Pacific Ltd.  Its business address is Shinagawa Seaside, East Tower 4-12-8, Higashi-Shinagawa, Shinagawa-Ku, Tokyo, Japan.

(3)
Mr. Jianzhong Zuo, our Chairman, Chief Executive Officer and President, is a director of China LianDi Energy Resources Engineering Technology Ltd. and holds voting and dispositive power over the shares held by it.

(4)	Mr. Jianzhong Zuo, our Chairman, Chief Executive Officer and President, is a director of Hua Shen Trading (International) Ltd. and holds voting and dispositive power over the shares held by it.

(5)
Includes shares held of record by China LianDi Energy Resources Engineering Technology Ltd. and Hua Shen Trading (International) Ltd., each over which Mr. Zuo maintains voting and dispositive power.  Mr. Zuo has no pecuniary interest in the shares held by Hua Shen Trading (International) Ltd.

(6)
Mr. Kotoi is a director of SJ Asia Pacific Ltd., a wholly-owned subsidiary of SJI Inc., a Jasdaq listed company organized under the laws of Japan, and shares voting and dispositive power over the shares held by SJ Asia Pacific Ltd. as a result of his position as a director of SJ Asia Pacific Ltd.

(7)
This number includes (a) the following securities held by TriPoint Global Equities, LLC, our placement agent in the Private Placement: (i) 725,882 shares of Common Stock underlying placement agent Warrants, (ii) 181,473 shares underlying placement agent Series A Warrants and (iii) 181,473 shares underlying placement agent Series B Warrants; and (b) the following securities held by TriPoint Capital Advisors, LLC, our financial consultant: (i) 1,070,634 shares of Common Stock. Mark Elenowitz and Michael Boswell share voting and dispositive power over the securities held by TriPoint Global Equities, LLC. Mark Elenowitz and Michael Boswell, along with Louis Taubman, share voting and dispositive power over the securities held by TriPoint Capital Advisors, LLC. The principal address of TriPoint Global Equities, LLC is 17 State Street, 20th Floor, New York, New York 10004.

Changes in Control

Pursuant to the Share Exchange, we had 28,571,430 shares of Common Stock issued and outstanding, of which China LianDi’s former shareholders own approximately 81% with the balance held by the Investors in the Private Placement and those who held our shares of Common Stock prior to the Share Exchange. Accordingly, the closing of the Share Exchange caused a change in control.

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in any other change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2009, we rented warehouse space and a truck from the wife of Reed Buley, our former executive officer who was also our former majority shareholder, at a percentage of revenues, which is intended to approximate fair market value. As of February 26, 2010, this agreement has been terminated and any liability settled.

We owed Mr. Buley $23,847 as of December 31, 2009 for operating expenses paid on our behalf. As of February 26, 2010, pursuant to the Exchange Agreement, such liability was assumed by Mr. Buley.

We owed $27,560 as of December 31, 2009 to a consultant, who is also a shareholder, for professional fees paid on our behalf. As of February 26, 2010, pursuant to the Exchange Agreement, such liability was assumed by Mr. Buley.

As of December 31, 2009, we had two notes payable totaling $41,000 due to the father of Mr. Buley, our former CEO. As of February 26, 2010, pursuant to the Exchange Agreement, such liabilities were assumed by Mr. Buley.

TriPoint Capital Advisors, LLC

On February 26, 2010, we issued TriPoint Capital Advisors, LLC, an affiliate of TriPoint Global Equities, LLC, 820,634 shares of Common Stock pursuant to the Exchange Agreement in exchange for 1,500 shares of China LianDi that it owned.

Lock Up Agreement

On the February 26, 2010, we entered into a lock-up agreement with China LianDi Energy Resources Engineering Technology Ltd., an affiliate of Jianzhong Zuo, our Chief Executive Officer, President and Chairman, whereby such entity is prohibited from selling the Company’s securities until six (6) months after the effective date of the registration statement required to be filed under the Registration Rights Agreement. For one (1) year thereafter, it will be permitted to sell up to 1/12 of its initial holdings every month.

Securities Escrow Agreement

On February 26, 2010, we entered into a make good escrow agreement with the Investors (the “Securities Escrow Agreement”), pursuant to which China LianDi Energy Resources Engineering Technology Ltd. (the “Principal Stockholder”), an affiliate of Jianzhong Zuo, our Chief Executive Officer, President and Chairman, delivered into an escrow account 1,722,311 shares of Common Stock (the “Escrow Shares”) to be used as a share escrow for the achievement of a fiscal year 2011 net income performance threshold of $20.5 million. With respect to the 2011 performance year, if we achieve less than 95% of the 2011 performance threshold, then the Escrow Shares for such year will be delivered to the Investors in the amount of 86,115.55 shares (rounded up to the nearest whole share and pro rata based on the number of shares of Series A Preferred Stock owned by such Investor at such date) for each full percentage point by which such threshold was not achieved up to a maximum of 1,722,311 shares. Any Escrow Shares not delivered to any Investor because such Investor no longer holds shares of Series A Preferred Stock or Conversion Shares, or because the 2011 performance threshold was met, shall be returned to the Principal Stockholder.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

It is our policy that we will not enter into transactions required to be disclosed under item 404 of the SEC’s Regulation S-K unless our Board of Directors first reviews and approves the transactions.

Promoters and Certain Control Persons

We have not had a promoter at any time during the past five years. Other than our shares received as part of the Share Exchange or compensation or reimbursement of expenses in connection with job responsibilities at our company, as the case may be, none of the persons or entities that may be deemed to have acquired control of us as a result of the Share Exchange have received anything of value from us during the past five years.  Other than the shares of China LianDi received in the Share Exchange, we have not received any assets from such persons during the past five years.

SELLING STOCKHOLDERS

We are registering for resale shares of our Common Stock that are issued and outstanding, and shares of Common Stock underlying our Series A Preferred Stock and Warrants held by the Selling Stockholders identified below. We are registering the shares to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.”  As of the date of this prospectus there are 29,358,772 shares of Common Stock issued and outstanding.

The following table sets forth:

•	the name of the Selling Stockholders,

•	the number of shares of our Common Stock that the Selling Stockholders beneficially owned prior to the offering for resale of the shares under this prospectus,

•	the maximum number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholders under this prospectus, and

•
the number and percentage of shares of our Common Stock beneficially owned by the Selling Stockholders prior to the offering and after the offering of the shares (assuming all of the offered shares are sold by the Selling Stockholders).

Except for Reed Buley, none of the Selling Stockholders has been our officer or director or an officer or director of any of our predecessors or affiliates within the last three years.

Except for Hayden Communications International Inc. and Chesapeake Group, each of which has been engaged by us as our investor relations firm, and TriPoint Global Equities, LLC (“TriPoint Global”), our financial advisor and placement agent in the Private Placement, none of our Selling Stockholders had a material relationship with the Company within the last three years.

We entered into a placement agent agreement with TriPoint Global on October 27, 2009 whereby we paid a cash fee to TriPoint Global equal to 7% of the gross proceeds received by us in connection with the Private Placement and we issued to TriPoint Global and its designees (i) Warrants to purchase 787,342 shares of Common Stock, (ii) Series A Warrants to purchase 196,836 shares of Common Stock and (iii) Series B Warrants to purchase 196,836 shares of Common Stock.

Except for TriPoint Global, Syndicated Capital, Inc., Brill Securities, Meyer Associates LP and SHP Securities, LLC, none of the Selling Stockholders is a broker dealer.

Except for Ancora Greater China Fund LP, Shira Capital LLC, Burt Stangarone, Anthony G. Polak, John Riccardi, Jr., NTC & Co. F/B/O Paul Masters IRA, IRA FBO Ronald Lazar, Pershing LLC as Custodian, RL Capital Partners and Heather U Baines and Lloyd McAdams AB Living Trust 8/01/2001, none of the Selling Stockholders is an affiliate of a broker dealer. Each of Ancora Greater China Fund LP, Shira Capital LLC, Burt Stangarone, Anthony G. Polak, John Riccardi, Jr., NTC & Co. F/B/O Paul Masters IRA, IRA FBO Ronald Lazar, Pershing LLC as Custodian, RL Capital Partners and the Heather U Baines and Lloyd McAdams AB Living Trust 8/01/2001 certified to us that it or he bought the securities in the ordinary course of business and at the time of purchase, it or he had no agreements or understandings, directly or indirectly, with any person to distribute the securities. None of the Selling Stockholders has any agreement or understanding to distribute any of the Shares being registered.

Each Selling Stockholder may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Stockholders will sell all of the Shares offered for sale. A Selling Stockholder is under no obligation, however, to sell any Shares pursuant to this prospectus.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)	Percentage Ownership Before Offering	Maximum Number of Shares of Common Stock to be Sold (2)	Number of Shares of Common Stock Owned After Offering	Percentage Ownership After Offering (3)
Hermes Partners, LP (4)	60,000	*	60,000	-0-	-0-
Alder Capital Partners I, L.P. (5)	285,000	*	285,000	-0-	-0-
Burt Stangarone (6)	51,420	*	51,420	-0-	-0-
Snow Hill Developments Limited (7)	345,000	1.18%	345,000	-0-	-0-
The Knapp Family Trust, Geoffrey D. Knapp, Trustee (8)	75,000	*	75,000	-0-	-0-
IRA FBO Ronald Lazar, Pershing LLC as Custodian (9)	15,000	*	15,000	-0-	-0-
RL Capital Partners (10)	60,000	*	60,000	-0-	-0-
Anthony Polak (11)	15,000	*	15,000	-0-	-0-
Domaco Venture Capital Fund (12)	15,000	*	15,000	-0-	-0-
Frederick Polak (13)	15,000	*	15,000	-0-	-0-
Steve Strasser (14)	60,000	*	60,000	-0-	-0-
Ephraim Field (15)	321,420	1.10%	321,420	-0-	-0-
Trading Systems, LLC (16)	45,000	*	45,000	-0-	-0-
Oppenheimer & Co., Inc. Custodian FBO Lawrence Kaplan RLURIRA (17)	60,000	*	60,000	-0-	-0-
Douglas N. Woodrum (18)	43,500	*	43,500	-0-	-0-
Michael Miller (19)	60,000	*	60,000	-0-	-0-
Martha A. Rogers (20)	15,000	*	15,000	-0-	-0-
Sandor Capital Master Fund (21)	171,000	*	171,000	-0-	-0-
Shira Capital LLC (22)	107,130	*	107,130	-0-	-0-
Li Jun (23)	85,710	*	85,710	-0-	-0-
Markets Edge Limited (24)	22,500	*	22,500	-0-	-0-
Stanley Kaplan (25)	15,000	*	15,000	-0-	-0-
Futurtec, L.P. (26)	45,000	*	45,000	-0-	-0-
Peter Fahey (27)	64,276	*	64,276	-0-	-0-
Venturetek, LP (28)	214,276	*	214,276	-0-	-0-
Allan C. Lichtenberg (29)	22,500	*	22,500	-0-	-0-
NTC & Co. F/B/O Paul Masters IRA (30)	32,100	*	32,100	-0-	-0-
Stephanie Ognar (31)	300,000	1.01%	300,000	-0-	-0-
JW Partners, L.P. (32)	85,710	*	85,710	-0-	-0-
Taylor International Fund LTD (33)	1,285,710	4.21%	1,285,710	-0-	-0-
Ancora Greater China Fund LP (34)	135,000	*	135,000	-0-	-0-
Allen Lupyrypa (35)	43,500	*	43,500	-0-	-0-
Michael Cohen (36)	106,500	*	106,500	-0-	-0-
Blue Earth Fund, L.P. (37)	857,130	2.84%	857,130	-0-	-0-
Dennis Jason Wong, Sole Trustee of the Dennis and Sharon Wong Family Trust (38)	128,566	*	128,566	-0-	-0-
Daybreak Special Situations Master Fund, Ltd. (39)	107,146	*	107,146	-0-	-0-
William P. Haus (40)	22,500	*	22,500	-0-	-0-

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)	Percentage Ownership Before Offering	Maximum Number of Shares of Common Stock to be Sold (2)	Number of Shares of Common Stock Owned After Offering	Percentage Ownership After Offering (3)
Silver Rock II, Ltd. (41)	128,566	*	128,566	-0-	-0-
James H. Stebbins (42)	45,000	*	45,000	-0-	-0-
John C. Kleinert (43)	21,750	*	21,750	-0-	-0-
Martin Feinberg (44)	22,500	*	22,500	-0-	-0-
Brightstar Investment Fund LP (45)	30,000	*	30,000	-0-	-0-
MKM Opportunity Master Fund, Ltd. (46)	105,000	*	105,000	-0-	-0-
Lennox Capital Partners, LP (47)	278,566	*	278,566	-0-	-0-
Squires Family LP (48)	150,000	*	150,000	-0-	-0-
Eric E. Shear (49)	10,726	*	10,726	-0-	-0-
Greg Freihofner (50)	45,000	*	45,000	-0-	-0-
Paul Hickey (51)	45,000	*	45,000	-0-	-0-
Maple Day Limited (52)	100,726	*	100,726	-0-	-0-
Dynacap Global Capital Fund II, LP (53)	128,550	*	128,550	-0-	-0-
BBS Capital Fund, LP (54)	214,276	*	214,276	-0-	-0-
Trillion Growth China LP (55)	90,000	*	90,000	-0-	-0-
Pope Investments II LLC (56)	1,500,000	4.88%	1,500,000	-0-	-0-
Jayhawk Private Equity Fund II, L.P. (57)	1,714,276	5.54%	1,714,276	-0-	-0-
Hua Mei 21st Century Partners, LP (58)	321,436	1.08%	321,436	-0-	-0-
Guerilla Partners, LP (59)	107,146	*	107,146	-0-	-0-
Joseph Myers (60)	75,000	*	75,000	-0-	-0-
Nicholas Primpas (61)	30,000	*	30,000	-0-	-0-
Ashar Qureshi (62)	15,000	*	15,000	-0-	-0-
David Forti (63)	45,000	*	45,000	-0-	-0-
Lutz Engineering PSP (64)	30,000	*	30,000	-0-	-0-
AEJ Doyer (65)	6,000	*	6,000	-0-	-0-
David Morin (66)	15,000	*	15,000	-0-	-0-
Hugh Hadden (67)	15,000	*	15,000	-0-	-0-
Michael Leone (68)	2,250	*	2,250	-0-	-0-
Gary Andreasen (69)	4,500	*	4,500	-0-	-0-
Steven Gianniotis (70)	7,500	*	7,500	-0-	-0-
Jeffrey A. Grossman (71)	45,000	*	45,000	-0-	-0-
Jon L. Grossman (72)	4,500	*	4,500	-0-	-0-
John O. Senior (73)	6,000	*	6,000	-0-	-0-
Kira L. Grossman (74)	3,000	*	3,000	-0-	-0-
Mark Napier (75)	15,000	*	15,000	-0-	-0-
Charles Barovian (76)	4,500	*	4,500	-0-	-0-
Robert Lutz / Jo Lutz (77)	9,000	*	9,000	-0-	-0-
Angela LaRosa / Joseph Maida (78)	15,000	*	15,000	-0-	-0-
David F. Davis (79)	5,250	*	5,250	-0-	-0-
Kenneth Noggle (80)	3,000	*	3,000	-0-	-0-
John Dow (81)	7,500	*	7,500	-0-	-0-
John Riccardi, Jr. (82)	5,250	*	5,250	-0-	-0-

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)	Percentage Ownership Before Offering	Maximum Number of Shares of Common Stock to be Sold (2)	Number of Shares of Common Stock Owned After Offering	Percentage Ownership After Offering (3)
William Seifer (83)	1,500	*	1,500	-0-	-0-
Todd Taricco (84)	15,000	*	15,000	-0-	-0-
Robert Leng (85)	6,000	*	6,000	-0-	-0-
John R. Duffy / Lorrain Duffy (86)	15,000	*	15,000	-0-	-0-
Albert Shehabar (87)	6,000	*	6,000	-0-	-0-
Paul E. Triulzi (88)	1,500	*	1,500	-0-	-0-
Paul E. Triulzi, IRA (89)	4,500	*	4,500	-0-	-0-
Barbara Mishan (90)	21,420	*	21,420	-0-	-0-
Meir Duke (91)	64,276	*	64,276	-0-	-0-
Robert Baron (92)	4,276	*	4,276	-0-	-0-
Martin Feinberg (93)	22,500	*	22,500	-0-	-0-
Cubs Capital c/o Morris Resner (94)	6,750	*	6,750	-0-	-0-
Heller Capital Investments (95)	75,000	*	75,000	-0-	-0-
Octagon Capital Partners (96)	37,500	*	37,500	-0-	-0-
Alpha Capital Anstalt (97)	85,710	*	85,710	-0-	-0-
Tommy Dilling (98)	19,200	*	19,200	-0-	-0-
Robin Whaite (99)	30,000	*	30,000	-0-	-0-
Compact Poolen Modehuset AB (100)	23,550	*	23,550	-0-	-0-
Kristian Stensjo / Pernilla Stensjo (101)	10,650	*	10,650	-0-	-0-
Ulf Sorvik (102)	21,376	*	21,376	-0-	-0-
David Sandgren (103)	108,000	*	108,000	-0-	-0-
Hans Waren (104)	15,000	*	15,000	-0-	-0-
Ferghal O’regan (105)	45,000	*	45,000	-0-	-0-
Olive or Twist Limited (106)	18,000	*	18,000	-0-	-0-
Enebybergs Revisionsbyra AB (107)	42,750	*	42,750	-0-	-0-
Henrik Gumaelius (108)	18,000	*	18,000	-0-	-0-
Kari Ekholm (109)	30,000	*	30,000	-0-	-0-
Peter Gustafsson (110)	53,550	*	53,550	-0-	-0-
Garolf AB (111)	64,500	*	64,500	-0-	-0-
Heather U Baines and Lloyd McAdams AB Living Trust 8/01/2001 (112)	64,276	*	64,276	-0-	-0-
Ulf Ivarsson (113)	30,000	*	30,000	-0-	-0-
Joachim Jaginder (114)	30,000	*	30,000	-0-	-0-
Charles Smith (115)	5,000	*	5,000	-0-	-0-
Reed Buley (116)	51,000	*	50,000	1,000	*
Hayden Communications International Inc. (117)	89,000	*	89,000	-0-	-0-
Chesapeake Group Inc. (118)	62,400	*	62,400	-0-	-0-
TriPoint Global Equities, LLC (119)	2,159,462	7.09%	1,088,828	1,070,634	3.52%
Syndicated Capital, Inc. (120)	31,192	*	31,192	-0-	-0-
Brill Securities (121)	3,855	*	3,855	-0-	-0-
Meyers Associates LP (122)	32,216	*	32,216	-0-	-0-
SHP Securities, LLC (123)	24,924	*	24,924	-0-	-0-

* less than one percent

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 29,358,772 shares of Common Stock outstanding as of March 24, 2010.

(2)	Includes the total number of shares of Common Stock that each Selling Stockholder intends to sell, regardless of the 9.99% beneficial ownership limitation, more fully explained in footnote 3.

(3)
Pursuant to the terms of the Warrants and the Certificate of Designation for the Series A Preferred Stock, at no time may a purchaser of Series A Preferred Stock convert such purchaser’s shares into shares of our Common Stock if the conversion would result in such purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.99% of our then issued and outstanding shares of Common Stock; provided, however, that upon a purchaser providing us with sixty-one days’ notice that such purchaser wishes to waive the cap, then the cap will be of no force or effect with regard to all or a portion of the Series A Preferred Stock referenced in the waiver notice. Similarly under the terms of the Warrants, at no time may a holder exercise such holder’s Warrant if the exercise would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.99% of our then issued and outstanding shares of Common Stock; provided, however, that upon a purchaser providing us with sixty-one days’ notice that such purchaser wishes to waive the cap, then the cap will be of no force or effect with regard to all or a portion of the shares referenced in the waiver notice. The 9.99% beneficial ownership limitation does not prevent a stockholder from selling some of its holdings and then receiving additional shares. Accordingly, each stockholder could exercise and sell more than 9.99% of our Common Stock without ever at any one time holding more than this limit.

(4)
Consists of 4,000 shares of Common Stock, 36,000 shares underlying Series A Preferred Stock, 10,000 shares underlying Series A Warrants and 10,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Mr. Paul Flather has voting and dispositive power over the shares held by Hermes Partners, LP. Mr. Flather may be deemed to beneficially own the shares of Common Stock held by Hermes Partners, LP. Mr. Flather disclaims beneficial ownership of such shares. The address for Hermes Partners, LP is 1223 Camino Del Mar, Del Mar, CA 92014.

(5)
Consists of 19,000 shares of Common Stock, 171,000 shares underlying Series A Preferred Stock, 47,500 shares underlying Series A Warrants and 47,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Michael Licosati, Managing Partner, has voting and dispositive power over the shares held by Alder Capital Partners I, L.P. Mr. Licosati may be deemed to beneficially own the shares of Common Stock held by Alder Capital Partners I, L.P. Mr. Licosati disclaims beneficial ownership of such shares. The address for Alder Capital Partners I, L.P. is 1223 Camino Del Mar, Del Mar, CA 92014.

(6)
Consists of 3,428 shares of Common Stock, 30,852 shares underlying Series A Preferred Stock, 8,570 shares underlying Series A Warrants and 8,570 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(7)
Consists of 23,000 shares of Common Stock, 207,000 shares underlying Series A Preferred Stock, 57,500 shares underlying Series A Warrants and 57,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Qianbai Yang has voting and dispositive power over the shares held by Snow Hill Developments Limited. Qianbai Yang may be deemed to beneficially own the shares of Common Stock held by Snow Hill Developments Limited. Qianbai Yang disclaims beneficial ownership of such shares. The address for Snow Hill Developments Limited is 5/F, B&H Plaza, 1077 Nanhai Ave., Shekou Shenzhen 518067 China.

(8)
Consists of 5,000 shares of Common Stock, 45,000 shares underlying Series A Preferred Stock, 12,500 shares underlying Series A Warrants and 12,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Mr. Geoffrey D. Knapp has voting and dispositive power over the shares held by The Knapp Family Trust, Geoffrey D. Knapp, Trustee.  Mr. Knapp may be deemed to beneficially own the shares of Common Stock held by The Knapp Family Trust, Geoffrey D. Knapp, Trustee. Mr. Knapp disclaims beneficial ownership of such shares. The address for The Knapp Family Trust, Geoffrey D. Knapp, Trustee, is 1031 Keys Drive, Boulder City, NV 89005.

(9)
Consists of 1,000 shares of Common Stock, 9,000 shares underlying Series A Preferred Stock, 2,500 shares underlying Series A Warrants and 2,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Ronald Lazar has voting and dispositive power over the shares held by IRA FBO Ronald Lazar, Pershing LLC as Custodian.  Mr. Lazar may be deemed to beneficially own the shares of Common Stock held by the trust. Mr. Lazar disclaims beneficial ownership of such shares. The address for IRA FBO Ronald Lazar, Pershing LLC as Custodian is 200 Winston Drive, #3109, Cliffside Park, NJ 07010.

(10)
Consists of 4,000 shares of Common Stock, 36,000 shares underlying Series A Preferred Stock, 10,000 shares underlying Series A Warrants and 10,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Messrs. Ronald Lazar and Anthony G. Polak share voting and dispositive power over the shares held by RL Capital Partners.  Messrs. Lazar and Polak may be deemed to beneficially own the shares of Common Stock held by RL Capital Partners. Messrs. Lazar and Polak disclaim beneficial ownership of such shares. The address for RL Capital Partners is 405 Lexington Avenue, 2nd Floor, New York, NY 10174.

(11)
Consists of 1,000 shares of Common Stock, 9,000 shares underlying Series A Preferred Stock, 2,500 shares underlying Series A Warrants and 2,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(12)
Consists of 1,000 shares of Common Stock, 9,000 shares underlying Series A Preferred Stock, 2,500 shares underlying Series A Warrants and 2,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Jack Polak, General Partner, has voting and dispositive power over the shares held by Domaco Venture Capital Fund. Mr. Polak may be deemed to beneficially own the shares of Common Stock held by Domaco Venture Capital Fund. Mr. Polak disclaims beneficial ownership of such shares. The address for Domaco Venture Capital Fund is 195 Beech Street, Eastchester, NY 10709.

(13)
Consists of 1,000 shares of Common Stock, 9,000 shares underlying Series A Preferred Stock, 2,500 shares underlying Series A Warrants and 2,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(14)
Consists of 4,000 shares of Common Stock, 36,000 shares underlying Series A Preferred Stock, 10,000 shares underlying Series A Warrants and 10,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(15)
Consists of 21,428 shares of Common Stock, 192,852 shares underlying Series A Preferred Stock, 53,570 shares underlying Series A Warrants and 53,570 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(16)
Consists of 3,000 shares of Common Stock, 27,000 shares underlying Series A Preferred Stock, 7,500 shares underlying Series A Warrants and 7,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Gary J. McAdam, Manager, has voting and dispositive power over the shares held by Trading Systems, LLC.  Mr. McAdam may be deemed to beneficially own the shares of Common Stock held by Trading Systems, LLC. Mr. McAdam disclaims beneficial ownership of such shares. The address for Trading Systems, LLC is 14 Red Tail Drive, Highlands Ranch, CO 80126.

(17)
Consists of 4,000 shares of Common Stock, 36,000 shares underlying Series A Preferred Stock, 10,000 shares underlying Series A Warrants and 10,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Lawrence Kaplan has voting and dispositive power over the shares held by Oppenheimer & Co., Inc. Custodian FBO Lawrence Kaplan RLURIRA.  Mr. Kaplan may be deemed to beneficially own the shares of Common Stock held by Oppenheimer & Co., Inc. Custodian FBO Lawrence Kaplan RLURIRA. Mr. Kaplan disclaims beneficial ownership of such shares. The address for Oppenheimer & Co., Inc. Custodian FBO Lawrence Kaplan RLURIRA is c/o Oppenheimer & Co., 3310 W. Big Beaver Road, Troy, MI 48084.

(18)
Consists of 2,900 shares of Common Stock, 26,100 shares underlying Series A Preferred Stock, 7,250 shares underlying Series A Warrants and 7,250 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(19)
Consists of 4,000 shares of Common Stock, 36,000 shares underlying Series A Preferred Stock, 10,000 shares underlying Series A Warrants and 10,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(20)
Consists of 1,000 shares of Common Stock, 9,000 shares underlying Series A Preferred Stock, 2,500 shares underlying Series A Warrants and 2,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(21)
Consists of 11,400 shares of Common Stock, 102,600 shares underlying Series A Preferred Stock, 28,500 shares underlying Series A Warrants and 28,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. John S. Lemack has voting and dispositive power over the shares held by Sandor Capital Master Fund.  Mr. Lemack may be deemed to beneficially own the shares of Common Stock held by Sandor Capital Master Fund. Mr. Lemack disclaims beneficial ownership of such shares. The address for  Sandor Capital Master Fund is 2828 Routh Street, Suite 500, Dallas, TX 75201.

(22)
Consists of 7,142 shares of Common Stock, 64,278 shares underlying Series A Preferred Stock, 17,855 shares underlying Series A Warrants and 17,855 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Montgomery Cornell has voting and dispositive power over the shares held by Shira Capital LLC.  Mr. Cornell may be deemed to beneficially own the shares of Common Stock held by Shira Capital LLC. Mr. Cornell disclaims beneficial ownership of such shares. The address for Shira Capital LLC is 71 S. Wacker, Suite 1900, Chicago, IL 60606.

(23)
Consists of 5,714 shares of Common Stock, 51,426 shares underlying Series A Preferred Stock, 14,285 shares underlying Series A Warrants and 14,285 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(24)
Consists of 1,500 shares of Common Stock, 13,500 shares underlying Series A Preferred Stock, 3,750 shares underlying Series A Warrants and 3,750 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Majed Soueidan has voting and dispositive power over the shares held by Markets Edge Limited.  Mr. Soueidan may be deemed to beneficially own the shares of Common Stock held by Markets Edge Limited. Mr. Soueidan disclaims beneficial ownership of such shares. The address for Markets Edge Limited is 116 Pheasant Lane, Collegeville, PA 19426.

(25)
Consists of 1,000 shares of Common Stock, 9,000 shares underlying Series A Preferred Stock, 2,500 shares underlying Series A Warrants and 2,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(26)
Consists of 3,000 shares of Common Stock, 27,000 shares underlying Series A Preferred Stock, 7,500 shares underlying Series A Warrants and 7,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Ido Clear has voting and dispositive power over the shares held by Futurtec, L.P.  Mr. Clear may be deemed to beneficially own the shares of Common Stock held by Futurtec, L.P. Mr. Clear disclaims beneficial ownership of such shares. The address for Futurtec, L.P. is 111 Great Neck Rd., Suite 301, Great Neck, NY 11021.

(27)
Consists of 4,285 shares of Common Stock, 38,565 shares underlying Series A Preferred Stock, 10,713 shares underlying Series A Warrants and 10,713 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(28)
Consists of 14,825 shares of Common Stock, 128,565 shares underlying Series A Preferred Stock, 35,713 shares underlying Series A Warrants and 35,713 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. David Selengot has voting and dispositive power over the shares held by Venturetek, LP. Mr. Selengot may be deemed to beneficially own the shares of Common Stock held by Venturetek, LP. Mr. Selengot disclaims beneficial ownership of such shares. The address for Venturetek, LP is P.O. Box 339, Lawrence, NY 11559.

(29)
Consists of 1,500 shares of Common Stock, 13,500 shares underlying Series A Preferred Stock, 3,750 shares underlying Series A Warrants and 3,750 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(30)
Consists of 2,140 shares of Common Stock, 19,260 shares underlying Series A Preferred Stock, 5,350 shares underlying Series A Warrants and 5,350 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Mr. Paul Masters has voting and dispositive power over the shares held by NTC & Co. F/B/O Paul Masters IRA. Mr. Masters may be deemed to beneficially own the shares of Common Stock held by NTC & Co. F/B/O Paul Masters IRA. Mr. Masters disclaims beneficial ownership of such shares. The address for NTC & Co. F/B/O Paul Masters IRA is 717 17th Street, Suite 2200, Denver, CO 80202-3331.

(31)
Consists of 20,000 shares of Common Stock, 180,000 shares underlying Series A Preferred Stock, 50,000 shares underlying Series A Warrants and 50,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(32)
Consists of 5,714 shares of Common Stock, 51,426 shares underlying Series A Preferred Stock, 14,285 shares underlying Series A Warrants and 14,285 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Jason Wild has voting and dispositive power over the shares held by JW Partners, L.P. Mr. Wild may be deemed to beneficially own the shares of Common Stock held by JW Partners, L.P. Mr. Wild disclaims beneficial ownership of such shares. The address for JW Partners, L.P. is 900 Third Avenue, Suite 1901, New York, NY 10022.

(33)
Consists of 85,714 shares of Common Stock, 771,426 shares underlying Series A Preferred Stock, 214,285 shares underlying Series A Warrants and 214,285 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Messrs. Steve Taylor and Robert Kirkland, share voting and dispositive power over the shares held by Taylor International Fund LTD.  Messrs. Taylor and Kirkland may be deemed to beneficially own the shares of Common Stock held by Taylor International Fund, LTD. Messrs. Taylor and Kirkland disclaim beneficial ownership of such shares. The address for  Taylor International Fund LTD. is 714 South Dearborn Street, 2nd Floor, Chicago, IL 60605.

(34)
Consists of 9,000 shares of Common Stock, 81,000 shares underlying Series A Preferred Stock, 22,500 shares underlying Series A Warrants and 22,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. John P. Micklitsch, the Managing Partner, has voting and dispositive power over the shares held by Ancora Greater China Fund, LP.  Mr. Micklitsch may be deemed to beneficially own the shares of Common Stock held by Ancora Greater China Fund, LP. Mr. Micklitsch disclaims beneficial ownership of such shares. The address for Ancora Greater China Fund, LP is 2000 Auburn Dr. Suite 300, Cleveland, OH 44122.

(35)
Consists of 2,900 shares of Common Stock, 26,100 shares underlying Series A Preferred Stock, 7,250 shares underlying Series A Warrants and 7,250 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(36)
Consists of 7,100 shares of Common Stock, 63,900 shares underlying Series A Preferred Stock, 17,750 shares underlying Series A Warrants and 17,750 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(37)
Consists of 57,142 shares of Common Stock, 514,278 shares underlying Series A Preferred Stock, 142,855 shares underlying Series A Warrants and 142,855 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Brett Conrad, Managing Member, General Partner has voting and dispositive power over the shares held by Blue Earth Fund, LP.  Mr. Conrad may be deemed to beneficially own the shares of Common Stock held by Blue Earth Fund, LP. Mr. Conrad disclaims beneficial ownership of such shares. The address for Blue Earth Fund, LP is 1312 Cedar St., Santa Monica, CA 90405.

(38)
Consists of 8,571 shares of Common Stock, 77,139 shares underlying Series A Preferred Stock, 21,428 shares underlying Series A Warrants and 21,428 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Mr. Dennis Jason Wong has voting and dispositive power over the shares held by Dennis Jason Wong, Sole Trustee of the Dennis and Sharon Wong Family Trust.  Mr. Wong may be deemed to beneficially own the shares of Common Stock held by Dennis Jason Wong, Sole Trustee of the Dennis and Sharon Wong Family Trust. Mr. Wong disclaims beneficial ownership of such shares. The address for Dennis Jason Wong, Sole Trustee of the Dennis and Sharon Wong Family Trust is 88 Kearny Street, Suite 1818, San Francisco, CA 94108.

(39)
Consists of 7,143 shares of Common Stock, 64,287 shares underlying Series A Preferred Stock, 17,858 shares underlying Series A Warrants and 17,858 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Messrs. Lawrence J. Butz and John Prinz share voting and dispositive power over the shares held by Daybreak Special Situations Master Fund, Ltd.  Messrs. Butz and Prinz may be deemed to beneficially own the shares of Common Stock held by Daybreak Special Situations Master Fund, Ltd. Messrs. Butz and Prinz disclaim beneficial ownership of such shares. The address for Daybreak Special Situations Master Fund, Ltd. is 100 East Cook Avenue, Suite 100, Libertyville, IL 60048.

(40)
Consists of 1,500 shares of Common Stock, 13,500 shares underlying Series A Preferred Stock, 3,750 shares underlying Series A Warrants and 3,750 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(41)
Consists of 8,571 shares of Common Stock, 77,139 shares underlying Series A Preferred Stock, 21,428 shares underlying Series A Warrants and 21,428 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Rima Salam, Director, has voting and dispositive power over the shares held by Silver Rock II, Ltd.  Rima Salam may be deemed to beneficially own the shares of Common Stock held by Silver Rock II, Ltd. Rima Salam disclaims beneficial ownership of such shares. The address for Silver Rock II, Ltd. is Villa D 103, Palm Jumeriah Island, Dubai UAE.

(42)
Consists of 3,000 shares of Common Stock, 27,000 shares underlying Series A Preferred Stock, 7,500 shares underlying Series A Warrants and 7,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(43)
Consists of 1,450 shares of Common Stock, 13,050 shares underlying Series A Preferred Stock, 3,625 shares underlying Series A Warrants and 3,625 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(44)
Consists of 1,500 shares of Common Stock, 13,500 shares underlying Series A Preferred Stock, 3,750 shares underlying Series A Warrants and 3,750 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(45)
Consists of 2,000 shares of Common Stock, 18,000 shares underlying Series A Preferred Stock, 5,000 shares underlying Series A Warrants and 5,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Eric Allen, Managing Partner, has voting and dispositive power over the shares held by Brightstar Investment Fund LP.  Mr. Allen may be deemed to beneficially own the shares of Common Stock held by Brightstar Investment Fund LP.  Mr. Allen disclaims beneficial ownership of such shares. The address for Brightstar Investment Fund LP is 12720 Huntsman Way, Potomac, MD 20854.

(46)
Consists of 7,000 shares of Common Stock, 63,000 shares underlying Series A Preferred Stock, 17,500 shares underlying Series A Warrants and 17,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. David Skriloff, Portfolio Manager, has voting and dispositive power over the shares held by MKM Opportunity Master Fund, Ltd. Mr. Skriloff may be deemed to beneficially own the shares of Common Stock held by MKM Opportunity Master Fund, Ltd. Mr. Skriloff disclaims beneficial ownership of such shares. The address for MKM Opportunity Master Fund, Ltd. is c/o MKM Capital Advisors, 1515 Broadway, 11th Floor, New York, NY 10036.

(47)
Consists of 18,571 shares of Common Stock, 167,139 shares underlying Series A Preferred Stock, 46,428 shares underlying Series A Warrants and 46,428 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Richard D. Squires has voting and dispositive power over the shares held by Lennox Capital Partners, LP.  Mr. Squires may be deemed to beneficially own the shares of Common Stock held by Lennox Capital Partners, LP.  Mr. Squires disclaims beneficial ownership of such shares. The address for Lennox Capital Partners, LP is 2101 Cedar Springs Road, Suite 1230, Dallas, TX 75201.

(48)
Consists of 10,000 shares of Common Stock, 90,000 shares underlying Series A Preferred Stock, 25,000 shares underlying Series A Warrants and 25,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Richard D. Squires has voting and dispositive power over the shares held by Squires Family LP.  Mr. Squires may be deemed to beneficially own the shares of Common Stock held by Squires Family LP. Mr. Squires disclaims beneficial ownership of such shares. The address for Squires Family LP is 2101 Cedar Springs Rd. Suite 1230, Dallas, TX 75201.

(49)
Consists of 715 shares of Common Stock, 6,435 shares underlying Series A Preferred Stock, 1,788 shares underlying Series A Warrants and 1,788 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(50)
Consists of 3,000 shares of Common Stock, 27,000 shares underlying Series A Preferred Stock, 7,500 shares underlying Series A Warrants and 7,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(51)
Consists of 3,000 shares of Common Stock, 27,000 shares underlying Series A Preferred Stock, 7,500 shares underlying Series A Warrants and 7,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(52)
Consists of 6,715 shares of Common Stock, 60,435 shares underlying Series A Preferred Stock, 16,788 shares underlying Series A Warrants and 16,788 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Xue Yuchao, Director, has voting and dispositive power over the shares held by Maple Day Limited.  Mr. Yuchao may be deemed to beneficially own the shares of Common Stock held by Maple Day Limited.  Mr. Yuchao disclaims beneficial ownership of such shares. The address for Maple Day Limited is Xin Hao Cheng Hua Yuan, Hao Jin 9e 8A, Futian District, Shenzhen Guangdong 518053.

(53)
Consists of 8,570 shares of Common Stock, 77,130 shares underlying Series A Preferred Stock, 21,425 shares underlying Series A Warrants and 21,425 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Charles Smith, General Partner, has voting and dispositive power over the shares held by Dynacap Global Capital Fund II LP .  Mr. Smith may be deemed to beneficially own the shares of Common Stock held by Dynacap Global Capital Fund II LP. Mr. Smith disclaims beneficial ownership of such shares. The address for Dynacap Global Capital Fund II LP is 1541 E Interstate 30 #140, Rockwall Texas 75087.

(54)
Consists of 14,285 shares of Common Stock, 128,565 shares underlying Series A Preferred Stock, 35,713 shares underlying Series A Warrants and 35,713 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Berke Bakay, the principal and portfolio manager of BBS Capital Fund, LP, has voting and dispositive power over the shares held by BBS Capital Fund, LP.  Mr. Bakay may be deemed to beneficially own the shares of Common Stock held by BBS Capital Fund, LP. Mr. Bakay disclaims beneficial ownership of such shares. The address for BBS Capital Fund, LP is 4975 Preston Park Blvd. Suite # 775W, Plano, TX 75093.

(55)
Consists of 6,000 shares of Common Stock, 54,000 shares underlying Series A Preferred Stock, 15,000 shares underlying Series A Warrants and 15,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Corey Mitchell, the managing partner has voting and dispositive power over the shares held by Trillion Growth China LP.  Mr. Mitchell may be deemed to beneficially own the shares of Common Stock held by Trillion Growth China LP. Mr. Mitchell disclaims beneficial ownership of such shares. The address for Trillion Growth China LP is 1000, 888-3rd Street S.W., Calgary, AB T2P 5C5, Canada.

(56)
Consists of 100,000 shares of Common Stock, 900,000 shares underlying Series A Preferred Stock, 250,000 shares underlying Series A Warrants and 250,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. William P. Wells has voting and dispositive power over the shares held by Pope Investments II LLC.  Mr. Wells may be deemed to beneficially own the shares of Common Stock held by Pope Investments II LLC. Mr. Wells disclaims beneficial ownership of such shares. The address for Pope Investments II LLC is 5100 Poplar Avenue, Suite 805, Memphis, TN 38137.

(57)
Consists of 114,285 shares of Common Stock, 1,028,565 shares underlying Series A Preferred Stock, 285,713 shares underlying Series A Warrants and 285,713 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Mr. Kent C. McCarthy, President of Jayhawk Private Equity, LLC which is the general partner and has voting and dispositive power over the shares held by Jayhawk Private Equity Fund II, L.P. Mr. McCarthy may be deemed to beneficially own the shares of Common Stock held by Jayhawk Private Equity Fund II, L.P.. Mr. McCarthy disclaims beneficial ownership of such shares. The address for Jayhawk Private Equity Fund II, L.P. is 5410 West 61st Place, Suite 100, Mission, KS 66205.

(58)
Consists of 21,429 shares of Common Stock, 192,861 shares underlying Series A Preferred Stock, 53,573 shares underlying Series A Warrants and 53,573 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Messrs. Peter Siris and Leigh S. Curry, Managing Director, share voting and dispositive power over the shares held by Hua-Mei 21st Century Partners.  Messrs. Siris and Curry may be deemed to beneficially own the shares of Common Stock held by Hua-Mei 21st Century Partners.  Messrs. Siris and Curry disclaim beneficial ownership of such shares. Peter Siris is the managing director of Hua-Mei 21st Century Partners.  The address for Hua-Mei 21st Century Partners is 237 Park Avenue, 9th Floor, New York, NY 10017.

(59)
Consists of 7,143 shares of Common Stock, 64,287 shares underlying Series A Preferred Stock, 17,858 shares underlying Series A Warrants and 17,858 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Messrs. Peter Siris and Leigh S. Curry share voting and dispositive power over the shares held by Guerilla Partners. Messrs. Siris and Curry may be deemed to beneficially own the shares of Common Stock held by Guerilla Partners. Messrs. Siris and Curry disclaim beneficial ownership of such shares. The address for Guerilla Partners is 237 Park Avenue, 9th Floor, New York, NY 10017.

(60)
Consists of 5,000 shares of Common Stock, 45,000 shares underlying Series A Preferred Stock, 12,500 shares underlying Series A Warrants and 12,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(61)
Consists of 2,000 shares of Common Stock, 18,000 shares underlying Series A Preferred Stock, 5,000 shares underlying Series A Warrants and 5,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(62)
Consists of 1,000 shares of Common Stock, 9,000 shares underlying Series A Preferred Stock, 2,500 shares underlying Series A Warrants and 2,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(63)
Consists of 3,000 shares of Common Stock, 27,000 shares underlying Series A Preferred Stock, 7,500 shares underlying Series A Warrants and 7,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(64)
Consists of 2,000 shares of Common Stock, 18,000 shares underlying Series A Preferred Stock, 5,000 shares underlying Series A Warrants and 5,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Robert E. Lutz, Trustee, has voting and dispositive power over the shares held by Lutz Engineering PSP. Mr. Lutz may be deemed to beneficially own the shares of Common Stock held by Lutz Engineering PSP. Mr. Lutz disclaims beneficial ownership of such shares. The address for Lutz Engineering PSP is 10221 E. Hercules Drive, Sun Lakes, AZ 85248.

(65)
Consists of 400 shares of Common Stock, 3,600 shares underlying Series A Preferred Stock, 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(66)
Consists of 1,000 shares of Common Stock, 9,000 shares underlying Series A Preferred Stock, 2,500 shares underlying Series A Warrants and 2,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(67)
Consists of 1,000 shares of Common Stock, 9,000 shares underlying Series A Preferred Stock, 2,500 shares underlying Series A Warrants and 2,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(68)
Consists of 150 shares of Common Stock, 1,350 shares underlying Series A Preferred Stock, 375 shares underlying Series A Warrants and 375 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(69)
Consists of 300 shares of Common Stock, 2,700 shares underlying Series A Preferred Stock, 750 shares underlying Series A Warrants and 750 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(70)
Consists of 500 shares of Common Stock, 4,500 shares underlying Series A Preferred Stock, 1,250 shares underlying Series A Warrants and 1,250 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(71)
Consists of 3,000 shares of Common Stock, 27,000 shares underlying Series A Preferred Stock, 7,500 shares underlying Series A Warrants and 7,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(72)
Consists of 300 shares of Common Stock, 2,700 shares underlying Series A Preferred Stock, 750 shares underlying Series A Warrants and 750 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(73)
Consists of 400 shares of Common Stock, 3,600 shares underlying Series A Preferred Stock, 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(74)
Consists of 200 shares of Common Stock, 1,800 shares underlying Series A Preferred Stock, 500 shares underlying Series A Warrants and 500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(75)
Consists of 1,000 shares of Common Stock, 9,000 shares underlying Series A Preferred Stock, 2,500 shares underlying Series A Warrants and 2,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(76)
Consists of 300 shares of Common Stock, 2,700 shares underlying Series A Preferred Stock, 750 shares underlying Series A Warrants and 750 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(77)
Consists of 600 shares of Common Stock, 5,400 shares underlying Series A Preferred Stock, 1,500 shares underlying Series A Warrants and 1,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(78)
Consists of 1,000 shares of Common Stock, 9,000 shares underlying Series A Preferred Stock, 2,500 shares underlying Series A Warrants and 2,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(79)
Consists of 350 shares of Common Stock, 3,150 shares underlying Series A Preferred Stock, 875 shares underlying Series A Warrants and 875 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(80)
Consists of 200 shares of Common Stock, 1,800 shares underlying Series A Preferred Stock, 500 shares underlying Series A Warrants and 500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(81)
Consists of 500 shares of Common Stock, 4,500 shares underlying Series A Preferred Stock, 1,250 shares underlying Series A Warrants and 1,250 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(82)
Consists of 350 shares of Common Stock, 3,150 shares underlying Series A Preferred Stock, 875 shares underlying Series A Warrants and 875 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(83)
Consists of 100 shares of Common Stock, 900 shares underlying Series A Preferred Stock, 250 shares underlying Series A Warrants and 250 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(84)
Consists of 1,000 shares of Common Stock, 9,000 shares underlying Series A Preferred Stock, 2,500 shares underlying Series A Warrants and 2,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(85)
Consists of 400 shares of Common Stock, 3,600 shares underlying Series A Preferred Stock, 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(86)
Consists of 1,000 shares of Common Stock, 9,000 shares underlying Series A Preferred Stock, 2,500 shares underlying Series A Warrants and 2,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(87)
Consists of 400 shares of Common Stock, 3,600 shares underlying Series A Preferred Stock, 1,000 shares underlying Series A Warrants and 1,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(88)
Consists of 100 shares of Common Stock, 900 shares underlying Series A Preferred Stock, 250 shares underlying Series A Warrants and 250 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(89)
Consists of 300 shares of Common Stock, 2,700 shares underlying Series A Preferred Stock, 750 shares underlying Series A Warrants and 750 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Paul E. Triulzi has voting and dispositive power over the shares held by Paul E. Triulzi, IRA.  Mr. Triulzi may be deemed to beneficially own the shares of Common Stock held by Paul E. Triulzi, IRA. Mr. Triulzi disclaims beneficial ownership of such shares. The address for Paul E. Triulzi, IRA is 112 Spring Lake Ct., Durham, NC 27713.

(90)
Consists of 1,428 shares of Common Stock, 12,852 shares underlying Series A Preferred Stock, 3,570 shares underlying Series A Warrants and 3,570 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(91)
Consists of 4,285 shares of Common Stock, 38,565 shares underlying Series A Preferred Stock, 10,713 shares underlying Series A Warrants and 10,713 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(92)
Consists of 285 shares of Common Stock, 2,565 shares underlying Series A Preferred Stock, 713 shares underlying Series A Warrants and 713 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(93)
Consists of 1,500 shares of Common Stock, 13,500 shares underlying Series A Preferred Stock, 3,750 shares underlying Series A Warrants and 3,750 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(94)
Consists of 450 shares of Common Stock, 4,050 shares underlying Series A Preferred Stock, 1,125 shares underlying Series A Warrants and 1,125 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Mr. Morris Resner has voting and dispositive power over the shares held by Cubs Capital c/o Morris Resner.  Mr. Resner may be deemed to beneficially own the shares of Common Stock held by Cubs Capital c/o Morris Resner. Mr. Resner disclaims beneficial ownership of such shares. The address for Cubs Capital c/o Morris Resner is 2 Frost Avenue West, Edison, NJ 08820.

(95)
Consists of 5,000 shares of Common Stock, 45,000 shares underlying Series A Preferred Stock, 12,500 shares underlying Series A Warrants and 12,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Mr. Ronald I. Heller has voting and dispositive power over the shares held by Heller Capital Investments. Mr. Heller may be deemed to beneficially own the shares of Common Stock held by Heller Capital Investments. Mr. Heller disclaims beneficial ownership of such shares. The address for Heller Capital Investments is 700 E. Palisade Avenue, Englewood Cliffs, NJ 07632.

(96)
Consists of 2,500 shares of Common Stock, 22,500 shares underlying Series A Preferred Stock, 6,250 shares underlying Series A Warrants and 6,250 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Mr. Steven Hart has voting and dispositive power over the shares held by Octagon Capital Partners.  Mr. Hart may be deemed to beneficially own the shares of Common Stock held by Octagon Capital Partners. Mr. Hart disclaims beneficial ownership of such shares. The address for Octagon Capital Partners is 155 W. 68th Street, #27E, New York, NY 10023.

(97)
Consists of 5,714 shares of Common Stock, 51,426 shares underlying Series A Preferred Stock, 14,285 shares underlying Series A Warrants and 14,285 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Konrad Ackerman, Director, has voting and dispositive power over the shares held by Alpha Capital.  Mr. Ackerman may be deemed to beneficially own the shares of Common Stock held by Alpha Capital. Mr. Ackerman disclaims beneficial ownership of such shares. The address for Alpha Capital is Pradafont 7 Furstentoms 9490 Vaduz, Liechtenstein.

(98)
Consists of 1,280 shares of Common Stock, 11,520 shares underlying Series A Preferred Stock, 3,200 shares underlying Series A Warrants and 3,200 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(99)
Consists of 2,000 shares of Common Stock, 18,000 shares underlying Series A Preferred Stock, 5,000 shares underlying Series A Warrants and 5,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(100)
Consists of 1,570 shares of Common Stock, 14,130 shares underlying Series A Preferred Stock, 3,925 shares underlying Series A Warrants and 3,925 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Bjorn Torstenson, Managing Director, has voting and dispositive power over the shares held by Compact Poolen Modehuset AB.  Mr. Torstenson may be deemed to beneficially own the shares of Common Stock held by Compact Poolen Modehuset AB. Mr. Torstenson disclaims beneficial ownership of such shares. The address for Compact Poolen Modehuset AB is Drottninggaten 73 Gothenburg, 41107 Sweden.

(101)
Consists of 710 shares of Common Stock, 6,390 shares underlying Series A Preferred Stock, 1,775 shares underlying Series A Warrants and 1,775 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(102)
Consists of 1,425 shares of Common Stock, 12,825 shares underlying Series A Preferred Stock, 3,563 shares underlying Series A Warrants and 3,563 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(103)
Consists of 7,200 shares of Common Stock, 64,800 shares underlying Series A Preferred Stock, 18,000 shares underlying Series A Warrants and 18,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(104)
Consists of 1,000 shares of Common Stock, 9,000 shares underlying Series A Preferred Stock, 2,500 shares underlying Series A Warrants and 2,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(105)
Consists of 3,000 shares of Common Stock, 27,000 shares underlying Series A Preferred Stock, 7,500 shares underlying Series A Warrants and 7,500 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(106)
Consists of 1,200 shares of Common Stock, 10,800 shares underlying Series A Preferred Stock, 3,000 shares underlying Series A Warrants and 3,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Mr. Joel Wahlstrom has voting and dispositive power over the shares held by Olive or Twist Limited. Mr. Wahlstrom may be deemed to beneficially own the shares of Common Stock held by Olive or Twist Limited. Mr. Wahlstrom disclaims beneficial ownership of such shares. The address for Olive or Twist Limited is 68 Hing Man Street, Room 17/f, Marina House Shaukerwan, Hong Kong.

(107)
Consists of 2,850 shares of Common Stock, 25,650 shares underlying Series A Preferred Stock, 7,125 shares underlying Series A Warrants and 7,125 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Mr. Lars Svantemark, Director, has voting and dispositive power over the shares held by Enebybergs Revisionsbyra AB. Mr. Svantemark may be deemed to beneficially own the shares of Common Stock held by Enebybergs Revisionsbyra AB. Mr. Svantemark disclaims beneficial ownership of such shares. The address for Enebybergs Revisionsbyra AB is Senapsgrand 19 Enebyberg, Sweden 18245.

(108)
Consists of 1,200 shares of Common Stock, 10,800 shares underlying Series A Preferred Stock, 3,000 shares underlying Series A Warrants and 3,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(109)
Consists of 2,000 shares of Common Stock, 18,000 shares underlying Series A Preferred Stock, 5,000 shares underlying Series A Warrants and 5,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(110)
Consists of 3,570 shares of Common Stock, 32,130 shares underlying Series A Preferred Stock, 8,925 shares underlying Series A Warrants and 8,925 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(111)
Consists of 4,300 shares of Common Stock, 38,700 shares underlying Series A Preferred Stock, 10,750 shares underlying Series A Warrants and 10,750 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Tommy Martensson, Director, has voting and dispositive power over the shares held by Garolf AB.  Mr. Martensson may be deemed to beneficially own the shares of Common Stock held by Garolf AB. Mr. Martensson disclaims beneficial ownership of such shares. The address for Garolf AB is Floragatan 12 Stockholm, Sweden 11431.

(112)
Consists of 4,285 shares of Common Stock, 38,565 shares underlying Series A Preferred Stock, 10,713 shares underlying Series A Warrants and 10,713 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Lloyd McAdams, Trustee, has voting and dispositive power over the shares held by Heather U Baines and Lloyd McAdams AB Living Trust 8/01/2001.  Mr. McAdams may be deemed to beneficially own the shares of Common Stock held by Heather U Baines and Lloyd McAdams AB Living Trust 8/01/2001. Mr. McAdams disclaims beneficial ownership of such shares. The address for Heather U Baines and Lloyd McAdams AB Living Trust 8/01/2001 is 1200 Turquesa Lane, Pacific Palisades, CA 90272.

(113)
Consists of 2,000 shares of Common Stock, 18,000 shares underlying Series A Preferred Stock, 5,000 shares underlying Series A Warrants and 5,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(114)
Consists of 2,000 shares of Common Stock, 18,000 shares underlying Series A Preferred Stock, 5,000 shares underlying Series A Warrants and 5,000 shares underlying Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.

(115)	Reflects 5,000 shares of Common Stock beneficially owned by the stockholder.

(116)
Reflects 50,000 shares of Common Stock beneficially owned by the stockholder. The number of shares beneficially owned prior to the offering also includes 1,000 shares held by Mr. Buley's spouse. Mr. Reed Buley was our former chief executive officer, director and principal stockholder prior to the consummation of the Share Exchange.

(117)
Reflects 89,000 shares of Common Stock beneficially owned by the stockholder. Hayden Communications International Inc. has been engaged as our investor relations firm.  Mr. Matt Hayden has voting and dispositive power over the shares held by Hayden Communications International Inc. Mr. Hayden may be deemed to beneficially own the shares of Common Stock held by Hayden Communications International Inc. The address for Hayden Communications International Inc. is 2975 Highway A1A, Melbourne Beach, FL 32951.

(118)
Reflects 62,400 shares of Common Stock beneficially owned by the stockholder. Chesapeake Group has been engaged as our investor relations firm.  Kevin Holmes has voting and dispositive power over the shares held by Chesapeake Group. Mr. Holmes may be deemed to beneficially own the shares of Common Stock held by Chesapeake Group. The address for Chesapeake Group is 17 W. Pennsylvania Avenue, Towson, MD 21024.

(119)
Consists of 725,882 shares of Common Stock underlying placement agent Warrants, 181,473 shares underlying placement agent Series A Warrants and 181,473 shares underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. The number of shares beneficially owned prior to the offering also includes 1,070,634 shares of Common Stock held by TriPoint Capital Advisors, LLC, our financial consultant and an affiliate of TriPoint Global Equities, LLC. Messrs. Mark Elenowitz and Michael Boswell share voting and dispositive power over the securities held by TriPoint Global Equities, LLC. The address for TriPoint Global Equities, LLC is 17 State Street, 20th Floor, New York, NY 10004.

(120)
Consists of 20,796 shares of Common Stock underlying placement agent Warrants, 5,198 shares underlying placement agent Series A Warrants and 5,198 shares underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Ms. Faith Lee has voting and dispositive power over the securities held by Syndicated Capital, Inc. The address for Syndicated Capital, Inc is 1299 Ocean Avenue, Suite 210, Santa Monica, CA 90401.

(121)
Consists of 2,571 shares of Common Stock underlying placement agent Warrants, 642 shares underlying placement agent Series A Warrants and 642 shares underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Mr. Robert Brown has voting and dispositive power over the securities held by Brill Securities. The address for Brill Securities is 152 W. 57th Street, New York NY 10017.

(122)
Consists of 21,478 shares of Common Stock underlying placement agent Warrants, 5,369 shares underlying placement agent Series A Warrants and 5,369 shares underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above.  Mr. Bruce Meyers has voting and dispositive power over the securities held by Meyers Associates LP.  The address for Meyers Associates LP is 45 Broadway, 2nd Floor, New York NY 10006.

(123)
Consists of 16,616 shares of Common Stock underlying placement agent Warrants, 4,154 shares underlying placement agent Series A Warrants and 4,154 shares underlying placement agent Series B Warrants, subject to a 9.99% limitation on beneficial ownership of our Common Stock as more fully described in note 3 above. Mr. Tim Mallot has voting and dispositive power over the securities held by SHP Securities, LLC. The address for SHP Securities, LLC is 6310 Greenwich Drive, Suite 120, San Diego, CA 92122.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the Shares are traded or quoted or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement is declared effective by the SEC;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Shares will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

TriPoint Global Equities, LLC (“TriPoint Global”) is a registered broker dealer and FINRA member firm and listed as a Selling Stockholder in this prospectus. TriPoint Global served as placement agent for our Private Placement, which was completed on February 26, 2010.

We entered into a placement agent agreement with TriPoint Global on October 27, 2009 whereby we paid a cash fee to TriPoint Global equal to 7% of the gross proceeds received by us in connection with the Private Placement and we issued to TriPoint Global and its designees (i) Warrants to purchase 787,342 shares of Common Stock, (ii) Series A Warrants to purchase 196,836 shares of Common Stock and (iii) Series B Warrants to purchase 196,836 shares of Common Stock. The registration statement of which this prospectus forms a part includes the shares of Common Stock underlying Warrants granted to TriPoint Global and its designees. The Warrants granted to TriPoint Global and its designees expire on February 26, 2013. The shares of Common Stock issuable upon exercise of placement agent Warrants received by TriPoint Global are transferable within TriPoint Global or to its assigns or designees, at the discretion of TriPoint Global, and in accordance with the Securities Act of 1933, as amended.

TriPoint Capital Advisors, LLC, an affiliate of TriPoint Global, received 820,634 shares of our Common Stock in February 2010 pursuant to the Share Exchange.

TriPoint Global does not have an underwriting agreement with us and/or the Selling Stockholders and no Selling Stockholders are required to execute transactions through TriPoint Global. Further, other than any existing brokerage relationship as customers with TriPoint Global, no Selling Stockholders has any pre-arranged agreement, written or otherwise, with TriPoint Global to sell their securities through TriPoint Global.

FINRA Rule 5110 requires FINRA member firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of Selling Stockholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Selling Stockholder intends to sell any of the shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•	the complete details of how the selling shareholders’ shares are and will be held, including location of the particular accounts;

•
whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

•
in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the selling shareholders, which total compensation may not exceed 8%.

We have advised each Selling Stockholder that it may not use Shares registered on this registration statement to cover short sales of Common Stock made prior to the date on which this registration statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective Shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the Shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares: 50,000,000 shares of Common Stock are authorized, par value $0.001 per share, of which 29,358,772 shares are outstanding, and 25,000,000 shares of the Company’s preferred stock are authorized, par value $0.001 per share, of which 15,000,000 are designated and authorized as Series A Preferred Stock, of which 7,086,078 shares are outstanding.

Common Stock

Holders of Common Stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. See “Dividend Policy.” Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of Common Stock are entitled to share ratably in any assets for distribution to shareholders upon our liquidation, dissolution or winding up. There are no conversion, redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

We have 25,000,000 authorized shares of preferred stock par value $.001 per share, of which 15,000,000 shares are designated as Series A Preferred Stock, of which 7,086,078 shares are issued and outstanding as of the date of this prospectus.

Voting Rights

The holders of Series A Preferred Stock have class voting rights with respect to actions that may materially and adversely affect the rights of the holders, including (i) authorizing, creating, issuing or increasing the authorized or issued amount of any class or series of preferred stock, ranking pari passu or senior to the Series A Preferred Stock, with respect to the distribution of assets on liquidation, (ii) amending, altering or repealing the provisions of the Series A Preferred Stock, (iii) issuing any shares of Series A Preferred Stock, (iv) repurchasing, redeeming or paying dividends on, shares of Common Stock or shares of equity securities that do not rank pari passu or senior to the Series A Preferred Stock, or “Junior Stock”, (v) amending the articles of incorporation or by-laws, (vi) effecting a distribution with respect to the Junior Stock, (vii) reclassifying outstanding securities, (viii) voluntarily filing for bankruptcy, liquidating assets or making an assignment for the benefit of creditors, or (ix) materially changing the nature of our business.  Without the affirmative vote or consent of the holder of a majority of the shares of the Series A Preferred Stock outstanding  at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series A Preferred Stock vote separately as a class, such actions are prohibited. Except with respect to transactions upon which the Series A Preferred Stock shall be entitled to vote separately as a class and as otherwise required by Nevada law, the shares of Series A Preferred Stock have no voting rights.  The shares of Common Stock into which the Series A Preferred Stock are convertible will, upon issuance, have all of the same voting rights as other issued and outstanding shares of Common Stock and none of the rights of the Series A Preferred Stock.

Dividends Rights

The holders of the Series A Preferred Stock are entitled to dividends payable quarterly at the rate of 8% per annum, payable at our option in cash or by issuing to the holder of Series A Preferred Stock such number of additional Conversion Shares which, when multiplied by $3.50, would equal the amount of such quarterly dividend not paid in cash.

Conversion of Series A Preferred Stock

At any time on or after the issuance date, the holder of any such shares of Series A Preferred Stock may, at the holder’s option, elect to convert all or any portion of the shares of Series A Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the series A liquidation preference amount ($3.50) of the shares of Series A Preferred Stock being converted divided by (ii) the conversion price, which initially is $3.50 per share, subject to certain adjustments, such as in the event of (i) combination, stock split, or reclassification of the Common Stock; (ii)  distribution of dividends; (iii) reclassification, exchange or substitution, (iv) reorganization, merger, consolidation or sales of assets or (iv) the issuance or sale of additional shares of Common Stock or Common Stock equivalents. Pursuant to the terms of the Certificate of Designation, at no time may a holder of shares of Series A Preferred Stock convert into shares of Common Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock beneficially owned by such holder and its affiliates at such time, when aggregated with all other shares of Common Stock owned by such holder and its affiliates at such time, result in such holder and its affiliates beneficially owning in excess of 9.99% of the then issued and outstanding shares of Common Stock at such time. However, a holder of Series A Preferred Stock is entitled to waive this cap upon a 61-day notice to us.

Failure to Timely Convert

If within three business days, with respect to our Common Stock being issued upon conversion, and within five business days in the event a new preferred stock certificate is being issued, of our receipt of an executed copy of a conversion notice the transfer agent fails to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder’s conversion of the Series A Preferred Stock or within five trading days fails to issue a new preferred stock certificate representing the number of Series A Preferred Stock to which such holder is entitled, we will pay additional damages to such holder on each trading day after such third or fifth trading day, as the case may be, that such conversion is not timely effected in an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and to which such holder is entitled and, in the event we failed to deliver a preferred stock certificate to the holder on a timely basis, the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock represented by such certificate, as of the last possible date which we could have issued such certificate to such holder timely and (B) the closing bid price of our Common Stock on the last possible date which we could have issued such Common Stock and such preferred stock certificate, as the case may be, to such holder timely. If we fail to pay those additional damages within five trading days of the date incurred, then such payment will bear interest at the rate of 2.0% per month (prorated for partial months) until such payments are made.

For the purposes of this provision with respect to our Common Stock, the term “closing bid price” shall mean, for any security as of any date, the last closing bid price of such security on the NASDAQ or other principal exchange on which such security is traded as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink OTC Markets, Inc. If the closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the closing bid price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series A Preferred Stock, as applicable.

Liquidation Rights of Series A Preferred Stock

In the event of the liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock then outstanding are entitled to receive, out of our assets available for distribution to stockholders, a liquidation preference amount of $3.50 per share for the Series A Preferred Stock, before any payment is made or any assets are distributed to the holders of the Common Stock or any other junior stock.  If our assets are not sufficient to pay in full the liquidation preference amount payable to the holders of outstanding shares of the Series A Preferred Stock preferred stock or any other class of stock ranking pari passu, as to rights on liquidation, dissolution or winding up, then all of said assets will be distributed among the holders of the Series A Preferred Stock and the other classes of stock ranking pari passu with the Series A Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. All payments pursuant thereto are to be in cash, property (valued at its fair market value as determined by an independent appraiser chosen by us and reasonably acceptable to the holders of a majority of the Series A Preferred Stock) or a combination thereof; provided, however, that no cash is to be paid to holders of junior stock unless each holder of the outstanding shares of Series A Preferred Stock have been paid in cash the full liquidation preference amount to which such holder is entitled as provided herein.

Series A Warrants and Series B Warrants

Series A Warrants

We have Series A Warrants to purchase up to 1,968,363 Series A Warrant Shares outstanding. The Series A Warrants:

(a)           entitle the holder to purchase that number of Series A Warrant Shares as is equal to 25% of the aggregate number of shares of Common Stock included in the Units and underlying the Series A Preferred Stock purchased by such holder;

(b)           are exercisable at any time after the Closing Date and shall expire three years therefrom;

(c)           are exercisable, in whole or in part, at the Series A Warrant Exercise Price of $4.50 per share, subject to adjustment upon the occurrence of certain events, including recapitalizations or consolidations, combinations of our Common Stock;

(d)           may be exercised only for cash (except that there will be a cashless exercise option at any time during which a registration statement covering such shares is not effective); and

(e)           are callable by us following the date that the Common Stock equals or exceeds $9.00 for 15 consecutive trading days and the average daily trading volume of the Common Stock exceeds 75,000 shares for 15 consecutive trading days at a price equal to $0.001 per called Series A Warrant Share.

Series B Warrants

We have Series B Warrants to purchase up to 1,968,363 Series B Warrant Shares outstanding. The Series B Warrants:

(a)           entitle the holder to purchase that number of Series B Warrant Shares as is equal to 25% of the aggregate number of shares of Common Stock included in the Units and underlying the Series A Preferred Stock purchased by such holder;

(b)           are exercisable at any time after the Closing Date and shall expire three years therefrom;

(c)           are exercisable, in whole or in part, at the Series B Warrant Exercise Price of $5.75 per share, subject to adjustment upon the occurrence of certain events, including recapitalizations or consolidations, combinations of our Common Stock;

(d)           may be exercised only for cash (except that there will be a cashless exercise option at any time during which a registration statement covering such shares is not effective); and

(e)           are callable by us following the date that the Common Stock equals or exceeds $11.50 for 15 consecutive trading days and the average daily trading volume of the Common Stock exceeds 75,000 shares for 15 consecutive trading days at a price equal to $0.001 per called Series B Warrant Share.

As of the date of this prospectus, none of the Series A Warrants or Series B Warrants have been exercised.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a share, we shall round the number of shares to be issued upon exercise up to the nearest whole number of shares. Pursuant to the terms of the Warrants, we will not effect the exercise of any Warrants, and no person who is a holder of any Warrant has the right to exercise his/her Warrant, if after giving effect to such exercise, such person would beneficially own in excess of 9.99% of the then outstanding shares of our Common Stock. However, a holder of Warrants is entitled to waive this restriction upon 61 days prior written notice to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on the OTC Bulletin Board under the trading symbol “RMSI.” The last reported price for our Common Stock on the OTC Bulletin Board on March 24, 2010 was $4.50 per share.

The following table sets forth the high and low bid information for our Common Stock for the period from January 1, 2008 through March 24, 2010. The OTC Bulletin Board quotations reflect inter-dealer prices, are without retail markup, markdowns or commissions, and may not represent actual transactions.

Common Stock
	High	Low

First quarter 2008	$0.45	$0.45
Second quarter 2008	$0.45	$0.45
Third quarter 2008	$0.45	$0.25
Fourth quarter 2008	$0.25	$0.25
First quarter 2009	$0.25	$0.25
Second quarter 2009	$0.25	$0.25
Third quarter 2009	$0.25	$0.25
Fourth quarter 2009	$0.25	$0.25
First quarter 2010 through March 24, 2010*	$6.08	$2.00

*No bid information is available for the period commencing on January 1, 2010 and ending on February 28, 2010.

Holders of Common Stock

As of March 24, 2010, there were of record 153 holders of Common Stock.

Dividend Policy

We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends on our Common Stock for the foreseeable future.

Future cash dividends, if any, will be at the discretion of our Board of Directors and will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as our Board of Directors may deem relevant. We can pay dividends only out of our profits or other distributable reserves and dividends or distribution will only be paid or made if we are able to pay our debts as they fall due in the ordinary course of business.

Securities Authorized for Issuance Under Equity Compensation Plans

As of the date of this prospectus, we do not have any equity compensation plans.

Equity Repurchases

In connection with the Share Exchange, in February 2010, we repurchased and cancelled 4,690,000 shares of our Common Stock from our then chief executive officer and principal stockholder, Reed Buley.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”) and our bylaws and articles of incorporation.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws and articles of incorporation provide that we will indemnify our directors, officers, employees, and agents, to the fullest extent to the extent required by the Nevada Revised Statutes and shall indemnify such individuals to the extent permitted by the Nevada Revised Statutes.  We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the Nevada Revised Statutes.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The following is a summary of the relevant provisions in our articles of incorporation, bylaws and Nevada law with regard to limitation of liability and indemnification of our officers, directors and employees. The full provisions are contained in the Nevada Revised Statutes and such documents.

Indemnification. Our directors and officers are indemnified as provided by our articles of incorporation, our bylaws and the Nevada Revised Statutes. Our bylaws and articles of incorporation provide that we will indemnify our directors, officers, employees, and agents, to the fullest extent to the extent required by the Nevada Revised Statutes and shall indemnify such individuals to the extent permitted by the Nevada Revised Statutes. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the Nevada Revised Statutes. Our bylaws and Nevada laws permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he has exercised his powers in good faith and with a view to the interests of the corporation; or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

We will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Limitation of Liability. Our articles of incorporation limit the liability of our directors and officers under certain circumstances. Our articles of incorporation provide that the liability of directors or officers for monetary damages are eliminated to the fullest extent permitted by Nevada law.

In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, both of which are likely to materially reduce the market and price for our shares.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby has been passed upon for us by Lionel Sawyer & Collins, Las Vegas, Nevada.

EXPERTS

The audited financial statements as of and for the years ended March 31, 2009 and 2008 have been included in this prospectus in reliance upon the report of AGCA CPA Limited, an independent registered public accounting firm and their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE STOCKHOLDERS AND BOARD OF DIRECTORS OF
CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED:
(formerly LIAN DI PETROCHEMICAL TECHNOLOGY LIMITED)

We have audited the accompanying consolidated balance sheets of China Liandi Clean Technology Engineering Limited and its subsidiaries (collectively the “Company”) as of March 31, 2009 and 2008 and the related consolidated statements of income, shareholders’ equity and cash flows for each of the two years ended March 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial positions of the Company as of March 31, 2009 and 2008, the consolidated results of its operations and its consolidated cash flows for each of the two years ended March 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ AGCA CPA Limited

Hong Kong, March 3, 2010

CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLAR)

	As of March 31,
	2009	2008
ASSETS
Current Assets
Cash and cash equivalents	$5,018,813	$6,550,092
Restricted cash	989,475	2,245,561
Accounts receivable, net of $nil allowance	15,054,940	2,956,785
Deferred costs of revenue	15,063,883	4,231,315
Inventories	72,199	30,871
Prepaid expenses and other current assets	21,973,197	4,235,341
Pledged trading securities	29,380	313,508

Total current assets	58,201,887	20,563,473

Other Assets
Property and equipment, net	145,733	-
Intangible assets, net	5,774,660	-

Total assets	$64,122,280	$20,563,473

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$-	$360,828
Deferred revenue	18,938,681	5,702,911
Other payables and accrued expenses	1,275,711	72,291
Provision for income tax	59,869	23,387
Payable for intangible	5,968,490	-
Due to shareholders	26,242,336	9,896,966

Total current liabilities	52,485,087	16,056,383

Total liabilities	52,485,087	16,056,383

Commitments and Contingencies (Note 16)

Shareholders’ Equity
Common stock, $1 par value, 50,000 shares authorized, issued and outstanding	50,000	50,000
Statutory reserves	1,138,733	-
Retained earnings	10,392,768	4,444,517
Accumulated other comprehensive income	55,692	12,573

Total shareholders’ equity	11,637,193	4,507,090

Total liabilities and shareholders’ equity	$64,122,280	$20,563,473

The accompanying notes form an integral part of these consolidated financial statements.

CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(AMOUNTS EXPRESSED IN US DOLLAR)

	Year ended March 31,
	2009	2008

NET REVENUE	$31,265,285	$6,849,284
Cost of revenue	(21,404,779)	(3,216,227)

Gross profit	9,860,506	3,633,057

Operating expenses:
Selling	(1,228,481)	(313,251)
General and administrative	(1,177,820)	(263,757)
Research and development	(42,158)	-

Total operating expenses	(2,448,459)	(577,008)

Income from operations	7,412,047	3,056,049

Other income (expenses), net
Interest income	48,390	21,820
Interest and bank charges	(366,232)	(46,313)
Exchange gains (losses), net	37,695	14,705
Other	(3,196)	(11,433)
	(283,343)	(21,221)

Income before income tax	7,128,704	3,034,828

Income tax expense	(41,720)	(23,594)

NET INCOME	7,086,984	3,011,234

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	43,119	12,574

COMPREHENSIVE INCOME	$7,130,103	$3,023,808

The accompanying notes form an integral part of these consolidated financial statements.

CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS EXPRESSED IN US DOLLAR)

	Year ended March 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,086,984	$3,011,234
Adjustments for:
Depreciation of property and equipment	23,474	-
Amortization of intangible assets	198,777	-
Impairment of inventories	30,998	-
Loss on short-term investments	9,799	16,232
Decrease (increase) in assets:
Accounts receivable	(12,038,588)	(2,915,718)
Inventories	(72,306)	(30,804)
Deferred costs, prepaid expenses and other current assets	(13,648,574)	(4,930,549)
Increase (decrease) in liabilities:
Accounts payable	(361,069)	286,946
Deferred revenue and accruals	14,381,319	2,384,583
Provision for income tax	36,261	23,336

Net cash used in operating activities	(4,352,925)	(2,154,740)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of short-term investments	274,329	49,390
Decrease (increase) in restricted cash	1,260,985	(2,240,666)
Purchase of short-term investments	-	(116,109)
Purchase of property and equipment	(168,857)	-
Purchase of intangible assets	(5,825)	-
(Advance to) repayment from other entities	(14,907,083)	957,473

Net cash used in investing activities	(13,546,451)	(1,349,912)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from shareholders	16,371,471	9,900,523

Net cash provided by financing activities	16,371,471	9,900,523

Effect of foreign currency translation on cash	(3,374)	13,280

Net (decrease) increase in cash and cash equivalents	(1,531,279)	6,409,151

Cash and cash equivalents, beginning of year	6,550,092	140,941

CASH AND CASH EQUIVALENTS, end of year	$5,018,813	$6,550,092

SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interests	$262,146	$16,717
Cash paid for income tax	$647	$1,785
NONCASH INVESTING AND FINANCING TRANSACTIONS
Payable for intangibles (Note 9)	$-	$5,941,459

The accompanying notes form an integral part of these consolidated financial statements.

CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(AMOUNTS EXPRESSED IN US DOLLAR)

					Accumulated
					other
	Ordinary Shares		Statutory	Retained	comprehensive
	Number	Amount	reserves	earnings	income	Total

Balance, April 1, 2007	50,000	$50,000	$-	$1,433,283	$(1)	$1,483,282

Net income for the year	-	-	-	3,011,234	-	3,011,234
Foreign currency translation adjustment	-	-	-	-	12,574	12,574
Comprehensive income						3,023,808

Balance, March 31, 2008	50,000	50,000	-	4,444,517	12,573	4,507,090

Net income for the year	-	-	-	7,086,984	-	7,086,984
Foreign currency translation adjustment	-	-	-	-	43,119	43,119
Comprehensive income						7,130,103

Appropriations to statutory reserves			1,138,733	(1,138,733)	-	-

Balance, March 31, 2009	50,000	$50,000	$1,138,733	$10,392,768	$55,692	$11,637,193

The accompanying notes form an integral part of these consolidated financial statements.

CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
NOTES TO CONSOLIDAED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2009 AND 2008.

NOTE 1	DESCRIPTION OF BUSINESS AND ORGANIZATION

Nature of operations

China Liandi Clean Technology Engineering Limited (formerly known as Lian Di Petrochemical Technology Limited) (“China Liandi”) is a holding company and, through its subsidiaries, primarily engages in distributing of clean technology for refineries (unheading units for the delayed coking process), distributing of a wide range of petroleum and petrochemical valves and equipments, providing systems integration, developing and marketing optimization software for the polymerization process and providing related technical and engineering services to large domestic Chinese petroleum and petrochemical companies and other energy companies.  China Liandi together with its subsidiaries are collectively referred to as the “Company”.

Corporate organization

China Liandi was incorporated with limited liability on July 28, 2004 in the British Virgin Islands under the International Business Companies Act, with a registered and paid up capital of $50,000.

China Liandi changed its name from State Expert Limited to Lian Di Petrochemical Technology Limited on February 21, 2009, and further to China Liandi Clean Technology Engineering Limited on January 7, 2010.

Details of China Liandi’s subsidiaries as of March 31, 2009 are as follows:

Subsidiaries’ names	Place and date of incorporation	Percentage of ownership by the Company	Principal activities

Hua Shen Trading (International) Limited (“Hua Shen”)	Hong Kong January 20, 1999	100%	Delivering of industrial valves and other equipment with the related integration and technical services

Petrochemical Engineering Limited (“Petro HK”)	Hong Kong September 13, 2007	100%	Delivering of industrial valves and other equipment with the related integration and technical services, and investment holding

Bright Flow Control Ltd. (“Bright Flow”)	Hong Kong December 17, 2007	100%	Delivering of industrial valves and other equipment with the related integration and technical services

Beijing Jianxin Petrochemical Engineering Ltd. (“Beijing Jianxin”)	People’s Republic of China (“PRC”) May 6, 2008	100% (through Petro HK)
Delivering of industrial valves and other equipment with the related integration and technical services, developing and marketing optimization software for polymerization processes, and provision of delayed coking solutions for petrochemical, petroleum and other energy companies

NOTE 1	DESCRIPTION OF BUSINESS AND ORGANIZATION (CONTINUED)

Corporate organization (continued)
In July 2004, China Liandi was founded and owned as to 60% by Mr. Jianzhong Zuo (“Mr. Zuo”) and 40% by another third-party minority shareholder. On October 2, 2007, Mr. Zuo acquired from that minority shareholder the remaining 40% interest in China Liandi, and hence became the sole shareholder of China Liandi.  On March 6, 2008, SJ Asia Pacific Limited (a company incorporated in the British Virgin Island and wholly owned by SJI Inc., which was incorporated in Japan and whose shares are listed on Jasdaq Securities Exchange, Inc. in Japan) acquired 51% interest in China Liandi from Mr. Zuo.  As a result, China Liandi is currently owned as to 51% by SJ Asia Pacific Limited and 49% by Mr. Zuo. Mr. Zuo is also the Chief Executive Officer and Chairman of the Company.

Hua Shen was founded by Mr. Zuo in 1999.  On January 8, 2008, China Liandi acquired 100% ownership interest in Hua Shen from Mr. Zuo. As Hua Shen and China Liandi had been under common control, the acquisition of Hua Shen by China Liandi has been accounted for using the “as if” pooling method of accounting.

In 2007, China Liandi established Petro HK and Bright Flow, as wholly-owned subsidiaries, in Hong Kong. In 2008, Petro HK established Beijing Jianxi, as a wholly-owned subsidiary, in the PRC.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation and consolidation
The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Use of estimates
The preparation of the these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Accordingly, actual results may differ from these estimates under different assumptions or conditions.

Cash and cash equivalents
Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value.  Restricted cash is excluded from cash and cash equivalents.

Accounts receivable
Accounts receivable is stated at cost, net of an allowance for doubtful accounts. The Company sets aside an allowance for doubtful accounts to account for any estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectibility of individual balances. In evaluating the collectibility of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories
Inventories are stated at the lower of cost, determined on a specific identification basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management will write down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Property and equipment
Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of property and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life
Leasehold improvements	5 years
Office equipment	5 years

The carrying value of property and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the property and equipment is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Intangible assets
Purchased software and copyrights are initially recorded at costs and amortized on a straight-line basis over the shorter of the contractual terms or estimated useful economic life of 2 to 10 years.

Impairment of long-lived assets
The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition
Revenue is recognized when the following four criteria are met as prescribed by U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104 (“SAB 104”): (i) persuasive evidence of an arrangement exists, (ii) product delivery has occurred or the services have been rendered, (iii) the fees are fixed or determinable, and (iv) collectibility is reasonably assured.

Multiple-deliverable arrangements
The Company derives revenue from fixed-price sale contracts with customers that may provide for the Company to deliver equipment with varied performance specifications specific to each customer and provide the technical services for installation, integration, testing etc. of the equipment. The contract price is inclusive of the technical services. These sale contracts include multiple deliverables. Because it is considered installation and integration are essential to the functionality of the equipment and due to the lack of objective and reliable evidence of fair value for each deliverable included in the arrangement, a combined unit of accounting is used pursuant to ASC Topic 605, Revenue Recognition (formerly EITF 00-21, Revenue Arrangements with Multiple Elements). In addition, the arrangement generally includes customer acceptance criteria that cannot be tested before installation and integration at the customer’s site, revenue recognition is deferred until customer acceptance, indicated by an acceptance certificate signed off by customer.

The Company may also provide its customers with a warranty for, in general, one year following the customer's acceptance of the installed equipment. Some contracts require that 5% to 15% of the contract price be held as retainage for quality warranty and only due for payment by the customer upon expiry of the warranty period. For those contracts with retainage clauses, the Company defers the recognition of the amounts retained as revenue until expiry of the warranty period when collectibility can reasonably be assured. The Company has not provided for warranty costs for those contracts without retainage clauses, as the relevant estimated costs were insignificant based on historical experience.

Product only
Revenue derived from sale contracts that provide for delivery of products only is recognized when the titles to the products pass to customers.

Software sale
The Company recognizes revenue from the delivering of data processing platform software when the software is delivered to and accepted by the customer, pursuant to ASC Topic 985, Software (formerly Statement of Position, or SOP 97-2, Software Revenue Recognition, as amended) and in accordance with SAB 104. Cost of software revenue include amortization of software copyright.

Service
The Company recognizes revenue from provision of services when the service has been performed, in accordance with SAB 104.

The Company is subject to business tax at 5% and value added tax at 17% on the revenues earned for services provided and products sold in the PRC, respectively. The Company presents its revenue net of business tax and related surcharges and value added tax, as well as discounts and returns. There were no product returns for the two years ended March 31, 2009.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred revenue and costs
Deferred revenue represents payments received from customers on equipment delivery and installation contracts prior to customer acceptance.  As revenues are deferred, the related costs of equipment paid to suppliers are also deferred. The deferred revenue and costs are recognized in the consolidated statements of income in the period in which the criteria for revenue recognition are satisfied as discussed above.

Research and development expenses
Research and development costs are charged to expense when incurred.

Advertising and promotion costs
Advertising and promotion costs are charged to expense when incurred.  During the two years ended March 31, 2009, advertising and promotion costs were insignificant.

Shipping and handling cost
Shipping and handling costs are charged to expense when incurred.  Shipping and handling costs were $316,454 and $105,450 for the years ended March 31, 2009 and 2008, respectively.

Income taxes
The Company accounts for income taxes in accordance with FASB ASC Topic 740.  ASC Topic 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

In July 2006, the FASB issued ASC 740-10-25-5 through 740-10-25-7 and 740-10-25-13 (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An interpretation of FASB Statement No. 109) which became effective for fiscal years beginning after December 15, 2006. The interpretation prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The Company’s adoption of ASC 740-10-25-5 through 740-10-25-7 and 740-10-25-13 did not result in any adjustments to the opening balance of the Company’s retained earnings as of April 1, 2007.

Comprehensive income
FASB ASC Topic 220, Comprehensive Income, establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from foreign currency translation adjustments.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency
The Company uses the United States dollars (“U.S. Dollar” or “US$” or “$”) for financial reporting purposes. The subsidiaries within the Company maintain their books and records in their respective functional currency, Chinese Renminbi (“RMB”) and Hong Kong dollars (“HK$”), being the lawful currency in the PRC and Hong Kong, respectively. Assets and liabilities of the subsidiaries are translated from RMB or HK$ into U.S. Dollars using the applicable exchange rates prevailing at the balance sheet date. Items on the statements of income and comprehensive income and cash flows are translated at average exchange rates during the reporting period. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s financial statements are recorded as accumulated other comprehensive income.

The exchange rates used to translate amounts in RMB and HK$ into U.S. Dollars for the purposes of preparing the consolidated financial statements are as follows:

	March 31, 2009	March 31, 2008
Balance sheet items, except for equity accounts	US$1=RMB6.8359 US$1=HK$7.7502	US$1=RMB7.0190 US$1=HK$7.7821

Items in statements of income and cash flows	US$1=RMB6.8670 US$1= HK$7.7769	US$1=RMB7.4606 US$1=HK$7.7991

No representation is made that the RMB and HK$ amounts could have been, or could be, converted into U.S. dollars at the above rates.

Whilst RMB is not a freely convertible currency, its value against U.S. dollars and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of U.S. dollar reporting. The exchange rates used to translate amounts in RMB into U.S. Dollars are based on the rates quoted by the People’s Bank of China.

Commitments and contingencies
The Company follows ASC Subtopic 450-20, Loss Contingencies in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be been incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value
ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1 -	Quoted prices in active markets for identical assets or liabilities.
Level 2 -
Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter.

The carrying values of cash and cash equivalents, trade and other receivables and payables, and short-term debts approximate fair values due to their short maturities.

Assets and liabilities measured at fair value on a recurring basis are summarized as follows:

	As of March 31, 2009
	Fair value measurement using inputs			Carrying
Financial instruments	Level 1	Level 2	Level 3	amount

Short-term investment:
Marketable equity securities	$29,380	$-	$-	$29,380
Total	$29,380	$-	$-	$29,380

	As of March 31, 2008
	Fair value measurement using inputs			Carrying
Financial instruments	Level 1	Level 2	Level 3	amount

Short-term investment:
Unlisted unit trusts	$-	$262,911	$-	$262,911
Marketable equity securities	50,597	-	-	50,597
Total	$50,597	$262,911	$-	$313,508

There was no asset or liability measured at fair value on a non-recurring basis as of March 31, 2009 and 2008.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements
In June 2009, the FASB established the FASB Accounting Standards CodificationTM (ASC) as the single source of authoritative U.S generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The ASC superseded all previously existing non-SEC accounting and reporting standards, and any prior sources of U.S. GAAP not included in the ASC or grandfathered are not authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The ASC did not change current U.S. GAAP but changes the approach by referencing authoritative literature by topic (each a “Topic”) rather than by type of standard. The ASC is effective for interim and annual periods ending after September 15, 2009. Adoption of the ASC did not have a material impact on the Company’s Consolidated Financial Statements, but references in the Company’s Notes to Consolidated Financial Statements to former FASB positions, statements, interpretations, opinions, bulletins or other pronouncements are now presented as references to the corresponding Topic in the ASC.

New accounting pronouncement to be adopted
Effective April 1, 2009, the first day of fiscal 2010, the Company adopted FASB ASC 350-30 and ASC 275-10-50 (formerly FSP FAS 142-3, Determination of the Useful Life of Intangible Assets), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The Company will apply ASC 350-30 and ASC 275-10-50 prospectively to intangible assets acquired subsequent to the adoption date. The adoption of these revised provisions had no impact on the Company’s Consolidated Financial Statements.

Effective April 1, 2009, the first day of fiscal 2010, the Company adopted FASB ASC 815-10-65 (formerly SFAS 161, Disclosures about Derivative Instruments and Hedging Activities), which amends and expands previously existing guidance on derivative instruments to require tabular disclosure of the fair value of derivative instruments and their gains and losses., This ASC also requires disclosure regarding the credit-risk related contingent features in derivative agreements, counterparty credit risk, and strategies and objectives for using derivative instruments. The adoption of this ASC did not have a material impact on the Company’s Consolidated Financial Statements.

Upon initial adoption of SFAS 157 on April 1, 2008, the Company adopted FASB ASC 820-10 (formerly FSP FAS 157-2, Effective Date of FASB Statement 157), which deferred the provisions of previously issued fair value guidance for nonfinancial assets and liabilities to the first fiscal period beginning after November 15, 2008. Deferred nonfinancial assets and liabilities include items such as goodwill and other non-amortizable intangibles. Effective April 1, 2009, the Company adopted the fair value guidance for nonfinancial assets and liabilities. The adoption of FASB ASC 820-10 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective April 1, 2009, the Company adopted FASB ASC 810-10-65 (formerly SFAS 160, Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51), which amends previously issued guidance to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity. Among other requirements, this Statement requires that the consolidated net income attributable to the parent and the non-controlling interest be clearly identified and presented on the face of the consolidated income statement.  The adoption of the provisions in this ASC did not have a material impact on the Company’s Consolidated Financial Statements.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New accounting pronouncement to be adopted (continued)
Effective April 1, 2009, the Company adopted FASB ASC 805-10, (formerly SFAS 141R, Business Combinations), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in an acquiree and the goodwill acquired.  In addition, the provisions in this ASC require that any additional reversal of deferred tax asset valuation allowance established in connection with fresh start reporting on January 7, 1998 be recorded as a component of income tax expense rather than as a reduction to the goodwill established in connection with the fresh start reporting. The Company will apply ASC 805-10 to any business combinations subsequent to adoption.

Effective April 1, 2009, the Company adopted FASB ASC 805-20 (formerly FSP FAS 141R-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies), which amends ASC 805-10 to require that an acquirer recognize at fair value, at the acquisition date, an asset acquired or a liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value of such an asset acquired or liability assumed cannot be determined, the acquirer should apply the provisions of ASC Topic 450, Contingences, to determine whether the contingency should be recognized at the acquisition date or after such date. The adoption of ASC 805-20 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 825-10-65 (formerly FSP FAS 107-1 and Accounting Principles Board 28-1, Interim Disclosures about Fair Value of Financial Instruments), which amends previous guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The adoption of FASB ASC 825-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 320-10-65 (formerly FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments). Under ASC 320-10-65, an other-than-temporary impairment must be recognized if the Company has the intent to sell the debt security or the Company is more likely than not will be required to sell the debt security before its anticipated recovery. In addition, ASC 320-10-65 requires impairments related to credit loss, which is the difference between the present value of the cash flows expected to be collected and the amortized cost basis for each security, to be recognized in earnings while impairments related to all other factors to be recognized in other comprehensive income. The adoption of ASC 320-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 820-10-65 (formerly FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly), which provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset or liability has significantly decreased when compared with normal market activity for the asset or liability as well as guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 855-10 (formerly SFAS 165, Subsequent Events), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. Adoption of ASC 855-10 did not have a material impact on the Company’s Consolidated Financial Statements.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New accounting pronouncement to be adopted (continued)
In December 2008, the FASB issued ASC 715, Compensation – Retirement Benefits (formerly FASB FSP FAS 132(R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets), which expands the disclosure requirements about plan assets for defined benefit pension plans and postretirement plans. The Company has adopted these disclosure requirements in the quarter ended December 31, 2009. The adoption of these disclosure requirements did not have any material effect on the Company’s Consolidated Financial Statements.

In August, 2009, the FASB issued ASC Update No. 2009-05 to provide guidance on measuring the fair value of liabilities under FASB ASC 820 (formerly SFAS 157, Fair Value Measurements).  The Company has adopted Update 2009-05 in the quarter ended December 31, 2009. The adoption of this Update did not have any material effect on the Company’s Consolidated Financial Statements.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140, (codified by ASU No. 2009-16 issued in December 2009). SFAS No. 166 limits the circumstances in which a financial asset should be derecognized when the transferor has not transferred the entire financial asset by taking into consideration the transferor’s continuing involvement. The standard requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. The concept of a qualifying special-purpose entity is removed from SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” along with the exception from applying FIN 46(R), Consolidation of Variable Interest Entities. The standard is effective for the first annual reporting period that begins after November 15, 2009 (i.e. the Company’s fiscal ending March 31, 2011). Earlier application is prohibited. It is expected the adoption of this Statement will have no material effect on the Company’s Consolidated Financial Statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), (codified by ASU No. 2009-17 issued in December 2009). The standard amends FIN No. 46(R) to require a company to analyze whether its interest in a variable interest entity (“VIE”) gives it a controlling financial interest. A company must assess whether it has an implicit financial responsibility to ensure that the VIE operates as designed when determining whether it has the power to direct the activities of the VIE that significantly impact its economic performance. Ongoing reassessments of whether a company is the primary beneficiary are also required by the standard. SFAS No. 167 amends the criteria to qualify as a primary beneficiary as well as how to determine the existence of a VIE. The standard also eliminates certain exceptions that were available under FIN No. 46(R). This Statement will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009 (i.e. the Company’s fiscal ending March 31, 2011). Earlier application is prohibited. Comparative disclosures will be required for periods after the effective date. It is expected the adoption of this Statement will have no material effect on the Company’s Consolidated Financial Statements.

In October 2009, the FASB concurrently issued the following ASC Updates (ASU):

•           ASU No. 2009-13—Revenue Recognition (ASC Topic 605): Multiple-Deliverable Revenue Arrangements (formerly EITF Issue No. 08-1).  ASU No. 2009-13 modifies the revenue recognition guidance for arrangements that involve the delivery of multiple elements, such as product, software, services or support, to a customer at different times as part of a single revenue generating transaction.  This standard provides principles and application guidance to determine whether multiple deliverables exist, how the individual deliverables should be separated and how to allocate the revenue in the arrangement among those separate deliverables. The standard also expands the disclosure requirements for multiple deliverable revenue arrangements.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New accounting pronouncement to be adopted (continued)
•           ASU No. 2009-14—Software (ASC Topic 985): Certain Revenue Arrangements That Include Software Elements (formerly EITF Issue No. 09-3). ASU No. 2009-14 removes tangible products from the scope of software revenue recognition guidance and also provides guidance on determining whether software deliverables in an arrangement that includes a tangible product, such as embedded software, are within the scope of the software revenue guidance.

ASU No. 2009-13 and ASU No. 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt these standards on a retrospective basis, but both these standards must be adopted in the same period using the same transition method. The Company expects to apply these ASU Updates on a prospective basis for revenue arrangements entered into or materially modified beginning April 1, 2011.  The Company is currently evaluating the potential impact these ASC Updates may have on its financial position and results of operations.

In October 2009, the FASB also issued ASU No. 2009-15—Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. ASU 2009-15 amends ASC 470-20, Debt with Conversion and Other Options, to provide accounting and reporting guidance for own-share lending arrangements issued in contemplation of convertible debt issuance. ASU 2009-15 is effective for fiscal years beginning on or after December 15, 2009 with retrospective application required.

In January 2010, the FASB issued the following ASC Updates:

•           ASU No. 2010-01—Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash. This Update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this Update are effective for interim and annual periods ending on or after December 15, 2009 with retrospective application.

•           ASU No. 2010-02—Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This Update amends Subtopic 810-10 and related guidance to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to (i) a subsidiary or group of assets that is a business or nonprofit activity; (ii) a subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a non-controlling interest in an entity, but does not apply to: (i) sales of in substance real estate; and (ii) conveyances of petroleum and gas mineral rights. The amendments in this Update are effective beginning in the period that an entity adopts FAS 160 (now included in Subtopic 810-10).

•           ASU No. 2010-05—Compensation—Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation. This Update simply codifies EITF Topic D-110, “Escrowed Share Arrangements and the Presumption of Compensation” issued on June 18, 2009. In EITF Topic No. D-110, SEC staff clarified that entities should consider the substance of the transaction in evaluating whether the presumption of compensation may be overcome, including whether the transaction was entered into for a reason unrelated to employment, such as to facilitate a financing transaction. In that situation, the staff generally believes that the escrowed shares should be reflected as a discount in the allocation of proceeds.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New accounting pronouncement to be adopted (continued)

•           ASU No. 2010-06—Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This Update amends Subtopic 820-10 that requires new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This Update also amends Subtopic 820-10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010.

The Company expects that the adoption of the above Updates issued in January 2010 will not have any significant impact on its financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s Consolidated Financial Statements upon adoption.

NOTE 3	RESTRICTED CASH

Restricted cash represents the Company’s bank deposits held as collaterals for the Company’s credit facilities as discussed in Note 11.

NOTE 4	ACCOUNTS RECEIVABLE, NET

	March 31,
	2009	2008

Accounts receivable	$15,054,940	$2,956,785
Less: Allowance for doubtful debts	-	-
	$15,054,940	$2,956,785

Based on the Company’s assessment of collectibility, there has been no allowance for doubtful accounts recognized during the two years ended March 31, 2009.

NOTE 5	INVENTORIES

	March 31,
	2009	2008

Finished goods, consisting of parts	$103,197	$30,871
Less: Allowance for stock obsolescence	(30,998)	-
	$72,199	$30,871

NOTE 6	PREPAID EXPENSES AND OTHER CURRENT ASSETS

	March 31,
	2009	2008

Prepaid operating expenses	$1,534	$6,589
Tender deposits	150,509	-
Rental deposits	66,684	-
Prepayment to suppliers	6,488,056	4,148,012
Advances to staff for normal business purposes	105,632	13,564
Other receivables from unrelated entities, net of $nil allowance	15,160,782	67,176
Total	$21,973,197	$4,235,341

NOTE 7	PLEDGED TRADING SECURITIES

	March 31,
	2009	2008

Unlisted unit trusts	$-	$262,911
Marketable equity securities	29,380	50,597
	$29,380	$313,508

As of March 31, 2009 and March 31, 2008, all of the Company’s trading securities were pledged as collaterals for the Company’s banking facilities (see Note 11). The unit trusts and marketable equity securities are reported at fair value based on quoted market prices in less active (Level 2 inputs) and active (Level 1 inputs) markets, respectively, with gains or losses resulting from changes in fair value recognized currently in earnings.

NOTE 8	PROPERTY AND EQUIPMENT

	March 31,
	2009	2008

Office equipment	$49,909	$-
Leasehold improvements	119,383	-
Total cost	169,292	-
Less: Accumulated depreciation	(23,559)	-
Net	$145,733	$-

Depreciation expenses in aggregate for the years ended March 31, 2009 and 2008 were $23,474 and $nil respectively.

NOTE 9	INTANGIBLE ASSETS

	March 31,
	2009	2008

Computer software	$5,852	$-
Software copyright	5,968,489	-
Less: Accumulated amortization	(199,681)	-
Net	$5,774,660	$-

In December 2008, the Company purchased a software copyright on data processing platform software for application in petrochemical productions for a cash consideration of RMB40,800,000 (or $5,941,459), which is due for payment by March 31, 2010. This software copyright has been registered with the National Copyright Administration of the People’s Republic of China in the name of Beijing Jianxin and is protected under the relevant copyright law of the PRC for 50 years from November 11, 2008, the date of first publication of the software. This software copyright is amortized over its estimated useful life of ten years using the straight-line method.

Amortization expenses for the years ended March 31, 2009 and 2008 were $198,777 and $nil respectively.

NOTE 10	OTHER PAYABLES AND ACCRUED EXPENSES

	March 31,
	2009	2008

Business tax and value added tax payable	$1,173,497	$-
Accrued operating expenses	47,938	25,070
Other payables	54,276	47,221
Total	$1,275,711	$72,291

NOTE 11	CREDIT FACILITIES

As of March 31, 2009, the Company had available banking facilities (“General Facilities”) which consisted of combined overdraft, guarantee line and import loan facilities up to an aggregate amount of HK$15,000,000 (equivalent to $1,935,494), and facilities for negotiation of export documentary credit bills against letters of indemnity up to HK$1,500,000 (equivalent to approximately $193,600). Guarantee line represents performance or payment guarantees issued by the bank on behalf of the Company. On August 6, 2009, the combined overdraft, guarantee line and import loan facilities under the General Facilities were reduced to HK$10,000,000 (equivalent to approximately $1,290,300), which has remained available up to the date of approval of these financial statements. The General Facilities are subject to the bank’s review by July 15, 2010.

As of March 31, 2009, there were outstanding shipping guarantees of $443,701 and irrevocable letters of credit of $1,039,653, related to the Company’s imports, issued by the bank on behalf of the Company under the General Facilities. There was no other borrowing under the General Facilities as of March 31, 2009.

Collaterals for the General Facilities include the Company’s bank deposits and marketable securities, an assignment over an insurance policy in the name of Mr. Jianzhong Zuo (CEO of the Company), an unlimited guarantee from Mr. Jianzhong Zuo, and a letter of undertaking from the Company to maintain the Company’s tangible net worth (i.e. paid-up capital plus retained earnings) at no less than HK$5,000,000 (equivalent to approximately $645,100).

NOTE 12	STATUTORY RESERVES

The Company’s subsidiary, Beijing Jianxin, incorporated in the PRC is required on an annual basis to make appropriations of retained earnings set at certain percentage of after-tax profit determined in accordance with PRC accounting standards and regulations (“PRC GAAP”). Beijing Jianxin must make appropriations to (i) general reserve and (ii) enterprise expansion fund in accordance with the Law of the PRC on Enterprises Operated Exclusively with Foreign Capital.

The general reserve fund requires annual appropriations of 10% of after-tax profit (as determined under PRC GAAP at each year-end and after setting off against any accumulated losses from prior years) until such fund has reached 50% of Beijing Jianxin’s registered capital whereas enterprise expansion fund appropriation is at its discretion. Appropriation to the general reserve must be made before distribution of dividends to stockholders. The general reserve fund and statutory reserve fund can only be used for specific purposes, such as setting off the accumulated losses, enterprise expansion or increasing the registered capital. The enterprise expansion fund was mainly used to expand the production and operation; it also may be used for increasing the registered capital.

Appropriations to these funds are classified in the consolidated balance sheets as statutory reserves. During the years ended March 31, 2009 and 2008, the Company made total appropriations of $1,138,733 and $nil from retained earnings to these statutory reserves, respectively.

There are no legal requirements in the PRC to fund these reserves by transfer of cash to restricted accounts, and the Company has not done so.

NOTE 13	INCOME TAXES

The entities within the Company file separate tax returns in the respective tax jurisdictions that they operate.

British Virgin Islands

China Liandi, being incorporated in the British Virgin Islands (“BVI”), is not subject to any income tax in the BVI.

Hong Kong

Under the Inland Revenue Ordinance of Hong Kong, only profits arising in or derived from Hong Kong are chargeable to Hong Kong profits tax, whereas the residence of a taxpayer is not relevant. Therefore, Hua Shen, Petro HK and Bright Flow are generally subject to Hong Kong income tax on its taxable income derived from the trade or businesses carried out by them in Hong Kong at 16.5% for the year ended March 31, 2009 and 17.5% for the year ended March 31, 2008.

PRC

In March 2007, the PRC government enacted the PRC Enterprise Income Tax Law, or the New EIT Law, and promulgated related regulation, Implementing Regulations for the PRC Enterprise Income Tax Law. The law and regulation became effective from January 1, 2008. The PRC Enterprise Income Tax Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises registered in the PRC.

Beijing Jianxin being established in the PRC is generally subject to PRC enterprise income tax (“EIT”). Beijing Jianxin has been recognized by the relevant PRC tax authority as a software enterprise with its own software copyright and is entitled to tax preferential treatment – a tax holiday for two-year EIT exemption from its first profitable year and a 50% reduction on its EIT rate for the three ensuing years.

The Company’s income tax expense consisted of:
	Year ended March 31,
	2009	2008

Current – PRC income tax	$41,720	$23,594
Deferred	-	-
Total	$41,720	$23,594

A reconciliation of the provision for income taxes determined at the US federal corporate income tax rate to the Company’s effective income tax rate is as follows:
	Year ended March 31,
	2009	2008

Pre-tax income	$7,128,704	$3,034,828
US federal rate	35%	35%
Income tax expense computed at U.S. federal rate	2,495,046	1,062,190
Reconciling items:
Rate differential for domestic earnings	(346,216)	(531,093)
Tax holiday of Beijing Jianxin	(2,846,832)	-
Non-deductible/taxable expenses (income)	734,181	(507,304)
Other	5,541	(199)
Effective tax expense	$41,720	$23,594

As of March 31, 2009 and 2008, the Company did not have any significant temporary differences and carryforwards that may result in deferred tax.

NOTE 13	INCOME TAXES (CONTINUED)

Uncertainties exist with respect to how the New EIT Law applies to the tax residency status of the Company's subsidiaries organized outside of the PRC. The New EIT Law includes a provision specifying that legal entities organized outside of the PRC will be considered residents for PRC income tax purposes if their place of effective management or control is within the PRC. The Implementation Rules to the New Law provide that non-resident legal entities will be considered PRC residents if substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. occurs within the PRC.  However, because the New EIT Law and Implementation Rules are new, no official guidance or application of this new “residency” classification has been available. Despite the uncertainties on the issue, the Company does not believe that its legal entities organized outside of the PRC should be treated as PRC residents for the New EIT Law's purposes. If one or more of the Company's legal entities organized outside of the China were characterized as China tax residents, the impact would adversely affect the Company's results of operation.

The Company has made its assessment of the level of tax authority for each tax position (including the potential application of interest and penalties) based on the technical merits, and has measured the unrecognized tax benefits associated with the tax positions. Based on the evaluation by the Company, it was concluded that there are no significant uncertain tax positions requiring recognition in the consolidated financial statements.

The Company classifies interest and/or penalties related to unrecognized tax benefits as a component of income tax provisions; however, as of March 31, 2009 and 2008, there was no interest and penalties related to uncertain tax positions, and the Company has no material unrecognized tax benefit which would materially affect the effective income tax rate in future periods.  The Company does not anticipate any significant increases or decreases to its liability for unrecognized tax benefit within the next 12 months.

The new EIT law also imposes a withholding tax of 10% unless reduced by a tax treaty, for dividends distributed by a PRC-resident enterprise to its immediate holding company outside the PRC for earnings accumulated beginning on January 1, 2008 and undistributed earnings generated prior to January 1, 2008 are exempt from such withholding tax. The Company has not provided for withholding income taxes on accumulated earnings of Beijing Jianxi as of December 31, 2009 or March 31, 2009 since its earnings are intended to be reinvested indefinitely in the overseas jurisdictions. It is not practicable to estimate the amount of additional taxes that might be payable on such undistributed earnings.

According to the Hong Kong profits tax law, the statue of limitations is six years.  Accordingly, the income tax returns of the Company’s Hong Kong subsidiaries for the years ended March 31, 2004 through 2009 are open to examination by the Hong Kong tax authority.

According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational or other errors made by the taxpayer or the withholding agent.  The statute of limitations extends to five years under special circumstances. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Accordingly, the income tax returns of Beijing Jianxi for the years ended March 31, 2007 through 2009 are open to examination by the PRC state and local tax authorities.

NOTE 14	DUE TO SHAREHOLDERS

	March 31,
	2009	2008

Due to Mr. Zuo (shareholder, CEO and chairman of the Company, see also Note 1)	$4,581,934	$9,896,966
Due to SJ Asia Pacific Limited (shareholder of the Company, see also Note 1)	21,660,402	-
Total	$26,242,336	$9,896,966

The amount due to Mr. Zuo is unsecured, interest free and payable on demand. The amount due to SJ Asia Pacific Limited is also unsecured and payable on demand, but bears interest at 3% to 5% per annum.

NOTE 15	CERTAIN RISKS AND CONCENTRATION

Credit risk and concentration of customers
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, trading securities, accounts receivable, and prepayments and other current assets. As of December 31, 2009, March 31, 2009 and 2008, substantially all of the Company’s cash and cash equivalents and trading securities were held by major financial institutions located in the PRC and Hong Kong, which management believes are of high credit quality.

The Company primarily derived its revenue from petroleum, petrochemical and energy companies operating in the PRC and had certain concentration of customers as follows:

•           As of March 31, 2009, four customers individually accounted for 39%, 37%, 11% and 10% of the accounts receivable of the Company, respectively.  As of March 31, 2008, one single customer accounted for 100% of the accounts receivable of the Company.  Except for the afore-mentioned, there was no other single customer who accounted for more than 10% of the Company’s accounts receivable as of March 31, 2009 or 2008.

•           During the year ended March 31, 2009, three customers individually accounted for 30%, 17% and 15% of the Company’s net revenue, respectively.  During the year ended March 31, 2008, two customers individually accounted for 43% and 42% of the Company’s net revenue, respectively.  Except for the afore-mentioned, there was no other single customer who accounted for more than 10% of the Company’s net revenue for the each of two years ended March 31, 2009.

Concentration of suppliers
The Company sourced industrial valves and other equipment from a few suppliers who individually accounted for more than 10% of the Company’s costs of revenue: during the year ended March 31, 2009, five suppliers altogether accounted for 83% of the Company’s costs of revenue (23%, 18%, 15%, 15% and 12% individually).  During the year ended March 31, 2008, two suppliers altogether accounted for 84% of the Company’s costs of revenue (42% and 42% individually).

Risk arising from operations in foreign countries
The majority of the Company’s operations are conducted within the PRC. The Company’s operations in the PRC are subject to various political, economic, and other risks and uncertainties inherent in the PRC. Among other risks, the Company’s operations in the PRC are subject to the risks of restrictions on transfer of funds, export duties, quotas, and embargoes, domestic and international customs and tariffs, changing taxation policies, foreign exchange restrictions; and political conditions and governmental regulations.

Currency convertibility risk and restriction on dividends and  net assets
The Company’s PRC subsidiary may only pay dividend out of its retained earnings determined in accordance with the accounting standards and regulations in the PRC and after it has met the PRC requirements for appropriation to statutory reserves (see Note 12).

Part of the Company’s businesses is transacted in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. These exchange control measures imposed by the PRC government authorities may restrict the ability of the Company’s PRC subsidiary (i.e. Beijing Jianxi) to transfer its net assets, which amounted to $12,735,897 as of March 31, 2009, to the Company through loans, advances or cash dividends.

NOTE 16	COMMITMENTS AND CONTINGENCIES

Operating Leases Commitments
In the normal course of business, the Company entered into operating lease agreements for offices rental. The Company was obligated under operating leases requiring minimum rentals as of March 31, 2009 as follows:

Payable within fiscal year ending March 31,
- 2010	$386,985
- 2011	379,204
- 2012	267,857
-2013	219,385
- 2014	14,016
- Thereafter	-

Total minimum lease payments	$1,267,447

During the years ended March 31, 2009 and 2008, rental expenses under operating leases amounted to $377,317and $62,390, respectively.

NOTE 17	SEGMENT DATA

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance.

The Company operates and manages its business as a single segment that includes primarily the delivering of industrial valves and other equipment with related technical services, and selling of related data processing platform software for applications in petroleum and petrochemical productions.

The following tables set out the analysis of the Company’s net revenue:

	Year ended March 31,
	2009	2008

Product and services
Industrial valves and other equipment with related technical services	$25,952,152	$3,898,944
Data processing platform software for applications in petroleum and petrochemical productions	4,791,901	2,950,340
Technical consultancy services	521,232	-

Total	$31,265,285	$6,849,284

During the two years ended March 31, 2009, the Company derived all of its revenue from delivering products and services to customers whose operations were located in China (including Hong Kong).

NOTE 18	SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through March 3, 2010, which represents the date these financial statements were available to be issued.

Share Exchange
On February 26, 2010, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Remediation Services, Inc. (“Remediation”, a company incorporated in Nevada and whose shares are listed on the Over-The-Counter Bulletin Board) and shareholders of the Company and Remediation. Pursuant to the terms of the Exchange Agreement, the Company’s shareholders transferred to Remediation all of the Company’s shares in exchange for the issuance of 27,354,480 shares of Remediation’s common stock (“Common Stock”), par value $0.001 per share (such transaction, the “Share Exchange”).

Prior to the Share Exchange, Remediation had 5,906,950 shares of common stock issued and outstanding. Immediately prior to the Share Exchange, 4,690,000 shares of Remediation’s common stock then outstanding were cancelled and retired, so that immediately after the Share Exchange Remediation had 28,571,430 shares issued and outstanding. The Company also deposited $275,000 into an escrow account which amount was paid to an owner of the cancelled shares of Remediation, as a result of the Share Exchange having been consummated.

The Share Exchange resulted in a change-in-control of Remediation as the Company’s shareholders have acquired the majority ownership of the combined entity.

In accordance with the Accounting and Financial Reporting Interpretations and Guidance issued by the staff of the U.S. Securities and Exchange Commission (the “SEC”), the Share Exchange will be accounted for as a reverse acquisition whereby Remediation (the legal acquirer) is considered the accounting acquiree and the Company (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will be in substance those of the Company’s, with the assets and liabilities, and revenues and expenses, of Remediation being included effective from the date of consummation of the Share Exchange. Remediation will be deemed to be a continuation of the Company’s business. The outstanding stock of Remediation prior to the Share Exchange will be accounted for at their net book value with no goodwill being recognized.

Private Placement
Immediately after the Share Exchange, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Investors”) for the issuance and sale in a private placement of 787,342 units (the “Units”) at a purchase price of $35 per Unit, consisting of, in the aggregate, (a) 7,086,078 shares of Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) convertible into the same number of shares of Common Stock, (b) 787,342 shares of Common Stock (the “Shares”), (c) three-year Series A Warrants to purchase up to 1,968,363 shares of Common Stock, at an exercise price of $4.50 per share (the “Series A Warrant Shares”), and (d) three-year Series B Warrants to purchase up to 1,968,363 shares of Common Stock, at an exercise price of $5.75 per share (the “Series B Warrant Shares”), for aggregate gross proceeds of approximately $27.56 million (the “Private Placement”).

In conjunction with the Private Placement, the Company also entered into the following agreements:

▪
a registration rights agreement (the “Registration Rights Agreement”) with the Investors, in which the Company agreed to file a registration statement (the “Registration Statement”) with the SEC to register for resale the Shares, the Common Stock issuable upon conversion of the Series A Preferred Stock, the Series A Warrant Shares and the Series B Warrant Shares, within 30 calendar days of the Closing Date, and to have the registration statement declared effective within 150 calendar days of the Closing Date or within 180 calendar days of the Closing Date in the event of a full review of the registration statement by the SEC.

NOTE 18	SUBSEQUENT EVENTS (CONTINUED)

▪
a make good escrow agreement with the Investors (the “Securities Escrow Agreement”), pursuant to which China LianDi Energy Resources Engineering Technology Ltd. (“LianDi Energy”), an affiliate of Mr. Zuo, CEO and Chairman of the Company, delivered into an escrow account 1,722,311 shares of Common Stock to be used as a share escrow for the achievement of a Fiscal Year 2011 net income performance threshold of $20.5 million.

▪
a lock-up agreement whereby LianDi Energy is prohibited from selling Remediation’s securities until six months after the effective date of the registration statement required to be filed under the Registration Rights Agreement. For one  year thereafter, it will be permitted to sell up to 1/12 of its initial holdings every month.

CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLAR)

	December 31, 2009	March 31, 2009
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$18,153,762	$5,018,813
Restricted cash	1,640,333	989,475
Accounts receivable, net of $nil allowance	8,246,985	15,054,940
Notes receivable, net of $nil allowance	5,519,312	-
Deferred costs of revenue	1,282,365	15,063,883
Inventories	66,626	72,199
Prepaid expenses and other current assets	12,077,151	21,973,197
Pledged trading securities	8,820	29,380

Total current assets	46,995,354	58,201,887

Other Assets
Property and equipment, net	133,129	145,733
Intangible assets, net	5,343,136	5,774,660

Total assets	$52,471,619	$64,122,280

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$11,922	$-
Deferred revenue	2,609,356	18,938,681
Other payables and accrued expenses	3,135,160	1,275,711
Provision for income tax	59,832	59,869
Payable for intangible	5,975,220	5,968,490
Due to shareholders	8,392,314	26,242,336

Total current liabilities	20,183,804	52,485,087

Total liabilities	20,183,804	52,485,087

Commitments and Contingencies (Note 17)

Shareholders’ Equity
Common stock, $1 par value, 50,000 shares authorized, issued and outstanding	50,000	50,000
Additional paid-in capital	9,329,878	-
Statutory reserves	1,138,733	1,138,733
Retained earnings	21,696,085	10,392,768
Accumulated other comprehensive income	73,119	55,692

Total shareholders’ equity	32,287,815	11,637,193

Total liabilities and shareholders’ equity	$52,471,619	$64,122,280

The accompanying notes form an integral part of these interim condensed consolidated financial statements.

CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(AMOUNTS EXPRESSED IN US DOLLAR)

	Nine months ended December 31,
	2009	2008
	(Unaudited)	(Unaudited)

NET REVENUE	$45,604,199	$8,221,549
Cost of revenue	(31,986,380)	(5,868,198)

Gross profit	13,617,819	2,353,351

Operating expenses:
Selling	(816,281)	(865,090)
General and administrative	(863,061)	(752,782)
Research and development	(40,432)	(31,223)

Total operating expenses	(1,719,774)	(1,649,095)

Income from operations	11,898,045	704,256

Other income (expenses), net
Interest income	48,121	31,278
Interest and bank charges	(402,674)	(236,051)
Exchange gains (losses), net	(479,188)	317,851
Value added tax refund	220,758	-
Other	19,072	(18,162)
	(593,911)	94,916

Income before income tax	11,304,134	799,172

Income tax expense	(817)	(3,985)

NET INCOME	11,303,317	795,187

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	17,427	(14,942)

COMPREHENSIVE INCOME	$11,320,744	$780,245

The accompanying notes form an integral part of these interim condensed consolidated financial statements.

CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS EXPRESSED IN US DOLLAR)

	Nine months ended December 31,
	2009	2008
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,303,317	$795,187
Adjustments for:
Depreciation of property and equipment	25,824	15,073
Amortization of intangible assets	451,943	-
Impairment of inventories	-	-
(Gain) loss on short-term investments	(18,957)	125,630
Decrease (increase) in assets:
Accounts receivable	6,809,098	(259,349)
Notes receivables	(5,519,312)	-
Inventories	5,573	(342,844)
Deferred costs, prepaid expenses and other current assets	7,564,317	(24,061,184)
Increase (decrease) in liabilities:
Accounts payable	11,922	2,412,183
Deferred revenue and accruals	(12,792,683)	17,273,982

Net cash provided by (used in) operating activities	7,841,042	(4,041,322)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of short-term investments	39,509	154,329
(Increase) decrease in restricted cash	(651,443)	1,958,347
Purchase of property and equipment	(13,285)	(167,470)
Purchase of intangible assets	(14,055)	-
Repayment from other entities	14,425,407	4,127,837

Net cash provided by investing activities	13,786,133	6,073,043

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment to shareholders	(8,519,255)	(5,354,544)

Net cash used in financing activities	(8,519,255)	(5,354,544)

Effect of foreign currency translation on cash	27,029	(19,103)

Net increase (decrease) in cash and cash equivalents	13,134,949	(3,341,926)

Cash and cash equivalents, beginning of period	5,018,813	6,550,092

CASH AND CASH EQUIVALENTS, end of period	$18,153,762	$3,208,166

SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interests	$402,674	$236,051
Cash paid for income tax	$220,301	$646

NONCASH INVESTING AND FINANCING TRANSACTIONS
Shareholders’ forgiveness of debt contributed as capital	$9,329,878	$-
Payable for intangibles (see Note 10)	-	5,941,459

The accompanying notes form an integral part of these interim condensed consolidated financial statements.

CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (UNAUDITED)
(AMOUNTS EXPRESSED IN US DOLLAR)

						Accumulated
			Additional			other
	Ordinary Shares		paid-in	Statutory	Retained	comprehensive
	Number	Amount	capital	reserves	earnings	income	Total

Balance, March 31, 2009	50,000	$50,000	$-	$1,138,733	$10,392,768	$55,692	$11,637,193

Net income	-	-	-	-	11,303,317	-	11,303,317
Foreign currency translation adjustment	-	-	-	-	-	17,427	17,427
Comprehensive income							11,320,744

Shareholder forgiveness of debt contributed as capital	-	-	9,329,878	-	-	-	9,329,878

Balance, December 31, 2009	50,000	$50,000	$9,329,878	$1,138,733	$21,696,085	$73,119	$32,287,815

The accompanying notes form an integral part of these interim condensed consolidated financial statements.

CHINA LIANDI CLEAN TECHNOLOGY ENGINEERING LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008.

NOTE 1	DESCRIPTION OF BUSINESS AND ORGANIZATION

Nature of operations

China Liandi Clean Technology Engineering Limited (formerly known as Lian Di Petrochemical Technology Limited) (“China Liandi”) is a holding company and, through its subsidiaries, primarily engages in distributing of clean technology for refineries (unheading units for the delayed coking process), distributing of a wide range of petroleum and petrochemical valves and equipments, providing systems integration, developing and marketing optimization software for the polymerization process and providing related technical and engineering services to large domestic Chinese petroleum and petrochemical companies and other energy companies.  China Liandi together with its subsidiaries are collectively referred to as the “Company”

Corporate organization

China Liandi was incorporated with limited liability on July 28, 2004 in the British Virgin Islands under the International Business Companies Act, with a registered and paid up capital of $50,000.

China Liandi changed its name from State Expert Limited to Lian Di Petrochemical Technology Limited on February 21, 2009, and further to China Liandi Clean Technology Engineering Limited on January 7, 2010.

Details of China Liandi’s subsidiaries as of March 31, 2009 and December 31, 2009 are as follows:

Subsidiaries’ names	Place and date of incorporation	Percentage of ownership by the Company	Principal activities

Hua Shen Trading (International) Limited (“Hua Shen”)	Hong Kong January 20, 1999	100%	Delivering of industrial valves and other equipment with the related integration and technical services
Petrochemical Engineering Limited (“Petro HK”)	Hong Kong September 13, 2007	100%	Delivering of industrial valves and other equipment with the related integration and technical services, and investment holding
Bright Flow Control Ltd. (“Bright Flow”)	Hong Kong December 17, 2007	100%	Delivering of industrial valves and other equipment with the related integration and technical services
Beijing Jianxin Petrochemical Engineering Ltd. (“Beijing Jianxin”)	People’s Republic of China (“PRC”) May 6, 2008	100% (through Petro HK)
Delivering of industrial valves and other equipment with the related integration and technical services, developing and marketing optimization software for polymerization processes, and provision of delayed coking solutions for petrochemical, petroleum and other energy companies

NOTE 1	DESCRIPTION OF BUSINESS AND ORGANIZATION (CONTINUED)

Corporate organization (continued)
In July 2004, China Liandi was founded and owned as to 60% by Mr. Jianzhong Zuo (“Mr. Zuo”) and 40% by another third-party minority shareholder. On October 2, 2007, Mr. Zuo acquired from that minority shareholder the remaining 40% interest in China Liandi, and hence became the sole shareholder of China Liandi.  On March 6, 2008, SJ Asia Pacific Limited (a company incorporated in the British Virgin Island and wholly owned by SJI Inc., which was incorporated in Japan and whose shares are listed on Jasdaq Securities Exchange, Inc. in Japan) acquired 51% interest in China Liandi from Mr. Zuo.  As a result, China Liandi is currently owned as to 51% by SJ Asia Pacific Limited and 49% by Mr. Zuo. Mr. Zuo is also the Chief Executive Officer and Chairman of the Company.

Hua Shen was founded by Mr. Zuo in 1999.  On January 8, 2008, China Liandi acquired 100% ownership interest in Hua Shen from Mr. Zuo. As Hua Shen and China Liandi had been under common control, the acquisition of Hua Shen by China Liandi has been accounted for using the “as if” pooling method of accounting.

In 2007, China Liandi established Petro HK and Bright Flow, as wholly-owned subsidiaries, in Hong Kong. In 2008, Petro HK established Beijing Jianxi, as a wholly-owned subsidiary, in the PRC.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation and consolidation
The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

The interim condensed consolidated financial statements for the nine-month periods ended December 31, 2009 and 2008 are unaudited.  In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these interim condensed consolidated financial statements have been included.  The results reported in the consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year.  These interim condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with accounting principles generally accepted in the United States. These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the years ended March 31, 2009 and 2008, and accompanying footnotes.

Use of estimates
The preparation of the these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Accordingly, actual results may differ from these estimates under different assumptions or conditions.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents
Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value.  Restricted cash is excluded from cash and cash equivalents.

Accounts receivable
Accounts receivable is stated at cost, net of an allowance for doubtful accounts. The Company sets aside an allowance for doubtful accounts to account for any estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectibility of individual balances. In evaluating the collectibility of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends.

Inventories
Inventories are stated at the lower of cost, determined on a specific identification basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management will write down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Property and equipment
Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of property and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life
Leasehold improvements	5 years
Office equipment	5 years

The carrying value of property and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the property and equipment is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Intangible assets
Purchased software and copyrights are initially recorded at costs and amortized on a straight-line basis over the shorter of the contractual terms or estimated useful economic life of 2 to 10 years.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of long-lived assets
The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups.

Revenue recognition
Revenue is recognized when the following four criteria are met as prescribed by U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104 (“SAB 104”): (i) persuasive evidence of an arrangement exists, (ii) product delivery has occurred or the services have been rendered, (iii) the fees are fixed or determinable, and (iv) collectibility is reasonably assured.

Multiple-deliverable arrangements
The Company derives revenue from fixed-price sale contracts with customers that may provide for the Company to deliver equipment with varied performance specifications specific to each customer and provide the technical services for installation, integration, testing etc. of the equipment. The contract price is inclusive of the technical services. These sale contracts include multiple deliverables. Because it is considered installation and integration are essential to the functionality of the equipment and due to the lack of objective and reliable evidence of fair value for each deliverable included in the arrangement, a combined unit of accounting is used pursuant to ASC Topic 605, Revenue Recognition (formerly EITF 00-21, Revenue Arrangements with Multiple Elements). In addition, the arrangement generally includes customer acceptance criteria that cannot be tested before installation and integration at the customer’s site, revenue recognition is deferred until customer acceptance, indicated by an acceptance certificate signed off by customer.

The Company may also provide its customers with a warranty for, in general, one year following the customer's acceptance of the installed equipment. Some contracts require that 5% to 15% of the contract price be held as retainage for quality warranty and only due for payment by the customer upon expiry of the warranty period. For those contracts with retainage clauses, the Company defers the recognition of the amounts retained as revenue until expiry of the warranty period when collectibility can reasonably be assured. The Company has not provided for warranty costs for those contracts without retainage clauses, as the relevant estimated costs were insignificant based on historical experience.

Product only
Revenue derived from sale contracts that provide for delivery of products only is recognized when the titles to the products pass to customers.

Software sale
The Company recognizes revenue from the delivering of data processing platform software when the software is delivered to and accepted by the customer, pursuant to ASC Topic 985, Software (formerly Statement of Position, or SOP 97-2, Software Revenue Recognition, as amended) and in accordance with SAB 104. Cost of software revenue include amortization of software copyright.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition (Continued)
Service
The Company recognizes revenue from provision of services when the service has been performed, in accordance with SAB 104.

The Company is subject to business tax at 5% and value added tax at 17% on the revenues earned for services provided and products sold in the PRC, respectively. The Company presents its revenue net of business tax and related surcharges and value added tax, as well as discounts and returns. There were no product returns for the nine-month periods ended December 31, 2009 and 2008.

Deferred revenue and costs
Deferred revenue represents payments received from customers on equipment delivery and installation contracts prior to customer acceptance.  As revenues are deferred, the related costs of equipment paid to suppliers are also deferred. The deferred revenue and costs are recognized in the consolidated statements of income in the period in which the criteria for revenue recognition are satisfied as discussed above.

Research and development expenses
Research and development costs are charged to expense when incurred.

Advertising and promotion costs
Advertising and promotion costs are charged to expense when incurred.  During the nine-month periods ended December 31, 2009 and 2008, advertising and promotion costs were insignificant.

Shipping and handling cost
Shipping and handling costs were $279,471 and $198,256 for the nine-month periods ended December 31, 2009 and 2008, respectively.

Income taxes
The Company accounts for income taxes in accordance with FASB ASC Topic 740.  ASC Topic 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

In July 2006, the FASB issued ASC 740-10-25-5 through 740-10-25-7 and 740-10-25-13 (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An interpretation of FASB Statement No. 109) which became effective for fiscal years beginning after December 15, 2006. The interpretation prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The Company’s adoption of ASC 740-10-25-5 through 740-10-25-7 and 740-10-25-13 did not result in any adjustments to the opening balance of the Company’s retained earnings as of April 1, 2007.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive income
FASB ASC Topic 220, Comprehensive Income, establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from foreign currency translation adjustments.

Foreign currency
The Company uses the United States dollars (“U.S. Dollar” or “US$” or “$”) for financial reporting purposes. The subsidiaries within the Company maintain their books and records in their respective functional currency, Chinese Renminbi (“RMB”) and Hong Kong dollars (“HK$”), being the lawful currency in the PRC and Hong Kong, respectively. Assets and liabilities of the subsidiaries are translated from RMB or HK$ into U.S. Dollars using the applicable exchange rates prevailing at the balance sheet date. Items on the statements of income and comprehensive income and cash flows are translated at average exchange rates during the reporting period. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Company’s financial statements are recorded as accumulated other comprehensive income.

The exchange rates used to translate amounts in RMB and HK$ into U.S. Dollars for the purposes of preparing the consolidated financial statements are as follows:-

	December 31, 2009	December 31, 2008	March 31, 2009
Balance sheet items, except for equity accounts	US$1=RMB6.8282 US$1=HK$7.7551	US$1=RMB6.8183 US$1=HK$7.7787	US$1=RMB6.8359 US$1=HK$7.7502
Items in statements of income and cash flows	US$1=RMB6.8296 US$1= HK$7.7512	US$1=RMB6.8765 US$1=HK$7.7841

No representation is made that the RMB and HK$ amounts could have been, or could be, converted into U.S. dollars at the above rates.

Whilst RMB is not a freely convertible currency, its value against U.S. dollars and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of U.S. dollar reporting. The exchange rates used to translate amounts in RMB into U.S. Dollars are based on the rates quoted by the People’s Bank of China.

Commitments and contingencies
The Company follows ASC Subtopic 450-20, Loss Contingencies in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be been incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value
ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1 -	Quoted prices in active markets for identical assets or liabilities.
Level 2 -
Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter.

The carrying values of cash and cash equivalents, trade and other receivables and payables, and short-term debts approximate fair values due to their short maturities.

Assets and liabilities measured at fair value on a recurring basis are summarized as follows:

	As of December 31, 2009 (Unaudited)
	Fair value measurement using inputs			Carrying
Financial instruments	Level 1	Level 2	Level 3	amount

Short-term investment:
Marketable equity securities	$8,820	$-	$-	$8,820
Total	$8,820	$-	$-	$8,820

	As of March 31, 2009
	Fair value measurement using inputs			Carrying
Financial instruments	Level 1	Level 2	Level 3	amount

Short-term investment:
Marketable equity securities	$29,380	$-	$-	$29,380
Total	$29,380	$-	$-	$29,380

There was no asset or liability measured at fair value on a non-recurring basis as of December 31, 2009 and March 31, 2009.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements
In June 2009, the FASB established the FASB Accounting Standards CodificationTM (ASC) as the single source of authoritative U.S generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The ASC superseded all previously existing non-SEC accounting and reporting standards, and any prior sources of U.S. GAAP not included in the ASC or grandfathered are not authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The ASC did not change current U.S. GAAP but changes the approach by referencing authoritative literature by topic (each a “Topic”) rather than by type of standard. The ASC is effective for interim and annual periods ending after September 15, 2009. Adoption of the ASC did not have a material impact on the Company’s Consolidated Financial Statements, but references in the Company’s Notes to Consolidated Financial Statements to former FASB positions, statements, interpretations, opinions, bulletins or other pronouncements are now presented as references to the corresponding Topic in the ASC.

Effective April 1, 2009, the first day of fiscal 2010, the Company adopted FASB ASC 350-30 and ASC 275-10-50 (formerly FSP FAS 142-3, Determination of the Useful Life of Intangible Assets), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The Company will apply ASC 350-30 and ASC 275-10-50 prospectively to intangible assets acquired subsequent to the adoption date.  The adoption of these revised provisions had no impact on the Company’s Consolidated Financial Statements.

Effective April 1, 2009, the first day of fiscal 2010, the Company adopted FASB ASC 815-10-65 (formerly SFAS 161, Disclosures about Derivative Instruments and Hedging Activities), which amends and expands previously existing guidance on derivative instruments to require tabular disclosure of the fair value of derivative instruments and their gains and losses., This ASC also requires disclosure regarding the credit-risk related contingent features in derivative agreements, counterparty credit risk, and strategies and objectives for using derivative instruments. The adoption of this ASC did not have a material impact on the Company’s Consolidated Financial Statements.

Upon initial adoption of SFAS 157 on April 1, 2008, the Company adopted FASB ASC 820-10 (formerly FSP FAS 157-2, Effective Date of FASB Statement 157), which deferred the provisions of previously issued fair value guidance for nonfinancial assets and liabilities to the first fiscal period beginning after November 15, 2008. Deferred nonfinancial assets and liabilities include items such as goodwill and other non-amortizable intangibles. Effective April 1, 2009, the Company adopted the fair value guidance for nonfinancial assets and liabilities. The adoption of FASB ASC 820-10 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective April 1, 2009, the Company adopted FASB ASC 810-10-65 (formerly SFAS 160, Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51), which amends previously issued guidance to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity. Among other requirements, this Statement requires that the consolidated net income attributable to the parent and the non-controlling interest be clearly identified and presented on the face of the consolidated income statement.  The adoption of the provisions in this ASC did not have a material impact on the Company’s Consolidated Financial Statements.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)
Effective April 1, 2009, the Company adopted FASB ASC 805-10, (formerly SFAS 141R, Business Combinations), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in an acquiree and the goodwill acquired.  In addition, the provisions in this ASC require that any additional reversal of deferred tax asset valuation allowance established in connection with fresh start reporting on January 7, 1998 be recorded as a component of income tax expense rather than as a reduction to the goodwill established in connection with the fresh start reporting. The Company will apply ASC 805-10 to any business combinations subsequent to adoption.

Effective April 1, 2009, the Company adopted FASB ASC 805-20 (formerly FSP FAS 141R-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies), which amends ASC 805-10 to require that an acquirer recognize at fair value, at the acquisition date, an asset acquired or a liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value of such an asset acquired or liability assumed cannot be determined, the acquirer should apply the provisions of ASC Topic 450, Contingences, to determine whether the contingency should be recognized at the acquisition date or after such date. The adoption of ASC 805-20 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 825-10-65 (formerly FSP FAS 107-1 and Accounting Principles Board 28-1, Interim Disclosures about Fair Value of Financial Instruments), which amends previous guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The adoption of FASB ASC 825-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 320-10-65 (formerly FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments). Under ASC 320-10-65, an other-than-temporary impairment must be recognized if the Company has the intent to sell the debt security or the Company is more likely than not will be required to sell the debt security before its anticipated recovery. In addition, ASC 320-10-65 requires impairments related to credit loss, which is the difference between the present value of the cash flows expected to be collected and the amortized cost basis for each security, to be recognized in earnings while impairments related to all other factors to be recognized in other comprehensive income. The adoption of ASC 320-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

Effective July 1, 2009, the Company adopted FASB ASC 820-10-65 (formerly FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly), which provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset or liability has significantly decreased when compared with normal market activity for the asset or liability as well as guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have a material impact on the Company’s Consolidated Financial Statements.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)
Effective July 1, 2009, the Company adopted FASB ASC 855-10 (formerly SFAS 165, Subsequent Events), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. Adoption of ASC 855-10 did not have a material impact on the Company’s Consolidated Financial Statements.

In December 2008, the FASB issued ASC 715, Compensation – Retirement Benefits (formerly FASB FSP FAS 132(R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets), which expands the disclosure requirements about plan assets for defined benefit pension plans and postretirement plans. The Company has adopted these disclosure requirements in the quarter ended December 31, 2009. The adoption of these disclosure requirements did not have any material effect on the Company’s Consolidated Financial Statements.

In August, 2009, the FASB issued ASC Update No. 2009-05 to provide guidance on measuring the fair value of liabilities under FASB ASC 820 (formerly SFAS 157, Fair Value Measurements).  The Company has adopted Update 2009-05 in the quarter ended December 31, 2009. The adoption of this Update did not have any material effect on the Company’s Consolidated Financial Statements.

New accounting pronouncement to be adopted
In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140, (codified by ASU No. 2009-16 issued in December 2009). SFAS No. 166 limits the circumstances in which a financial asset should be derecognized when the transferor has not transferred the entire financial asset by taking into consideration the transferor’s continuing involvement. The standard requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. The concept of a qualifying special-purpose entity is removed from SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” along with the exception from applying FIN 46(R), Consolidation of Variable Interest Entities. The standard is effective for the first annual reporting period that begins after November 15, 2009 (i.e. the Company’s fiscal ending March 31, 2011). Earlier application is prohibited. It is expected the adoption of this Statement will have no material effect on the Company’s Consolidated Financial Statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), (codified by ASU No. 2009-17 issued in December 2009). The standard amends FIN No. 46(R) to require a company to analyze whether its interest in a variable interest entity (“VIE”) gives it a controlling financial interest. A company must assess whether it has an implicit financial responsibility to ensure that the VIE operates as designed when determining whether it has the power to direct the activities of the VIE that significantly impact its economic performance. Ongoing reassessments of whether a company is the primary beneficiary are also required by the standard. SFAS No. 167 amends the criteria to qualify as a primary beneficiary as well as how to determine the existence of a VIE. The standard also eliminates certain exceptions that were available under FIN No. 46(R). This Statement will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009 (i.e. the Company’s fiscal ending March 31, 2011). Earlier application is prohibited. Comparative disclosures will be required for periods after the effective date. It is expected the adoption of this Statement will have no material effect on the Company’s Consolidated Financial Statements.

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New accounting pronouncement to be adopted (Continued)
In October 2009, the FASB concurrently issued the following ASC Updates (ASU):

•           ASU No. 2009-13—Revenue Recognition (ASC Topic 605): Multiple-Deliverable Revenue Arrangements (formerly EITF Issue No. 08-1).  ASU No. 2009-13 modifies the revenue recognition guidance for arrangements that involve the delivery of multiple elements, such as product, software, services or support, to a customer at different times as part of a single revenue generating transaction.  This standard provides principles and application guidance to determine whether multiple deliverables exist, how the individual deliverables should be separated and how to allocate the revenue in the arrangement among those separate deliverables. The standard also expands the disclosure requirements for multiple deliverable revenue arrangements.

•           ASU No. 2009-14—Software (ASC Topic 985): Certain Revenue Arrangements That Include Software Elements (formerly EITF Issue No. 09-3). ASU No. 2009-14 removes tangible products from the scope of software revenue recognition guidance and also provides guidance on determining whether software deliverables in an arrangement that includes a tangible product, such as embedded software, are within the scope of the software revenue guidance.

ASU No. 2009-13 and ASU No. 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt these standards on a retrospective basis, but both these standards must be adopted in the same period using the same transition method. The Company expects to apply these ASU Updates on a prospective basis for revenue arrangements entered into or materially modified beginning April 1, 2011.  The Company is currently evaluating the potential impact these ASC Updates may have on its financial position and results of operations.

In October 2009, the FASB also issued ASU No. 2009-15—Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. ASU 2009-15 amends ASC 470-20, Debt with Conversion and Other Options, to provide accounting and reporting guidance for own-share lending arrangements issued in contemplation of convertible debt issuance. ASU 2009-15 is effective for fiscal years beginning on or after December 15, 2009 with retrospective application required.

In January 2010, the FASB issued the following ASC Updates:

•           ASU No. 2010-01—Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash. This Update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this Update are effective for interim and annual periods ending on or after December 15, 2009 with retrospective application.

•           ASU No. 2010-02—Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This Update amends Subtopic 810-10 and related guidance to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to (i) a subsidiary or group of assets that is a business or nonprofit activity; (ii) a subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a non-controlling interest in an entity, but does not apply to: (i) sales of in substance real estate; and (ii) conveyances of petroleum and gas mineral rights. The amendments in this Update are effective beginning in the period that an entity adopts FAS 160 (now included in Subtopic 810-10).

NOTE 2	SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New accounting pronouncement to be adopted (continued)

•           ASU No. 2010-05—Compensation—Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation. This Update simply codifies EITF Topic D-110, “Escrowed Share Arrangements and the Presumption of Compensation” issued on June 18, 2009. In EITF Topic No. D-110, SEC staff clarified that entities should consider the substance of the transaction in evaluating whether the presumption of compensation may be overcome, including whether the transaction was entered into for a reason unrelated to employment, such as to facilitate a financing transaction. In that situation, the staff generally believes that the escrowed shares should be reflected as a discount in the allocation of proceeds.

•           ASU No. 2010-06—Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This Update amends Subtopic 820-10 that requires new disclosures about transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. This Update also amends Subtopic 820-10 to clarify certain existing disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010.

The Company expects that the adoption of the above Updates issued in January 2010 will not have any significant impact on its financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s Consolidated Financial Statements upon adoption.

NOTE 3	RESTRICTED CASH

Restricted cash represents the Company’s bank deposits held as collaterals for the Company’s credit facilities as discussed in Note 12.

NOTE 4	ACCOUNTS RECEIVABLE, NET

	December 31, 2009	March 31, 2009
	(Unaudited)

Accounts receivable	$8,246,985	$15,054,940
Less: Allowance for doubtful debts	-	-

	$8,246,985	$15,054,940

Based on the Company’s assessment of collectibility, there has been no allowance for doubtful accounts recognized during the nine-month periods ended December 31, 2009 and 2008.

NOTE 5	NOTES RECEIVABLE

Notes receivable as of December 31, 2009 consist of bank acceptance notes from customers for settlement of the Company’s sales. These notes mature in periods ranging from 3 to 6 months and do not bear any interests. As these notes receivable are guaranteed by banks, the Company believes they are fully collectible and has not recognized any allowance for doubtful accounts thereon.

NOTE 6	INVENTORIES

	December 31, 2009	March 31, 2009
	(Unaudited)

Finished goods, consisting of parts	$97,624	$103,197
Less: Allowance for stock obsolescence	(30,998)	(30,998)

	$66,626	$72,199

NOTE 7	PREPAID EXPENSES AND OTHER CURRENT ASSETS

	December 31, 2009	March 31, 2009
	(Unaudited)

Prepaid operating expenses	$43,935	$1,534
Tender deposits	268,893	150,509
Rental deposits	66,747	66,684
Prepayment to suppliers	11,214,905	6,488,056
Advances to staff for normal business purposes	195,871	105,632
Income tax refundable	222,189	-
Other receivables from unrelated entities, net of $nil allowance	64,611	15,160,782

Total	$12,077,151	$21,973,197

NOTE 8	PLEDGED TRADING SECURITIES

	December 31, 2009	March 31, 2009
	(Unaudited)

Marketable equity securities	$8,820	$29,380

	$8,820	$29,380

As of December 31, 2009 and March 31, 2009, all of the Company’s trading securities were pledged as collaterals for the Company’s banking facilities (see Note 12). The marketable equity securities are reported at fair value based on quoted market prices in active (Level 1 inputs) markets, with gains or losses resulting from changes in fair value recognized currently in earnings.

NOTE 9	PROPERTY AND EQUIPMENT

	December 31, 2009	March 31, 2009
	(Unaudited)

Office equipment	$54,397	$49,909
Leasehold improvements	128,100	119,383

Total cost	182,497	169,292
Less: Accumulated depreciation	(49,368)	(23,559)

Net	$133,129	$145,733

Depreciation expenses in aggregate for the nine-month periods ended December 31, 2009 and 2008 were $25,824 and $15,073, respectively.

NOTE 10	INTANGIBLE ASSETS

	December 31, 2009	March 31, 2009
	(Unaudited)

Computer software	$19,918	$5,852
Software copyright	5,975,219	5,968,489
Less: Accumulated amortization	(652,001)	(199,681)

Net	$5,343,136	$5,774,660

In December 2008, the Company purchased a software copyright on data processing platform software for application in petrochemical productions for a cash consideration of RMB40,800,000 (or $5,941,459), which is due for payment by March 31, 2010. This software copyright has been registered with the National Copyright Administration of the People’s Republic of China in the name of Beijing Jianxin and is protected under the relevant copyright law of the PRC for 50 years from November 11, 2008, the date of first publication of the software. This software copyright is amortized over its estimated useful life of ten years using the straight-line method.

Amortization expenses for the nine-month periods ended December 31, 2009 and 2008 were $451,943 and $nil respectively.

NOTE 11	OTHER PAYABLES AND ACCRUED EXPENSES

	December 31, 2009	March 31, 2009
	(Unaudited)

Business tax and value added tax payable	$2,683,903	$1,173,497
Accrued operating expenses	144,407	47,938
Other payables	306,850	54,276

Total	$3,135,160	$1,275,711

NOTE 12	CREDIT FACILITIES

As of March 31, 2009, the Company had available banking facilities (“General Facilities”) which consisted of combined overdraft, guarantee line and import loan facilities up to an aggregate amount of HK$15,000,000 (equivalent to approximately $1,934,200), and facilities for negotiation of export documentary credit bills against letters of indemnity up to HK$1,500,000 (equivalent to approximately $193,400). Guarantee line represents performance or payment guarantees issued by the bank on behalf of the Company. On August 6, 2009, the combined overdraft, guarantee line and import loan facilities under the General Facilities were reduced to HK$10,000,000 (equivalent to approximately $1,289,500), which has remained available as of December 31, 2009. The General Facilities are subject to the bank’s review by July 15, 2010.

As of March 31, 2009, there were outstanding shipping guarantees of $443,701 and irrevocable letters of credit of $1,039,653, related to the Company’s imports, issued by the bank on behalf of the Company under the General Facilities. As of December 31, 2009, there were outstanding shipping guarantees of $360,647 and irrevocable letters of credit of $270,000, related to the Company’s imports, issued by the bank on behalf of the Company under the General Facilities. There was no other borrowing under the General Facilities as of March 31, 2009 and December 31, 2009.

Collaterals for the General Facilities include the Company’s bank deposits and marketable securities, an assignment over an insurance policy in the name of Mr. Jianzhong Zuo (CEO of the Company), an unlimited guarantee from Mr. Jianzhong Zuo, and a letter of undertaking from the Company to maintain the Company’s tangible net worth (i.e. paid-up capital plus retained earnings) at no less than HK$5,000,000 (equivalent to approximately $644,700).

On August 6, 2009, the Company obtained a banking facility for import facilities up to HK$6,000,000 (equivalent to approximately $773,700) under a Special Loan Guarantee Scheme sponsored and guaranteed by the Government of the Hong Kong Special Administrative Region (“Government Sponsored Facility”).  Collaterals for the Government Sponsored Facility include a guarantee for HK$6,000,000 from China Liandi. As of December 31, 2009, there was no borrowing under the Government Sponsored Facility.

NOTE 13	OTHER INCOME – VALUE ADDED TAX REFUND

Beijing Jianxi has been recognized by the PRC government as a software enterprise with its own software copyright. Under the PRC government’s preferential policies for software enterprises, Beijing Jianxi is entitled to a refund of 14% value added tax in respect of its sales of self-developed software products.  The Company recognizes the value added tax refund as revenue only when it has been received and there is no condition to the use of the fund received.

NOTE 14	INCOME TAXES

The entities within the Company file separate tax returns in the respective tax jurisdictions that they operate.

British Virgin Islands
China Liandi, being incorporated in the British Virgin Islands (“BVI”), is not subject to any income tax in the BVI.

Hong Kong
Under the Inland Revenue Ordinance of Hong Kong, only profits arising in or derived from Hong Kong are chargeable to Hong Kong profits tax, whereas the residence of a taxpayer is not relevant. Therefore, Hua Shen, Petro HK and Bright Flow are generally subject to Hong Kong income tax on its taxable income derived from the trade or businesses carried out by them in Hong Kong at 16.5% for the nine-month periods ended December 31, 2009 and 2008.

PRC
In March 2007, the PRC government enacted the PRC Enterprise Income Tax Law, or the New EIT Law, and promulgated related regulation, Implementing Regulations for the PRC Enterprise Income Tax Law. The law and regulation became effective from January 1, 2008. The PRC Enterprise Income Tax Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises registered in the PRC.

Beijing Jianxin being established in the PRC is generally subject to PRC enterprise income tax (“EIT”). Beijing Jianxin has been recognized by the relevant PRC tax authority as a software enterprise with its own software copyright and is entitled to tax preferential treatment – a tax holiday for two-year EIT exemption from its first profitable year and a 50% reduction on its EIT rate for the three ensuing years.

The Company’s income tax expense consisted of:

	Nine months ended December 31,
	2009	2008
	(Unaudited)	(Unaudited)

Current – PRC income tax	$817	$3,985
Deferred	-	-

Total	$817	$3,985

NOTE 14	INCOME TAXES (CONTINUED)

A reconciliation of the provision for income taxes determined at the US statutory corporate income tax rate to the Company’s effective income tax rate is as follows:

	Nine months ended December 31,
	2009	2008
	(Unaudited)	(Unaudited)

Pre-tax income	$11,304,134	$799,172
US federal rate	35%	35%
Income tax expense computed at U.S. federal rate	3,956,447	279,710
Reconciling items:
Rate differential for domestic earnings	(1,056,811)	(173,691)
Tax holiday of Beijing Jianxin	(2,882,246)	-
Non-deductible/taxable expenses (income)	29,055	(102,124)
Other	(45,628)	90

Effective tax expense	$817	$3,985

As of December 31, 2009 and March 31, 2009, the Company did not have any significant temporary differences and carryforwards that may result in deferred tax.

Uncertainties exist with respect to how the New EIT Law applies to the tax residency status of the Company's subsidiaries organized outside of the PRC. The New EIT Law includes a provision specifying that legal entities organized outside of the PRC will be considered residents for PRC income tax purposes if their place of effective management or control is within the PRC. The Implementation Rules to the New Law provide that non-resident legal entities will be considered PRC residents if substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. occurs within the PRC.  However, because the New EIT Law and Implementation Rules are new, no official guidance or application of this new “residency” classification has been available. Despite the uncertainties on the issue, the Company does not believe that its legal entities organized outside of the PRC should be treated as PRC residents for the New EIT Law's purposes. If one or more of the Company's legal entities organized outside of the China were characterized as China tax residents, the impact would adversely affect the Company's results of operation.

The Company has made its assessment of the level of tax authority for each tax position (including the potential application of interest and penalties) based on the technical merits, and has measured the unrecognized tax benefits associated with the tax positions. Based on the evaluation by the Company, it was concluded that there are no significant uncertain tax positions requiring recognition in the consolidated financial statements.

The Company classifies interest and/or penalties related to unrecognized tax benefits as a component of income tax provisions; however, as of December 31, 2009 and March 31, 2009, there was no interest and penalties related to uncertain tax positions, and the Company has no material unrecognized tax benefit which would materially affect the effective income tax rate in future periods.  The Company does not anticipate any significant increases or decreases to its liability for unrecognized tax benefit within the next 12 months.

NOTE 14	INCOME TAXES (CONTINUED)

The new EIT law also imposes a withholding tax of 10% unless reduced by a tax treaty, for dividends distributed by a PRC-resident enterprise to its immediate holding company outside the PRC for earnings accumulated beginning on January 1, 2008 and undistributed earnings generated prior to January 1, 2008 are exempt from such withholding tax. The Company has not provided for withholding income taxes on accumulated earnings of Beijing Jianxi as of December 31, 2009 or March 31, 2009 since its earnings are intended to be reinvested indefinitely in the overseas jurisdictions. It is not practicable to estimate the amount of additional taxes that might be payable on such undistributed earnings.

According to the Hong Kong profits tax law, the statue of limitations is six years.  Accordingly, the income tax returns of the Company’s Hong Kong subsidiaries for the years ended March 31, 2004 through 2009 are open to examination by the Hong Kong tax authority.

According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational or other errors made by the taxpayer or the withholding agent.  The statute of limitations extends to five years under special circumstances. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Accordingly, the income tax returns of Beijing Jianxi for the years ended March 31, 2007 through 2009 are open to examination by the PRC state and local tax authorities.

NOTE 15	DUE TO SHAREHOLDERS

	December 31, 2009	March 31, 2009
	(Unaudited)

Due to Mr. Zuo (shareholder, CEO and chairman of the Company, see also Note 1)	$837,036	$4,581,934
Due to SJ Asia Pacific Limited (shareholder of the Company, see also Note 1)	7,555,278	21,660,402

Total	$8,392,314	$26,242,336

The amount due to Mr. Zuo is unsecured, interest free and payable on demand. The amount due to SJ Asia Pacific Limited is also unsecured and payable on demand, but bears interest at 3% to 5% per annum.

NOTE 16	CERTAIN RISKS AND CONCENTRATION

Credit risk and concentration of customers
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, trading securities, accounts receivable, and prepayments and other current assets. As of December 31, 2009 and March 31, 2009, substantially all of the Company’s cash and cash equivalents and trading securities were held by major financial institutions located in the PRC and Hong Kong, which management believes are of high credit quality.

The Company primarily derived its revenue from petroleum, petrochemical and energy companies operating in the PRC and had certain concentration of customers as follows:

•           As of December 31, 2009, four customers individually accounted for 32%, 17%, 13% and 12% of the accounts receivable of the Company, respectively.  As of March 31, 2009, four customers individually accounted for 39%, 37%, 11% and 10% of the accounts receivable of the Company, respectively.  Except for the afore-mentioned, there was no other single customer who accounted for more than 10% of the Company’s accounts receivable as of December 31, 2009 or March 31, 2009.

•           During the nine-month periods ended December 31, 2009, two customers individually accounted for 54%, and 17% of the Company’s net revenue, respectively.  During the nine-month periods ended December 31, 2008, four customers individually accounted for 29%, 19%,18% and 15% of the Company’s net revenue, respectively.  Except for the afore-mentioned, there was no other single customer who accounted for more than 10% of the Company’s net revenue for the nine-month periods ended December 31, 2009 or 2008.

Concentration of suppliers
The Company sourced industrial valves and other equipment from a few suppliers who individually accounted for more than 10% of the Company’s costs of revenue as follows:

•           During the nine-month periods ended December 31, 2009, one supplier accounted for 62% of the Company’s costs of revenue, respectively.  During the nine-month periods ended December 31, 2008, two suppliers individually accounted for 49% and 35% of the Company’s costs of revenue, respectively.

Risk arising from operations in foreign countries
The majority of the Company’s operations are conducted within the PRC. The Company’s operations in the PRC are subject to various political, economic, and other risks and uncertainties inherent in the PRC. Among other risks, the Company’s operations in the PRC are subject to the risks of restrictions on transfer of funds, export duties, quotas, and embargoes, domestic and international customs and tariffs, changing taxation policies, foreign exchange restrictions; and political conditions and governmental regulations.

NOTE 16	CERTAIN RISKS AND CONCENTRATION (CONTINUED)

Currency convertibility risk and restriction on dividends and net assets
The Company’s PRC subsidiary may only pay dividend out of its retained earnings determined in accordance with the accounting standards and regulations in the PRC and after it has met the PRC requirements for appropriation to statutory reserves.

Part of the Company’s businesses is transacted in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. These exchange control measures imposed by the PRC government authorities may restrict the ability of the Company’s PRC subsidiary (i.e. Beijing Jianxin) to transfer its net assets, which amounted to $25,182,106 (unaudited) and $12,735,897 as of December 31, 2009 and March 31, 2009, respectively, to the Company through loans, advances or cash dividends.

NOTE 17	COMMITMENTS AND CONTINGENCIES

Operating Leases Commitments
In the normal course of business, the Company entered into operating lease agreements for offices rental. The Company was obligated under operating leases requiring minimum rentals as of December 31, 2009 as follows:

(Unaudited)
Payable within:
- reminder of fiscal year ending March 31, 2010	$109,409
- fiscal year ending March 31, 2011	379,204
- fiscal year ending March 31, 2012	267,857
- fiscal year ending March 31, 2013	219,385
- fiscal year ending March 31, 2014	14,016
- thereafter	-

Total minimum lease payments	$989,871

During the nine-month periods ended December 31, 2009 and 2008, rental expenses under operating leases amounted to $231,166 and $136,716, respectively.

NOTE 18	SEGMENT DATA

The Company follows FASB ASC Topic 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance.

The Company operates and manages its business as a single segment that includes primarily the delivering of industrial valves and other equipment with related technical services, and selling of related data processing platform software for applications in petroleum and petrochemical productions.

The following tables set out the analysis of the Company’s net revenue:

	Nine months ended December 31,
	2009	2008
	(Unaudited)	(Unaudited)
Product and services
Industrial valves and other equipment with related technical services	$39,149,946	$8,221,549
Data processing platform software for applications in petroleum and petrochemical productions	6,432,532	-
Technical consultancy services	21,721	-

Total	$45,604,199	$8,221,549

During the nine-month periods ended December 31, 2009 and 2008, the Company derived all of its revenue from delivering products and services to customers whose operations were located in China (including Hong Kong).

NOTE 19	SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through March 3, 2010, which represents the date these financial statements were available to be issued.

Share Exchange
On February 26, 2010, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Remediation Services, Inc. (“Remediation”, a company incorporated in Nevada and whose shares are listed on the Over-The-Counter Bulletin Board) and shareholders of the Company and Remediation. Pursuant to the terms of the Exchange Agreement, the Company’s shareholders transferred to Remediation all of the Company’s shares in exchange for the issuance of 27,354,480 shares of Remediation’s common stock (“Common Stock”), par value $0.001 per share (such transaction, the “Share Exchange”).

Prior to the Share Exchange, Remediation had 5,906,950 shares of common stock issued and outstanding. Immediately prior to the Share Exchange, 4,690,000 shares of Remediation’s common stock then outstanding were cancelled and retired, so that immediately after the Share Exchange Remediation had 28,571,430 shares issued and outstanding. The Company also deposited $275,000 into an escrow account which amount was paid to an owner of the cancelled shares of Remediation, as a result of the Share Exchange having been consummated.

NOTE 19	SUBSEQUENT EVENTS (CONTINUED)

The Share Exchange resulted in a change-in-control of Remediation as the Company’s shareholders have acquired the majority ownership of the combined entity.

In accordance with the Accounting and Financial Reporting Interpretations and Guidance issued by the staff of the U.S. Securities and Exchange Commission (the “SEC”), the Share Exchange will be accounted for as a reverse acquisition whereby Remediation (the legal acquirer) is considered the accounting acquiree and the Company (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will be in substance those of the Company’s, with the assets and liabilities, and revenues and expenses, of Remediation being included effective from the date of consummation of the Share Exchange. Remediation will be deemed to be a continuation of the Company’s business. The outstanding stock of Remediation prior to the Share Exchange will be accounted for at their net book value with no goodwill being recognized.

Private Placement
Immediately after the Share Exchange, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Investors”) for the issuance and sale in a private placement of 787,342 units (the “Units”) at a purchase price of $35 per Unit, consisting of, in the aggregate, (a) 7,086,078 shares of Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) convertible into the same number of shares of Common Stock, (b) 787,342 shares of Common Stock (the “Shares”), (c) three-year Series A Warrants to purchase up to 1,968,363 shares of Common Stock, at an exercise price of $4.50 per share (the “Series A Warrant Shares”), and (d) three-year Series B Warrants to purchase up to 1,968,363 shares of Common Stock, at an exercise price of $5.75 per share (the “Series B Warrant Shares”), for aggregate gross proceeds of approximately $27.56 million (the “Private Placement”).

In conjunction with the Private Placement, the Company also entered into the following agreements:

▪
a registration rights agreement (the “Registration Rights Agreement”) with the Investors, in which the Company agreed to file a registration statement (the “Registration Statement”) with the SEC to register for resale the Shares, the Common Stock issuable upon conversion of the Series A Preferred Stock, the Series A Warrant Shares and the Series B Warrant Shares, within 30 calendar days of the Closing Date, and to have the registration statement declared effective within 150 calendar days of the Closing Date or within 180 calendar days of the Closing Date in the event of a full review of the registration statement by the SEC.

▪
a make good escrow agreement with the Investors (the “Securities Escrow Agreement”), pursuant to which China LianDi Energy Resources Engineering Technology Ltd. (“LianDi Energy”), an affiliate of Mr. Zuo, CEO and Chairman of the Company, delivered into an escrow account 1,722,311 shares of Common Stock to be used as a share escrow for the achievement of a Fiscal Year 2011 net income performance threshold of $20.5 million.

▪
a lock-up agreement whereby LianDi Energy is prohibited from selling Remediation’s securities until six months after the effective date of the registration statement required to be filed under the Registration Rights Agreement. For one  year thereafter, it will be permitted to sell up to 1/12 of its initial holdings every month.

Pro Forma Combined Financial Statements

The following pro forma balance sheet has been derived from the balance sheet of Remediation Services, Inc. at December 31, 2009, and adjusts such information to give the effect of the acquisition of China Liandi Clean Technology Engineering Limited, a British Virgin Island corporation, as if the acquisition had occurred at December 31, 2009.  The following pro forma EPS statement has been derived from the income statement of China Liandi Clean Technology Engineering Limited, and adjusts such information to give the effect that the acquisition by Remediation Services, Inc. at March 31, 2009 and December 31, 2009, respectively.  The pro forma balance sheet and EPS statement is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at March 31, 2009 and December 31, 2009.

PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)

	China Liandi Clean Technology Engineering, Limited	Remediation Services, Inc.
	December 31,	December 31,
	2009	2009	Adjustments		Proforma
	(unaudited)	(audited)

ASSETS

Current assets:
Cash and cash equivalents	$18,153,762	$1,785	$(1,785	)A	$43,228,762
			$(275,000	)C
			25,350,000	E
Restricted cash	1,640,333				$1,640,333
Notes receivable, net of $nil allowance	5,519,312				$5,519,312
Accounts receivable, net of $nil allowance	8,246,985			A	8,246,985
Deferred costs of revenue	1,282,365				1,282,365
Inventories	66,626				66,626
Prepaid expenses and other current assets	12,077,151				12,077,151
Inventories					-
Pledged trading securities	8,820		-		8,820

Total current assets	46,995,354	1,785	25,073,215		$72,070,354

Property and equipment, net	133,129	-	-	A	133,129
Intangible assets, net	5,343,136	-			5,343,136
Other long-term assets, net	-	185,088	(185,088	)A	-

Total assets	$52,471,619	$186,873	$24,888,127		$77,546,619

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$11,922	$15,022	(15,022	)A	$11,922
Deferred revenue	$2,609,356	-			2,609,356
Other payable and accrued expenses	3,135,160	7,467	(7,467	)A	3,135,160
Provision for income tax	59,832	-	-		59,832
Payable for intangible	5,975,220	-		A	5,975,220
Due to shareholders	8,392,314	-	-		8,392,314
Due to related parties	-	51,407	(51,407	)A	-
Line of credit	-	6,000	(6,000	)A	-
Customer Deposit		6,950	(6,950	)A	-
Notes payable		41,000	(41,000	)A
Current portion of mortgage payable	-	3,764	(3,764	)A	-

Total Current Liabilities	20,183,804	131,610	(131,610	)A	$20,183,804

Long term liabilities:

Long-term portion of mortgage payable	-	79,353	(79,353	)A	-

Total Liabilities	20,784,441	210,963	(210,963	)A	$20,784,441

Stockholders' equity
Common stock ($1 par value; authorized - 50,000 shares; issued and outstanding - 10,000 shares)	50,000	5,907	27,354	B	29,358
			(50,000	)D
			(4,690	)C
			787	E
Preferred stock,$0.001 par value, 25,000 authorized, none issued and outstanding	-	-	7,086	E	7,086
Additional paid in capital	9,329,878	262,218	(268,125	)A	34,418,434
			(27,354	)B
			50,000	D
			(270,310	)C
			25,342,127	E
Statutory earnings	1,138,733				1,138,733
Retained earning	21,696,085	(292,215)	292,215	A	21,696,085
Accumulated other comprehensive income	73,119	-			$73,119

Total stockholders' equity	$32,287,815	$(24,090)	$25,099,090		57,326,371

Total liabilities and stockholders' equity	$52,471,619	186,873	24,888,127		$77,546,619

See notes to financial statements

PRO FORMA EPS (UNAUDITED)

	China Liandi Clean Technology Engineering,	China Liandi Clean Technology Engineering, Limited
	Limited Year Ended	Nine Months Ended
	March 31,	December 31,
	2009	2009
	(unaudited)	(unaudited)

Net income/(loss)	$7,086,984	$11,303,317

Other comprehensive income (loss)
Foreign currency translation gain	43,119	17,427

Comprehensive income (loss)	$7,130,103	$11,320,744

Net income (loss) per Share
Basic	$0.26	$0.41
Diluted	$0.26	$0.41

Weighted average shares outstanding
Basic	27,354,480	27,354,480
Diluted	27,354,480	27,354,480

See notes to financial statements

PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)

	China Liandi Clean Technology Engineering, Limited	Remediation Services, Inc.
	Nine Months Ended	Nine Months Ended
	December 31,	December 31,
	2009	2009	Adjustments		Proforma
	(unaudited)	(unaudited)

Revenue	$45,604,199	$58,301	(58,301	)A	45,604,199
Cost of sales	31,986,380	28,254	(28,254)		31,986,380

Gross profit (loss)	13,617,819	30,047	(30,047	)A	13,617,819

Operating expenses:
Selling	816,281	479	(479	)A	816,281
General and administrative	863,061	17,234	(17,234	)A	863,061
Depreciation and amortization	-	12,318	(12,318	)A	-
Research and development	40,432		-		40,432

Total	1,719,774	30,031	(30,031	)A	1,719,774

Income/(loss) from operations	11,898,045	16	(16)		11,898,045

Other income (expense):
Interest income (expense)	48,121	(8,196)	8,196	A	48,121
Interest and bank charges	(402,674)	-	-		(402,674)
Exchange gains (losses), net	(479,188)	-	-		(479,188)
Value added tax refund	220,758				220,758
Other	19,072	-	-		19,072

Other income (expense), net	(593,911)	(8,196)	8,196	A	(593,911)

Income (loss) before income tax expense	11,304,134	(8,180)	8,180		11,304,134

Income tax expense	817	-			817

Net income/(loss)	$11,303,317	$(8,180)	$8,180	A	11,303,317

Other comprehensive income (loss)
Foreign currency translation adjustment	17,427	-	-		17,427

Total comprehensive income (loss)	$11,320,74	$(8,180)	$8,180		11,320,744

Net income (loss) per Share
Basic and diluted	$226.07	$(0.00)			$0.41
Basic and diluted	$226.07	$(0.00)			$0.41

Weighted average shares outstanding
Basic	50,000	5,906,950	21,397,530	B,C,E	27,354,480
Diluted	50,000	5,906,950	21,397,530	B,C,E	27,354,480

See notes to financial statements

Unaudited Notes to Pro Forma Combined Financial Statements

On February 26, 2010, Remediation Services, Inc., (the "Company"), entered into a Share Exchange Agreement (the “Exchange Agreement”), with (i) China Liandi Clean Technology Engineering Limited, a company organized under the laws of British Virgin Islands (“China LianDi”), (ii) China LianDi’s shareholders, SJ Asia Pacific Ltd., a company organized under the laws of the British Virgin Islands, which is a wholly-owned subsidiary of SJI Inc, a Jasdaq listed company organized under the law of Japan, China Liandi Energy Resources Engineering Technology Limited, a company organized under the laws of the British Virgin Islands, Hua Shen Trading (International) Limited, a company organized under the laws of the British Virgin Islands, Rapid Capital Holdings Limited, a company organized under the laws of the British Virgin Islands, and TriPoint Global Equities, LLC, a limited liability company organized under the laws of Maryland (collectively, the “China LianDi Shareholders”), who together own shares constituting 100% of the issued and outstanding ordinary shares of China LianDi (iii) Reed Buley, the principal stockholder of the Company (the “Remediation Principal Shareholder”). Pursuant to the terms of the Exchange Agreement, the China Liandi Shareholders transferred to us all of the China LianDi shares in exchange for the issuance of 27,354,480 shares of our common stock.  As a result of the Share Exchange, we are now a holding company, which through certain contractual arrangements with operating companies in the People’s Republic of China (“China” or the “PRC”), provides downstream flow equipment and engineering services to the leading petroleum and petrochemical companies in the PRC.

Immediately prior to the Share Exchange, 4,690,000 shares of our outstanding common stock were cancelled and retired.  China LianDi also deposited $275,000 into an escrow account, which amount was paid to the Remediation Principal Shareholder, who owned the 4,690,000 shares, as a result of the Share Exchange having been consummated.

As a result of the transactions described above, we became the record and beneficial owner of 100% of the share capital of China LianDi and therefore own 100% of the share capital of its subsidiaries and  Variable Interest Entities indirectly.

As a result of the Share Exchange, the cancellation of 4,690,000 shares and the closing of Series A financing, we had 29,358,772 shares of common stock and 7,086,078 shares of Series A preferred issued and outstanding.  Pursuant to the terms of the Agreement, China LianDi’s officers and directors were appointed as our officers and directors, and Reed Buley resigned as our President, CEO and sole director.  However, the change in our board of directors will not be effective until 10 days after the mailing of a Schedule 14F Information Statement to our shareholders, which we expect to do promptly after the closing of the Share Exchange.

The transaction was regarded as a reverse merger whereby China LianDi was considered to be the accounting acquirer as it retained control of Remediation after the Share Exchange.

All amounts of Remediation were reversed as the net assets assumed by China LianDi in the reverse merger were $0 after the Company satisfied the remaining portion of a $6,000 line of credit with part of the $275,000 escrow deposit (described above).

Hua Shen was founded by Mr. Zuo in 1999.  On January 8, 2008, China LianDi acquired 100% ownership interest in Hua Shen from Mr. Zuo. As Hua Shen and China LianDi had been under common control, the acquisition of Hua Shen by China LianDi has been accounted for using the “as if” pooling method of accounting.    In 2007, China LianDi established Petro HK and Bright Flow, as wholly-owned subsidiaries, in Hong Kong. In 2008, Petro HK established Beijing Jianxi, as a wholly-owned subsidiary, in the PRC.

The consolidated financial statements reflect all predecessor statements of income and cash flow activities and include the accounts of China LianDi Clean Technology Engineering Limited, and its subsidiaries and Variable Interest Entities (VIEs). China Liandi (and its historical financial statements) is the continuing entity for financial reporting purposes.

The preceding unaudited pro forma combined balance sheet represents the combined financial position of China LianDi as of December 31, 2009, as if the reverse merger acquisition occurred on December 31, 2009.  The unaudited combined income statements give effect to the reverse acquisition of China LianDi by Remediation assuming that the reverse acquisition took place on January 1, 2010.

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the reverse acquisition of China LianDi had been consummated as of the beginning of the period indicated, nor is necessarily indicative of the resulted of future operations.

Assumptions and Adjustments:

A)	Per the terms of the Share Exchange, Remediation was delivered with zero assets and zero liabilities at time of closing;

B)	At closing and pursuant to the Exchange Agreement, we acquired all of the issued and outstanding capital stock of China LianDi in exchange for the issuance of 27,354,480 common stock shares;

C)	In exchange for $275,000, the Company agreed to cancel 4,690,000 shares of common stock;

D)	At closing, common stock of China LianDi will be reclassified to additional paid-in-capital to reflect the additional shares of common stock issued as part of the Share Exchange; and

E)	Remediation issues 7,086,078 shares of convertible Series A preferred stock and 787,342 shares of common stock at $3.50 per share to investors for net proceeds of approximately $25,077,000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee		$3,697.28
Legal Fees and Expenses *
Accounting Fees and Expenses *
Miscellaneous *
Total *	$

* To be completed by amendment

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification. Our directors and officers are indemnified as provided by our articles of incorporation, our bylaws and the Nevada Revised Statutes. Our bylaws and articles of incorporation provide that we will indemnify our directors, officers, employees, and agents, to the fullest extent to the extent required by the Nevada Revised Statutes and shall indemnify such individuals to the extent permitted by the Nevada Revised Statutes. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the Nevada Revised Statutes. Our bylaws and Nevada laws permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he has exercised his powers in good faith and with a view to the interests of the corporation; or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

We will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Limitation of Liability. Our articles of incorporation limit the liability of our directors and officers under certain circumstances. Our articles of incorporation provide that the liability of directors or officers for monetary damages are eliminated to the fullest extent permitted by Nevada law.

In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, both of which are likely to materially reduce the market and price for our shares.

RECENT SALES OF UNREGISTERED SECURITIES

On February 26, 2010, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (collectively, the “Investors”) for the issuance and sale in a private placement of 787,342 units (the “Units”) at a purchase price of $35 per Unit, consisting of, in the aggregate, (a) 7,086,078 shares of Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) convertible into the same number of shares of Common Stock, (b) 787,342 shares of Common Stock, (c) three-year Series A Warrants (the “Series A Warrants”) to purchase up to 1,968,363 shares of Common Stock, at an exercise price of $4.50 per share (the “Series A Warrant Shares”), and (d) three-year Series B Warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to purchase up to 1,968,363 shares of Common Stock, at an exercise price of $5.75 per share (the “Series B Warrant Shares” and, together with the Series A Warrant Shares, the “Warrant Shares”), for aggregate gross proceeds of approximately $27.56 million (the “Private Placement”).

The holders of the Series A Preferred Stock have a beneficial ownership limitation on conversion, such that no holder may convert its shares of Series A Preferred Stock if after such conversion the holder would beneficially own, together with its affiliates, more than 9.99% of the then issued and outstanding shares of or Common Stock (the “Maximum Amount”). Each share of Series A Preferred Stock is convertible into such number of fully paid and nonassessable shares of our Common Stock equal to the quotient of the liquidation preference amount per share of Series A Preferred Stock (equal to $3.50, plus any accrued but unpaid dividends thereon, whether or not declared, together with any other dividends declared but unpaid thereon) divided by the conversion price, which initially is $3.50 per share, subject to adjustments for stock splits and combinations, issuance of additional shares of Common Stock and other events as set forth in the terms therein (the “Conversion Price”). The Series A Preferred Stock automatically converts into shares of Common Stock up to the Maximum Amount, upon the earlier to occur of (x) the 24-month anniversary after the Closing Date, and (y) such time that the volume weighted average price of the Common Stock is no less than $5.00 for a period of ten consecutive trading days with the daily volume of at least 50,000 shares per day.

We entered into a placement agent agreement with TriPoint Global Equities, LLC (“TriPoint Global”) on October 27, 2009 whereby we paid a cash fee to TriPoint Global equal to 7% of the gross proceeds received by us in connection with the Private Placement and we issued to TriPoint Global and its designees (i) Warrants to purchase 787,342 shares of Common Stock, (ii) Series A Warrants to purchase 196,836 shares of Common Stock and (iii) Series B Warrants to purchase 196,836 shares of Common Stock.

The issuance of the Units and other securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D or Regulation S promulgated thereunder.  We have relied on the status of the Investors as (i) accredited investors under Regulation D, or (ii) non-US persons under Regulation S, in claiming the exemption from registration of the units, and the securities underlying the units sold in the Private Placement.

EXHIBITS

Exhibit No.	Description

2.1
Share Exchange Agreement dated February 26, 2010, by and among Remediation Services, Inc., Reed Buley, China LianDi Clean Technology Engineering Ltd., and the shareholders of China LianDi Clean Technology Engineering Ltd. (1)

3.1++	Articles of Incorporation of Remediation Services, Inc., as amended

3.3	Certificate of Designation (1)

3.4++	By-laws

4.1	Registration Rights Agreement dated February 26, 2010 by and among Remediation Services, Inc. and certain investors listed therein (1)

4.2	Form of Series A Warrant (1)

4.3	Form of Series B Warrant (1)

5.1++	Opinion of Lionel Sawyer & Collins

10.1	Securities Purchase Agreement dated as of February 26, 2010 by and among Remediation Services, Inc. and certain investors listed therein (1)

10.2	Securities Escrow Agreement dated as of February 26, 2010 by and among Remediation Services, Inc., China LianDi Energy Resources Engineering Technology Ltd. and certain investors listed therein (1)

10.3	Lock-up Agreement dated February 26, 2010 by and among Remediation Services, Inc. and China LianDi Energy Resources Engineering Technology Ltd. (1)

10.4	Form of Employment Agreement with Jianzhong Zuo and Yong Zhao (1)

10.5	Sales Contract by and between Hua Shen Trading (International) Limited and China Petrochemical International Co. Ltd. dated as of September 28, 2007 (1)

10.6	Cooper Cameron Valves Authorization Letter dated as of September 6, 2006 (1)

10.7	Form of Rotork Authorization Letter (1)

10.8	International Distributor Agreement by and between Petrochemical Engineering Limited and DeltaValve dated as of February 12, 2010 (1)

10.9	Poyam Authorization Letter dated as of March 20, 2008 (1)

10.10	After-sale Services Agreement by and between Petrochemical Engineering Limited and AMPO S. Coop Poyam Valves dated as of January 20, 2010 (1)

10.11	Entrustment purchase agreement by and between Beijing JianXin Petrochemical Engineering Ltd. and Petrochemical Engineering Limited (1)

21.1++	Subsidiaries of the Registrant

Exhibit No.	Description

23.1+	Consent of AGCA CPA Limited, an independent registered accounting firm

23.2++	Consent of Lionel Sawyer & Collins (included in its opinion filed as Exhibit 5.1)

24.1+	Power of Attorney (contained in the signature page to this registration statement)

+             Filed herewith

++           To be filed by amendment.

(1)           Incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2010.

UNDERTAKINGS.

Undertaking Required by Item 512 of Regulation S-K.

(a)           The undersigned registrant will:

(1)           File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)            include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)           For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)          Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Beijing, PRC on March 29, 2010.

REMEDIATION SERVICES, INC.

By:	/s/ Jianzhong Zuo
Name:	Jianzhong Zuo
Title:	Chairman, Chief Executive Officer and President (Principal Executive Officer)

By:	/s/ Yong Zhao
Name:	Yong Zhao
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jianzhong Zuo and Yong Zhao as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Dated: March 29, 2010	By:	/s/ Jianzhong Zuo
	Name:	Jianzhong Zuo
	Title:	Chairman, Chief Executive Officer and President (Principal Executive Officer)

Dated: March 29, 2010	By:	/s/ Yong Zhao
	Name:	Yong Zhao
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: March 29, 2010	By:	/s/ Hirofumi Kotoi
	Name:	Hirofumi Kotoi
	Title:	Director